As filed with the Securities and Exchange Commission on May 27, 2021

Registration No. 333- [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIAN RUIXIANG Holdings Ltd

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30A Jingyuan Art Center, 3 Guangqu Road,

Chaoyang District, Beijing, People’s Republic of China

(010) 87529554

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd St 18th Floor

New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, NY 10018 (212) 530-2206	David E. Danovitch, Esq. Angela Gomes, Esq. Hans Ge, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10074 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(4)		Amount of registration fee
Units consisting of:	US$	30,000,000	US$	3,273
(i) Class A ordinary shares, par value US$0.001 per share					(3)
(ii) Warrants to purchase Class A ordinary shares	--		--		(3)
Class A ordinary shares issuable upon exercise of Warrants	US$	33,000,000	US$	3,600.30
Placement Agent Warrants to purchase Class A ordinary shares	--		--		(3)
Class A ordinary shares issuable upon exercise of Placement Agent Warrants	US$	1,650,000	US$	180.02
Total	US$	64,650,000	US$	7,053.32

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	In accordance with Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional Class A ordinary shares that may be issuable after the date hereof as a result of share splits, share dividends, or similar transactions.

(3)	No fee required pursuant to Rule 457(g) or 457(i) under the Securities Act.

(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED May [●], 2021

TIAN RUIXIANG Holdings Ltd

Up to 3,000,000 Units

Each Unit Consisting of One Class A Ordinary Share and One Warrant to Purchase One Class A Ordinary Share

We are offering in a best-efforts offering up to 3,000,000 units (the “Units”), with each Unit consisting of one Class A ordinary share and one warrant to purchase one Class A ordinary share at an assumed public offering price of US$10.00 per Unit, based on the recent market prices of our Class A ordinary shares on the Nasdaq Capital Market. Each Class A ordinary share is being sold together with one warrant to purchase one Class A ordinary share. Each share exercisable pursuant to the warrants will have an exercise price per share of US$  , equal to [   ]% of the public offering price per Unit in this offering. The warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A ordinary shares and related warrants are immediately separable and will be issued separately in this offering.

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “TIRX.” On [●], 2021, the closing trading price of our Class A ordinary shares, as reported on the Nasdaq Capital Market, was US$[●] per Class A ordinary share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the Units or the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

The number of Units offered in this prospectus and all other applicable information has been determined based on the assumed public offering price of US$10.00 per Unit. The public offering price per Unit is an assumed price only. The actual number of Units sold in the offering and actual public offering price per Unit will be determined between us, the placement agent and purchasers based on market conditions at the time of pricing, and may be at a discount to the current market price of our Class A ordinary shares. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. The assumed price is determined with reference to the recent market prices of our Class A ordinary shares and is used so that we can provide certain disclosures, which require a calculation based on the public offering price.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Units sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Units offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 16 for more information. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of the additional Units [to the investors in the initial closing]. We expect to hold an initial closing on [●], 2021, but the offering will be terminated by [●], 2021, provided that the closing(s) of the offering for all of the Units have not occurred by such date, and may be extended by written agreement of the Company and the placement agent. Any extensions or material changes to the terms of the offering will be contained in an amendment to this prospectus.

We are an “emerging growth company” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements.

Our outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. Each Class B ordinary share shall entitle the holder thereof to eighteen (18) votes on all matters subject to vote at general meetings of the Company, and each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. In no event shall Class A ordinary shares be convertible into Class B ordinary shares.

Additionally, we are, and following the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Stock Market Listing Rules, because our existing controlling shareholder Mr. Zhe Wang will be able to exercise 76.92% of the total voting power of our issued and outstanding ordinary shares immediately after the consummation of this offering, assuming the sales of all of the securities we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants. For further information, see “Principal Shareholders.”

Investing in the Units, the Class A ordinary shares and the warrants (collectively, “Securities”) involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying the Securities.

	Per Unit	Total (assuming maximum offering)
Public offering price	US$	US$
Placement agent’s fees (1)	US$	US$
Proceeds, before expenses, to us (2)	US$	US$

(1)	We have agreed to pay Univest Securities, LLC (the “placement agent”) a cash fee of 7.0% of the aggregate gross proceeds raised in this offering. We have also agreed to issue warrants to purchase Class A ordinary shares to the placement agent in this offering, or the “Placement Agent Warrants”, and to reimburse the placement agent for certain expenses. For a description of compensation payable to the placement agent, see “Plan of Distribution.”
(2)	We estimate the total expenses of this offering payable by us, excluding the placement agent’s fees, will be approximately US$0.56 million.

We have engaged Univest Securities, LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our Securities in this offering. The placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, the placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent’s fees set forth in the table above and to provide certain other compensation to the placement agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We will deliver the Class A ordinary shares being issued to the investors electronically and will mail such investors physical warrant certificates for the warrants sold in this offering, upon closing and receipt of investor funds for the purchase of the Units offered pursuant to this prospectus. We expect the initial delivery of such securities against payment in U.S. dollars will be made in New York, New York on or about [●], 2021.

Placement Agent

PROSPECTUS DATED JUNE [●], 2021

You should rely only on the information contained in this prospectus or in any related free writing prospectus that we have filed with the U.S. Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy the Units offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the Units.

Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where other action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Units and the distribution of this prospectus or any filed free writing prospectus outside the United States.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in the Securities discussed under “Risk Factors,” before deciding whether to invest in the Securities.

Overview

We are an insurance broker operating in China through our variable interest entity, or VIE, TRX ZJ, and its PRC subsidiaries. We distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, liability insurance; and (2) life insurance, such as individual and group life insurance. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service.

As an insurance broker, we do not assume underwriting risks. Instead, we distribute insurance products underwritten by insurance companies operating in China to our individual or institutional customers. We are compensated for our services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance product, the particular insurance company and the region in which the products are sold. As of the date of this prospectus, we have relationships with over 40 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers.

For the fiscal year ended October 31, 2020, 56% of our total commissions were attributed to our top five insurance company partners, and three insurance companies each accounted for more than 10% of our total revenues: Ping An Property Insurance Co., Ltd. Shanghai Branch, Ping An Property Insurance Co., Ltd. Beijing Branch, and PICC Beijing Branch, accounted for 16.5%, 16.1% and 11.1%, respectively. For the fiscal year ended October 31, 2019, 80.3% of our total commissions were attributed to our top five insurance company partners, and four companies each accounted for more than 10% of our total commissions: PICC Beijing Branch, China United Life Insurance Co. Ltd. Beijing Branch, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch and Ping An Property Insurance of China Incorporated Company’s Beijing Branch, accounted for 23.8%, 21.9%, 18.8% and 12.1%, respectively, of our total commissions. For the fiscal year ended October 31, 2018, 63% of our total commissions were attributed to our top five insurance company partners, and two companies each accounted for more than 10% of our total commissions: Sunshine Property Insurance Co. Ltd. Hangzhou Branch and Ping An Property Insurance of China Incorporated Company Zhejiang Branch, accounted for 32% and 13.9%, respectively, of our total commissions. For the fiscal year ended October 31, 2017, 95.6% of our total commissions were attributed to our top five insurance company partners, and one company, Sunshine Property Insurance Co. Ltd Hangzhou Branch, accounted for more than 10%, or 80.7%, of our total commissions of our total commissions.

China’s independent insurance intermediary market is experiencing rapid growth due to increasing demands for insurance products by the Chinese population. We intend to grow our company by aggressively recruiting talent to join our professional team and sales force, expanding our distribution network through opening more local branches in a number of selective major cities throughout China, and offering premium products and services, such as our new Institutional Risk Management Services and Internet insurance distribution platform, Needbao, both designed to achieve superior customer satisfaction. Our goal is to grow to a leading national insurance intermediary company.

Our business has grown substantially after Ruibo (Wealth) Beijing Investment Management Ltd (“RB Wealth”), a company controlled by our CEO, Mr. Zhe Wang, acquired TRX ZJ and installed a new management team in May 2016. On April 20, 2017, TRX ZJ was acquired by WDZG, another company controlled by our CEO, Mr. Zhe Wang. The number of our branches increased from zero in fiscal year 2016 to 7 as of the date of this prospectus. The number of our customers has also grown substantially: from three institutional customers in fiscal year 2016 to 555 in fiscal year 2020; and from no individual customers in fiscal year 2016 to 5,836 for fiscal year 2020.

Furthermore, we continually seek opportunities to offer new and premium services and products to our customers. In December 2018, we started offering Institutional Risk Management Services, a new product that complements our existing insurance products, to our institutional customers. Additionally, beginning in June 2019, we started to distribute a limited number of insurance products on our new internet distribution platform, Needbao, which can be accessed at http://needbao.tianrx.com

The following table illustrates the breakdown of our commissions by insurance products for the fiscal years ended October 31, 2020, and 2019.

	2020		2019
		Percentage		Percentage
		of		of
		Total		Total
	Commissions	Commissions	Commissions	Commissions
Property and Casualty Insurance
Automobile Insurance
Supplemental	$436,255	14.8%	$728,257	36.4%
Mandatory	30,248	1.0%	90,534	4.5%
Commercial Property Insurance	262,079	8.9%	113,702	5.7%
Liability Insurance	1,303,690	44.1%	321,692	16.1%
Individual Accidental Insurance	713,339	24.1%	203,587	10.2%
Life Insurance	159,870	5.4%	449,108	22.4%
Health Insurance	48,686	1.7%	86,043	4.3%
Others	631	0.0%	9,294	0.4%
Total	$2,954,798	100.0%	$2,002,217	100.0%

The following table illustrates the breakdown of our total revenue by insurance products in the fiscal years ended October 31, 2019, 2018, and 2017.

	For the Year		For the Year		For the Year
	Ended October 31, 2019		Ended October 31, 2018		Ended October 31, 2017
		Percentage of		Percentage of		Percentage of
	Revenue	Total Revenue	Revenue	Total Revenue	Revenue	Total Revenue
Property and Casualty Insurance
Automobile Insurance
supplemental	$728,257	36.4%	$2,004,712	65.0%	$1,060,741	69.3%
mandatory	90,534	4.5%	153,769	5.0%	26,494	1.7%
Commercial Property Insurance	113,702	5.7%	306,920	9.9%	90,117	5.9%
Liability Insurance	321,692	16.1%	263,827	8.5%	65,058	4.2%
Life Insurance	449,108	22.4%	156,366	5.1%	180,044	11.8%
Accidental Injury Insurance	203,587	10.2%	116,797	3.8%	55,892	3.7%
Health Insurance	86,043	4.3%	54,006	1.7%	18,464	1.2%
Others	9,294	0.4%	31,311	1.0%	34,413	2.2%
Total	$2,002,217	100.0%	$3,087,708	100.0%	$1,531,223	100.0%

Industry Background

The Chinese insurance industry was the largest in Asia and the 2nd largest in the world, only behind the United States, based on premium income according to data published by the Swiss Re Sigma in 2020. The industry has grown substantially in recent years, with industry-wide insurance premiums increasing from US$248.6 billion in 2012 to US$612 billion in 2019, according to data published by CIRC in 2020. Despite this substantial growth and scale, China’s insurance penetration rates, which measure industry-wide insurance premiums as a percentage of GDP, were only 2.29% for life insurance and 1.91% for non-life insurance in 2018, compared to 2.87% and 4.23%, respectively, for the United States, according to the World Insurance Report released by Swiss Re institute in 2018. These low penetration rates relative to those of developed economies suggest that China’s insurance market has significant growth potential. We believe that continued economic growth and the aging of the Chinese population, among other factors, will drive the future growth of China’s insurance industry. In particular, we expect that changing demographics will generate substantial demand for life insurance products.

Within China’s insurance industry, independent insurance agencies, serving insurance companies, and insurance brokers, serving policy holders, are referred to as “professional insurance intermediaries,” to differentiate them from entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices and automobile dealerships. The professional insurance intermediary sector in China has also grown significantly in recent years. According to data released by the CIRC in 2018, total insurance premiums generated by independent insurance institutions increased from RMB 147.2 billion in 2014 to RMB 482.8 billion in 2018, with a four-year compound growth rate of 34.5%. We believe that the professional insurance intermediary sector will continue to offer substantial growth opportunities for the following reasons:

●	China’s insurance industry as a whole has significant growth potential due to its relatively low penetration rate compared to more developed countries;

●	as competition among insurance companies intensifies, insurance companies will probably focus more on their core competencies and should increasingly outsource distribution of their products;

●	as Chinese consumers become more sophisticated, they should increasingly seek a greater selection of insurance products and services from different insurance companies with the benefit of independent professional advice; and

●	a favorable regulatory environment should benefit professional insurance intermediaries.

Despite rapid growth in recent years, the professional insurance intermediary sector in the PRC is still at the stage of development. According to an interview report by China Banking and Insurance News dated February 28, 2019, as of 2018, there were 1790 insurance agencies and 499 insurance brokers in the PRC.

Summary of Risk Factors

Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the Securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 16.

Risks Related to our Business

Risks and uncertainties related to our business include, but are not limited to, the following:

•	Our limited operating history and our limited experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations.
•	We are subject to all the risks and uncertainties in an industry which is still in development in China
•	Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commission or fee rates may have an adverse effect on our results of operation.
•	If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected.
•	Because our industry is highly regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose the ability to conduct business with our clients, which could materially and adversely affect our business and results of operations.
•	Agent and employee misconduct is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•	We rely on contractual arrangements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership.
•	Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of our Chinese operating entity imposed by the CIRC even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List.
•	Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.
•	As a “controlled company” under the rules of the Nasdaq Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.
•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

•	We face risks related to health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019, and other outbreaks, which could disrupt our operations and adversely affect our business, financial condition and results of operations.
•	Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.
•	There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify for certain treaty benefits.
•	The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.
•	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

Risks Relating to Our Class A Ordinary Shares and The Trading Market

Risks and uncertainties related to our Class A ordinary shares and the trading market include, but are not limited to, the following:

•	The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.
•	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A ordinary shares.
•	Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control.
•	Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

Risks Relating to This Offering

Risks and uncertainties related to this offering include, but are not limited to, the following:

•	Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.
•	There is no public market for the Units or the warrants.
•	Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Class A ordinary shares for return on your investment
•	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford them less protection than if we were a U.S issuer.
•	The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares.

Our Strengths

We believe the following competitive strengths contribute to our success and differentiate us from our competitors:

●	premium customer service;

●	dynamic product offerings;

●	experienced management team;

●	dedicated sales professionals;

●	long term cooperation relationships with insurance companies; and

●	strong commitment to rigorous training and development.

Our Challenges and Risks

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in an industry which is in the development stage in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls and personnel recruitment. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. Please read the “Risk Factors” section for the descriptions of the risks we face. These risks and challenges are, among other things:

●	we operate in an industry that is heavily regulated by relevant governmental agencies in China, and our business could be negatively impacted if we are unable to adapt our services to regulatory changes in China;

●	we have a limited operating history and limited experience in distributing insurance products;

●	we rely on contractual arrangements with TRX ZJ, a VIE entity, and its subsidiaries and shareholders for our China operations;

●	we have identified several significant deficiencies in our internal control over financial reporting;

●	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

●	our marketing and growth strategy may not be successful;

●	our business may be subject to significant fluctuations in operating results;

●	we may not be able to attract, retain and motivate qualified professionals;

●	competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected;

●	if our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected;

●	we rely on contractual arrangements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership;

●	our dual class share structure, conditional upon and effective immediately prior to the completion of this offering, will concentrate a majority of voting power in our Chief Executive Officer, who is the only owner of our Class B ordinary shares;

●	a severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition;

●	we face risks related to health epidemics such as the COVID-19 coronavirus outbreak, and other outbreaks, which could disrupt our operations and adversely affect our business, financial condition and results of operations;

●	because our business is conducted in RMB and the price of our Class A ordinary shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments;

●	Increases in labor costs in the PRC may adversely affect our business and our profitability;

●	we may not be able to attract, retain and motivate qualified professionals.

●	you will experience immediate and substantial dilution in the net tangible book value of Class A ordinary shares purchased; and

●	because we are a Cayman Islands company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Our Strategy

Our goal is to become a leading independent insurance broker in China and further develop our distribution network. To achieve this goal, we intend to capitalize on the growth potential of China’s insurance industry and insurance intermediary sector, leverage our competitive strengths and pursue the following elements of our strategy:

●	further expand into the fast-growing life-insurance sector while continuing to grow our property and casualty business;

●	further expand our distribution network through opening new branches in selective Chinese cities;

●	further expand our distribution channels by selling insurance products on Needbao;

●	continue to strengthen our relationships with leading insurance companies; and

●	expand our product and service offerings to meet customer needs.

Corporate History And Structure

On January 18, 2010, our VIE, TRX ZJ (formerly named “Anbisheng”), was formed as a limited company pursuant to PRC law. We operate our insurance brokerage services through TRX ZJ and its subsidiaries in China.

On May 30, 2016, RB Wealth, a company controlled by Mr. Zhe Wang, our chairman and CEO, acquired TRX ZJ.

On September 14, 2016, WDZG Consulting was formed as a limited company pursuant to PRC law and is controlled by Mr. Zhe Wang, who is also a 64.97% beneficial owner of WDZG Consulting.

On April 20, 2017, through a reorganization, RB Wealth transferred 100% of TRX ZJ to WDZG Consulting, which became the sole shareholder of TRX ZJ.

TRX ZJ established three wholly-owned subsidiaries, NDB Technology on December 1, 2016, TYDW Technology on December 12, 2016, and HH Consulting on November 22, 2017; subsequently, TRX ZJ divested and dissolved HH Consulting on July 10, 2020.

On March 16, 2017, TRX ZJ completed the acquisition of 100% of the equity interest of Hengbang Insurance, an insurance assessment services provider, for RMB 1,600,000 (approximately $232,000). Hengbang Insurance provided various insurance assessment services to its clients in China prior to the acquisition, but has had no operations after the acquisition.

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance, for RMB3,200 (approximately $482) to two unrelated third-party individuals.

TRX ZJ established, in addition to its Hangzhou headquarter, nine branch offices in 2018, 2019, and 2020: TRX BJ Branch on May 9, 2018, TRX SD Branch on July 11, 2018, TRX SX Branch on August 1, 2018, TRX HN Branch on July 19, 2019, TRX HB Branch on September 23, 2019, TRX Shanxi Branch on September 25, 2019, and TRX CQ Branch on September 26, 2019, TRX JS Branch on November 5, 2019, and TRX Baoji Branch on July 16, 2020.  TRX JS Branch was subsequently closed on November 27, 2020. TRX Baoji was subsequently closed on April 6, 2021

On March 5, 2019, we established a holding company, TRX, under the laws of the Cayman Islands. TRX owns 100% of TRX HK, a Hong Kong Company incorporated on March 20, 2019.

On April 30, 2019, WFOE, or TRX BJ, was formed as a wholly foreign owned enterprise pursuant to PRC law. TRX HK holds 100% of the equity interests in WFOE.

On January 27, 2021, our Class A ordinary shares commenced trading on the Nasdaq Capital Market under the symbol “TIRX.”

On January 29, 2021, the Company completed its initial public offering of 3,000,000 Class A ordinary shares at $4.00 per share on a firm commitment basis. On February 4, 2021, the Company closed the sale of 75,000 Class A ordinary shares at $4.00 per share pursuant to the underwriters’ over-allotment option. The aggregate gross proceeds of this sales were $12.3 million, before deducting underwriting discounts and other related expenses. In connection with this offering, the representative of the underwriters in our IPO has entered into an agreement with the placement agent to release the underwriters’ right to enforce the lock-up in their favor with respect to our Class A ordinary shares granted to such underwriters in connection with our IPO.

Pursuant to PRC law, each entity formed under PRC law must have a business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Depending on the particular business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. WFOE’s business scope is to primarily engage in brokerage and trade consulting; software development; basic software services; application software services; computer system services; data processing, etc. Since the sole business of WFOE is to provide TRX ZJ with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to TRX ZJ’s net income after the deduction of the required PRC statutory reserve, such business scope is appropriate under PRC law. TRX ZJ, on the other hand, is also able to, pursuant to its business scope, provide insurance brokerage services. TRX ZJ is approved by the CIRC to engage in insurance brokerage services.

We control TRX ZJ through contractual arrangements, which are described under “Business — Contractual Arrangements between WFOE and TRX ZJ.”

 The chart below summarizes our corporate structure and identifies the principal subsidiaries as of the date of this prospectus:

Controlled Company

We are a controlled company as defined under Nasdaq Listing Rules, and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we will be a controlled company. However, even if we qualify as a controlled company, we do not intend to rely on the controlled company exemptions provided under Nasdaq Listing Rules. To that end, we have established the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, all of which consist solely of independent directors as defined under Nasdaq Listing Rules and SEC rules and regulations and adopted a charter for each committee.

For so long as we are a controlled company under that definition, we are permitted however to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the controlled company exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the controlled company exemption, a majority of the members of our board of directors might not be independent directors and our Nominating and Corporate Governance and Compensation Committees might not consist entirely of independent directors. (See “Risk Factors – Risks Related to Our Corporate Structure – As a “controlled company” under the rules of the Nasdaq Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”)

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a prospectus declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Class A ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Our Class A ordinary shares have been listed on the Nasdaq Capital Market since January 27, 2021, and accordingly, we expect we will remain an emerging growth company until January 2026.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive office is located at 30A Jingyuan Art Center, 3 Guangqu Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number at this address is (010) 87529554 and our fax number is (010) 83050570. Our registered office in the Cayman Islands is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our legal name is TIAN RUIXIANG Holdings Ltd, and we operate our business under the commercial name “TRX Insurance Brokers”, which is included in our logo.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website address is http://www.tianrx.com/#/. The information contained on our website is not part of this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to our subsidiaries and TRX ZJ and its subsidiaries and branch offices;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Class A ordinary shares” are to our Class A ordinary shares, par value US$0.001 per share;

●	“Class B ordinary shares” are to our class B ordinary shares, par value US$0.001 per share;

●	“Hengbang Insurance” are to Hebei Hengbang Insurance Co. LTD, a limited liability company organized under the laws of the PRC and 99.80% of its equity interest is owned by TRX ZJ;

●	“HH Consulting” are to Huoerguosi Hechentonguang Consulting Service Co. LTD., a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC, which was dissolved in July 2020;

●	“NDB Technology” are to Need Bao (Beijing) network technology co. LTD, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;

●	“shares”, “Shares” or “Ordinary Shares” are to our Class A Ordinary Shares and Class B Ordinary Shares collectively;

●	“TRX” are to TIAN RUIXIANG Holdings Ltd., an exempted company with limited liability incorporated under the laws of Cayman Islands;

●	“TRX BJ” or “WFOE” are to Beijing Tianruixiang Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly-owned by TRX HK;

●	“TRX HK” are to the Company’s wholly owned subsidiary, TRX HONGKONG INVESTMENT LIMITED, a Hong Kong corporation;

●	“TRX SX Branch”, “TRX SD Branch”, “TRX HN Branch”, “TRX BJ Branch”, “TRX Shanxi Branch”, “TRX CQ Branch”, or “TRX HB Branch” are to TRX ZJ’s branch office in the PRC;

●	“TRX ZJ” are to Zhejiang Tianruixiang Insurance Broker Co. LTD., a limited liability company organized under the laws of the PRC, which we control via a series of contractual arrangements between WFOE and TRX ZJ;

●	“TYDW Technology” are to Tianyi Duowen (Beijing) Network Technology Co. LTD, a wholly-owned subsidiary of TRX ZJ organized under the laws of the PRC;

●	“VIE” are to variable interest entity;

●	“WDZG Consulting” are to Beijing Wandezhonggui Management Consulting Co., Ltd., a limited liability company organized under the laws of the PRC, the sole shareholder of TRX ZJ; and

●	“we”, “us”, the “Company” or the “Group” are to one or more of TRX, and its Affiliated Entities, as the case may be.

Our business is conducted by TRX ZJ, our VIE entity in the PRC, and its subsidiaries and branch offices, using RMB, the currency of China. Our consolidated financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our consolidated financial statements in United States dollars. These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations and the value of our assets, including accounts receivable.

The Offering

Units offered by us	Up to 3,000,000 Units at an assumed public offering price of $10.00 per Unit, based on the recent market prices of our Class A ordinary shares on the Nasdaq Capital Market, with each Unit consisting of one Class A ordinary share and one warrant to purchase one Class A ordinary share at an exercise price of $[●] (or % of the public offering price of each Unit sold in the offering) which will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The Units will not be certificated and the Class A ordinary shares and the warrants are immediately separable and will be issued separately in this offering.

Assumed public offering price per Unit	US$10.00, based on the recent market prices of our Class A ordinary shares on the Nasdaq Capital Market.

Class A ordinary shares included in the Units offered by us	Up to 3,000,000 Class A ordinary shares.

Warrants included in the Units offered by us	Up to 3,000,000 warrants to purchase up to 3,000,000 Class A ordinary shares. Each Class A ordinary share is being sold together with one warrant to purchase one Class A ordinary share. Each share exercisable pursuant to the warrants will have an exercise price per Class A ordinary share equal to US$ [●] (or [ ]% of the public offering price per Unit sold in this offering), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. Warrants may be exercised only for a whole number of shares. No fractional shares will be issued upon exercise of the warrants. The Class A ordinary shares and warrants are immediately separable and will be issued separately, but must be purchased together in this offering as Units. This prospectus also relates to the offering of the Class A ordinary shares issuable upon exercise of the warrants.

Best-efforts offering

We are offering the Units on a best-efforts basis. We have engaged Univest Securities, LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the Units in this offering. The placement agent has no obligation to buy any of the Units from us or to arrange for the purchase or sale of any specific number or dollar amount of the Units.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering, but may undertake one or more additional closings for the sale of the additional Units. We expect to hold an initial closing of the offering on [●], 2021, but the offering will be terminated by [●], 2021, provided that closing of the offering for all of the Units have not occurred by such date, and may be extended by written agreement of the company and the placement agent.

We will deliver the Class A ordinary shares being issued to the investors electronically and will mail such investors physical warrant certificates for the warrants sold in this offering, upon closing and receipt of investor funds for the purchase of the Units offered pursuant to this prospectus, if any.

Ordinary Shares Outstanding Immediately After This Offering(1)	9,825,000 Class A ordinary shares and 1,250,000 Class B ordinary shares assuming the sales of all the Units we are offering at an assumed public offering price of $10.00 per Unit and no exercise of the warrants included in the Units or the Placement Agent Warrants.

Placement Agent Warrants	The registration statement of which this prospectus is a part also registers for sale up to 150,000 Class A ordinary shares issuable upon exercise of the Placement Agent Warrants (equal to 5% of the number of Units sold in this offering as a portion of the compensation payable to the placement agent in connection with this offering. Such warrants will have a term of five years, and will be first exercisable beginning six months after the final closing of sales of Units in this offering, at an exercise price of $ per share (equal to 110% of the public offering price of the Units). Please see “Plan of Distribution — Placement Agent Warrants” for a description of these warrants.

Ordinary Shares	Our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class B ordinary share shall entitle the holder thereof to eighteen (18) votes on all matters subject to vote at general meetings of the Company, and each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company. Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. In no event shall Class A ordinary shares be convertible into Class B ordinary shares.

Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a shareholder to any person who is not any of Zhe Wang, Sheng Xu or Mingxiu Luan (each of whom is referred to as a “Founder”) or any entity that is ultimately controlled by any of the Founders (the “Founder Affiliate”), or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not a Founder or Founder Affiliate, such Class B ordinary share shall entitle such person to eighteen (18) votes on all matters subject to vote at general meetings of the Company. For further information, see “Description of Share Capital.”

Use of Proceeds

We estimate that we will receive net proceeds of approximately US$27.04 million from this offering, assuming the sales of all of the Units we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants, after deducting estimated placement agent’s fees and estimated offering expenses payable by us.

We anticipate using the net proceeds of this offering primarily for: (i) building an information data platform; (ii) building our intelligent customer service system; (iii) establishing a “key customers” department; (iv) product research and development; and (v) general corporate purposes.

See “Use of Proceeds” for more information.

Lock-Up Agreements

We will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A ordinary shares or any securities which would entitle the holder thereof to acquire at any time Class A ordinary shares, during the 60-day period from the date of completion of this offering, subject to certain exemptions.

We will also, during the six-month period from the date of completion of this offering, not effectuate or enter into an agreement to effect any issuance of Class A ordinary shares or any securities which would entitle the holder thereof to acquire at any time Class A ordinary shares (or a combination of units thereof) involving, among others, transactions in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Class A ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Class A ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Class A ordinary shares (but not including antidilution protections related to future share issuances) or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, subject to certain exemptions.

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) has also entered into a similar lock-up agreement for a period of six (6) months from the commencement of completion of this offering, subject to certain exceptions, with respect to our Class A ordinary shares and securities that are substantially similar to our Class A common shares.

Listing	Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “TIRX.” There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Units or the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Units or the warrants will be limited.

Transfer Agent and Registrar	The transfer agent and registrar for the Class A ordinary shares is Transhare Corporation, with its business address at Bayside Center 1, 17755 North US Highway 19 Suite 140 Clearwater, FL 33764.

Payment and Settlement	We expect that the delivery of the Class A ordinary shares and the related warrants for the initial closing against payment therefor will occur on or about [●], 2021.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the Securities.

(1)	The total number of ordinary shares that will be outstanding immediately after this offering (assuming the sale of all the Units being offered in this offering) is based upon:

●	6,825,000 Class A ordinary shares and 1,250,000 Class B ordinary shares issued and outstanding as of the date of this prospectus; and

●	3,000,000 Class A ordinary shares included in the Units offered in this offering (assuming no exercise of the related warrants under the Units or the Placement Agent Warrants);

but excludes:

●	3,000,000 Class A ordinary shares issuable upon full exercise of the warrants included in the Units offered in this offering.

RISK FACTORS

An investment in the Securities involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in the Securities. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. The trading price of our Class A ordinary shares could decline due to any of these risks and you may lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this prospectus, including our financial statements and the related notes thereto. You should also carefully review the cautionary statements referred to under “Forward-looking Statements.” Our actual results could differ materially and adversely from those anticipated in this prospectus.

Risks Related to Our Business and Our Industry

Our limited operating history and our limited experience in distributing insurance products, may not provide an adequate basis to judge our future prospects and results of operations.

Our operating entity in China, TRX ZJ, was founded in 2010, but our current management team has a limited operating history which started in May 2016, when RB Wealth, a company controlled by Mr. Zhe Wang, our CEO, acquired TRX ZJ. Originally, our insurance brokerage business was mainly distributing life insurance, automobile and liability insurance products. In January 2017, we started expanding our offerings to other types of insurance products, including property, and casualty insurance products. Due to our limited experience in distributing insurance products, we cannot assure you that we will be able to maintain our growth in the future. In addition, our limited operating history, may not provide a meaningful basis for you to evaluate our business, financial performance and prospects.

We are subject to all the risks and uncertainties in an industry which is still in development in China

We are, and expect for the foreseeable future to be, subject to all the risks and uncertainties, inherent to a development-stage business and in a developing industry in China. As a result, we must establish many functions necessary to operate a business, including expanding our managerial and administrative structure, assessing and implementing our marketing program, implementing financial systems and controls. Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies with a limited operating history. These risks and challenges are, among other things:

•	we operate in an industry that is heavily regulated by relevant governmental agencies in China;

•	we may require additional capital to develop and expand our operations which may not be available to us when we require it;

•	our marketing and growth strategy may not be successful;

•	our business may be subject to significant fluctuations in operating results; and

•	we may not be able to attract, retain and motivate qualified professionals.

Because the commission revenue we earn on the sale of insurance products is based on premiums and commissions and fee rates set by insurance companies, any decrease in these premiums, commissions or fee rates may have an adverse effect on our results of operation.

We are an insurance broker and derive revenue primarily from commissions paid by the insurance companies whose policies our customers purchase. The commissions and fee rates are set by insurance companies and are based on the premiums that the insurance companies charge. Commissions and fee rates and premiums can change based on the prevailing economic, regulatory, taxation and competitive factors that affect insurance companies. These factors, which are not within our control, include the capacity of insurance companies to place new business, underwriting and non-underwriting profits of insurance companies, consumer demand for insurance products, the availability of comparable products from other insurance companies at a lower cost, the availability of alternative insurance products, such as government benefits and self-insurance plans, to consumers and the tax deductibility of commissions. In addition, premium rates for certain insurance products, such as the mandatory automobile liability insurance that each automobile owner in the PRC is legally required to purchase, are tightly regulated by the CBIRC.

Because we do not determine, and cannot predict, the timing or extent of premium or commission and fee rate changes, we cannot predict the effect any of these changes may have on our operations. Since China’s entry into the WTO in December 2001, intense competition among insurance companies has led to a gradual decline in premium rate levels of some property and casualty insurance products. Although such decline may stimulate demand for insurance products and increase our total sales volume, it also reduces the commissions we earned on each policy sold. Any decrease in premiums or commission and fee rates may significantly affect our profitability. In addition, our budget for future acquisitions, capital expenditures, dividend payments, loan repayments and other expenditures may be disrupted by unexpected decreases in revenue caused by decreases in premiums or commission and fee rates, thereby adversely affecting our operations.

Competition in our industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.

The insurance intermediary industry in China is highly competitive, and we expect competition to persist and intensify. We face competition from insurance companies that use their in-house sales force and exclusive sales agents to distribute their products, from business entities that distribute insurance products on an ancillary basis, such as commercial banks, postal offices and automobile dealerships, and from other professional insurance intermediaries. We compete for customers on the basis of product offerings, customer services and reputation. Many of our competitors have greater financial and marketing resources than we do and may be able to offer products and services that we do not currently offer and may not offer in the future. If we are unable to compete effectively against those competitors, we may lose customers and our financial results may be negatively affected.

Quarterly and annual variations in our commission and fee revenue may have unexpected impacts on our results of operations.

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business. These factors are not within our control. Specifically, consumer demand for insurance products can influence the timing of renewals, new business and lost business, which generally includes policies that are not renewed, and cancellations. As a result, you may not be able to rely on quarterly or annual comparisons of our operating results as an indication of our future performance.

If our contracts with insurance companies are terminated or changed, our business and operating results could be adversely affected.

We primarily act as agents for our customers who seek insurance coverage from insurance companies. Our relationships with the insurance companies are governed by agreements between us and the insurance companies. Most of our contracts with insurance companies are entered into at a local level between their respective provincial, city and district branches and our local branches. Generally, each branch of these insurance companies has independent authority to enter into contracts with us, and the termination of a contract with one branch has no effect on our contracts with the other branches. See “Business —Collaboration with Insurance Companies.” These contracts establish, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three year and some of them can be terminated by the insurance companies with little advance notice. Moreover, before or upon expiration of a contract, the contracting insurance company may agree to renew it only with changes in its terms, including the amount of commissions we receive, which could result in a reduction in revenue from that contract.

If our largest insurance company partners terminate or change the material terms of their contracts with us, it would be difficult for us to replace the lost commissions, which could adversely affect our business and operating results.

For the year ended October 31, 2020, our top five insurance company partners, after aggregating the business conducted between their local branches and our branch offices, accounted for 55.6% of our total commissions. For the year ended October 31, 2019, our top five insurance company partners, after aggregating the business conducted between their local branches and our branch offices, accounted for 80.3% of our total commissions. For the year ended October 31, 2018, our top five insurance company partners, after similar aggregation, accounted for 62.8% of our total commissions. The termination or any changes in the material terms of those contracts with our top insurance company partners could adversely affect our business and operating results.

Our business and prospects could be materially and adversely affected if we are not able to manage our growth successfully.

We have expanded our operations substantially since 2016. As of the date of this prospectus, our distribution network has expanded from our Hangzhou headquarter to having seven branches, and we plan to open more branches and further expand our mix of products and service offering. We anticipate significant growth in the future. Our expansion has placed, and will continue to place, substantial demands on our managerial, operational, technological and other resources. To manage and support our continued growth, we must continue to improve our operational, administrative, financial and technological systems, procedures and controls, and expand, train and manage our growing employee and agent base. Furthermore, our management will be required to maintain and expand our relationships with insurance companies, regulators and other third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations. Any failure to effectively and efficiently manage our expansion could materially and adversely affect our ability to capitalize on new business opportunities, which in turn could have a material adverse effect on our results of operations.

We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.

There is no assurance that we will be able to implement important strategic initiatives in accordance with our expectations, which may result in an adverse impact on our business and financial results. Our strategic initiative, online insurance center, or “Needbao”, which we launched in June 2019, is designed to create growth, improve our results of operations and drive long-term shareholder value. However, our management may lack required experience, knowledge, insight, or human and capital resources to carry out the implementation of this new online insurance brokerage business. Additionally, one of our strategies for growing life insurance business is expanding our distribution networks by opening more branches throughout the PRC. In order to set up new branches, we need to (1) file and apply for insurance intermediary code with the CBIRC for the proposed new branches; (2) complete the business registration procedures with the PRC industrial and commercial registration department. If the application materials fail to meet the requirements of the “CBIRC” or the PRC industrial and commercial registration department, we will be unable to open new branches as we have planned. See “Regulations – Regulations of the Insurance Industry.” As such, we may not be able to realize our expected growth, and our business and financial results will be adversely impacted.

If our investments in our online platforms are not successful, our business and results of operations may be materially and adversely affected.

We have devoted significant efforts to developing our online platform, Needbao (http://needbao.tianrx.com), which was launched in June 2019, to allow customers to evaluate and purchase insurance products, as well as receive customer services online. Currently, we have finalized the functionality of our online platform and are in the process of marketing and promoting Needbao to prospective customers. In the near future, we intend to continue to devote resources to maintaining and developing the technology and content of Needbao. However, our efforts to develop our online platforms may not be successful or yield the benefits that we anticipate. In addition, our expansion may depend on a number of factors, many of which are beyond our control, including but not limited to:

•	the effectiveness of our marketing campaigns to build brand recognition among consumers and our ability to attract and retain customers;

•	the acceptance of third-party e-commerce platforms as an effective channel for underwriters to distribute their insurance products;

•	public concerns over security of e-commerce transactions and confidentiality of information;

•	increased competition from insurance companies which directly sell insurance products through their own websites, call centers, portal websites which provide insurance product information and links to insurance companies’ websites, and other professional insurance intermediary companies which may launch independent websites in the future;

•	further improvement in our information technology system designed to facilitate smoother online transactions; and

•	further development and changes in applicable rules and regulations which may increase our operating costs and expenses, impede the execution of our business plan or change the competitive landscape.

On July 22, 2015, the CIRC promulgated the Interim Measures for the Supervision of Internet Insurance Business, or Interim Measures, which became effective on October 1, 2015, and set forth the qualifications and procedures for insurance intermediaries to operate internet insurance businesses in China. On December 7, 2020, the CBIRC issued the Decree of the China Banking and Insurance Regulatory Commission (No. 13, 2020) promulgating the Measures for The Supervision of Internet Insurance Business, which was implemented on February 1, 2021. After the Implementation of the Measures, the Interim Measures for the Supervision of Internet Insurance Business were abolished simultaneously. Compared with the Interim Measures, the regulations cancel the provision that insurance institutions conduct Internet insurance business through third-party online platforms, and the business scope of specialized insurance intermediaries shall not be limited to the province (autonomous region, municipality directly under the Central Government or city separately listed in the plan) where the business license of the head office is registered, and shall comply with the relevant provisions of the CBIRC on the classification and supervision of specialized insurance intermediaries. As advised by our PRC counsel, we have obtained the necessary approvals and licenses and our operations meet the qualification requirements of the Interim Measures. Since online insurance distribution has emerged only recently in China and is evolving rapidly, the Chinese Banking and Insurance Regulatory Committee, or CBIRC, may promulgate and implement new rules and regulations to govern this sector from time to time. The Interim Measures are aimed at regulating the operations of the internet insurance business. They provide that, in accordance with laws, regulations and relevant regulatory provisions, the CIRC and its local offices conduct daily regulation and on-site inspection of the internet insurance business activities of insurance institutions and third-party network platforms, and that insurance institutions and third-party network platforms shall cooperate with such inspections. We cannot assure you that our operations will always be consistent with the changes and further development of regulations applicable to us or we will be able to obtain necessary approvals and licenses as required on a timely basis.

Any failure to successfully identify the risks as part of our expansion into the online insurance distribution business may have a material adverse impact on our growth, business prospects and results of operations.

Any significant failure in our information technology systems could have a material adverse effect on our business and profitability.

The proper functioning of our financial control, accounting, customer database, customer service and other data processing systems, together with the communication systems of our various subsidiaries and our main offices in Hangzhou, is critical to our business and our ability to compete effectively. We cannot assure you that our business activities would not be materially disrupted in the event of a partial or complete failure of any of these primary information technology or communication systems, which could be caused by, among other things, software malfunction, computer virus attacks or conversion errors due to system upgrading. In addition, a prolonged failure of our information technology system could damage our reputation and materially and adversely affect our future prospects and profitability.

Our future success depends on the continuing efforts of our senior management team and other key personnel, and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management team and other key personnel, in particular Zhe Wang, our chairman and CEO. In addition, because of the importance of training to our business, our team of dedicated training professionals plays a key role in our operations. If one or more of our senior executives or other key personnel, including key training personnel, are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. As is customary in the PRC, we do not have insurance coverage for the loss of our senior management team or other key personnel.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, sensitive trade information and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement with us which contains confidentiality and non-competition provisions. These agreements generally have an initial term of three years, and are automatically extended for successive one-year terms unless terminated earlier pursuant to the terms of the agreement. See “Management-—Agreements with Named Executive Officers” for a more detailed description of the key terms of these employment agreements. If any disputes arise between any of our senior executives or key personnel and us, we cannot assure you of the extent to which any of these agreements may be enforced.

Although we carry insurance intermediaries professional liability insurance, which could have an adverse effect on our results of operations.

Although we carry insurance intermediaries professional liability insurance, successful professional liability or other claims could result in substantial damage awards that exceed the limits of our insurance coverage. In addition, professional liability insurance is expensive and insurance premiums may increase significantly in the future. As a result, adequate professional liability insurance may not be available to us in the future at acceptable costs or at all. Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us, which could have a material adverse effect on our business, financial condition, and results of operations. In addition, claims against us, even if covered by insurance, may adversely affect our business, brand, or reputation.

Because our industry is highly regulated, any material changes in the regulatory environment could change the competitive landscape of our industry or require us to change the way we do business. The administration, interpretation and enforcement of the laws and regulations currently applicable to us could change rapidly. If we fail to comply with applicable laws and regulations, we may be subject to civil and criminal penalties or lose the ability to conduct business with our clients, which could materially and adversely affect our business and results of operations.

We operate in a highly regulated industry. The laws and regulations applicable to us are evolving and may change rapidly. We could be required to spend significant time and resources in complying with any material changes in the regulatory environment, which could change the competitive environment of our industry significantly and cause us to lose some or all of our competitive advantages. The attention of our management team could be diverted to these efforts to comply or cope with an evolving regulatory or competitive environment. For example, the PRC Insurance Law and related regulations were amended in 2002, 2009, 2014 and 2015. The 2015 amendments involved a number of significant changes to the regulatory regime, including eliminating the requirement for any insurance agent, broker or claims adjusting practitioners to obtain a qualification certificate issued by the CIRC. The elimination of the certificate requirement may result in an increase in competition for our business and in misconduct by sales or service persons, in particularly sales misrepresentation. In addition, the general increase misconduct in the industry could potentially harm the reputation of the industry and have an adverse impact on our business.

On March 13, 2018, CIRC and CBRC were merged to form the Chinese Banking and Insurance Regulatory Committee, or CBIRC. This new organization replaced the CIRC as the regulatory authority for the supervision of the Chinese insurance industry. There is uncertainty as to how the regulatory environment might change as a result of the merger. If we fail to adapt to new rules and regulations promulgated by the CBIRC, it could adversely affect our business and results of operations.

The CBIRC and its predecessor have extensive authority to supervise and regulate the insurance industry in China. In exercising its authority, the CIRC and CBIRC are given wide discretion, and the administration, interpretation and enforcement of the laws and regulations applicable to us involve uncertainties that could materially and adversely affect our business and results of operations. The People’s Bank of China and other government agencies may promulgate new rules governing online financial services. In July 2015, ten government agencies including the People’s Bank of China, the Ministry of Finance and CIRC promulgated a guidance letter on how to promote the healthy growth of internet financial services, which set forth the principles of supervising based on the rule of law, appropriate level of regulation, proper categorization, cooperation among different government agencies and promoting innovation. Not only may the laws and regulations applicable to us change rapidly, but it is sometimes unclear how they apply to our business.

Additionally, errors created by our products or services may be determined or alleged to be in violation of the applicable laws and regulations. Any failure of our products or services to comply with these laws and regulations could result in substantial civil or criminal liability; could adversely affect demand for our services; could invalidate all or portions of some of our customer contracts; could require us to change or terminate some portions of our business; could cause us to be disqualified from serving customers; and could have a material and adverse effect on our business.

Although we have not had any material violations to date, we cannot assure you that our operations will always comply with the interpretation and enforcement of the laws and regulations implemented by the CBIRC. Any determination by a provincial or national government agency that our activities or those of our vendors or customers violate any of these laws could subject us to civil or criminal penalties, could require us to change or terminate some portions of our operations or business, or could disqualify us from providing services to insurance companies or other customers; and, thus could have an adverse effect on our business.

Our business could be negatively impacted if we are unable to adapt our services to regulatory changes in China.

China’s insurance regulatory regime is undergoing significant changes. Some of these changes and the further development of regulations applicable to us may result in additional restrictions on our activities or more intensive competition in this industry. For example, the Provisions on the Supervision of Insurance Brokerages were amended in October 2015. Pursuant to these amendments, an insurance brokerage firm is allowed to apply for a business permit from the CIRC and a business license from the local administration of industry and commerce, or AIC, simultaneously while previously an insurance brokerage firm had to obtain a business permit issued by the CIRC before it could apply for a business license from and register with the relevant local AIC. Prior approval by the CIRC is no longer required for an insurance brokerage firm to establish or divest a branch office or subsidiary. While these changes may enable us to expand our branches more rapidly, it may also accelerate the growth of professional insurance intermediaries in China and intensify competition among insurance agencies, insurance brokerage firms and claims adjusting firms. Our business operations and growth outlook could be materially and adversely affected if we cannot adapt our business to the regulatory and industry changes.

Agent and employee misconduct is difficult to detect and deter and could harm our reputation or lead to regulatory sanctions or litigation costs.

Agent or employee misconduct could result in violations of law by us, regulatory sanctions, litigation or serious reputational or financial harm. Misconduct could include:

•	engaging in misrepresentation or fraudulent activities when marketing or selling insurance products to customers;

•	hiding unauthorized or unsuccessful activities, resulting in unknown and unmanaged risks or losses; or

•	otherwise not complying with laws and regulations or our control policies or procedures.

We cannot always deter agent or employee misconduct, and the precautions we take to prevent and detect these activities may not be effective in all cases. We cannot assure you, therefore, that agent or employee misconduct will not lead to a material adverse effect on our business, results of operations or financial condition.

Risks Related to Our Corporate Structure

Because we conduct our brokerage business through TRX ZJ, a VIE entity, if we fail to comply with applicable law, we could be subject to severe penalties and our business could be materially and adversely affected.

We operate our brokerage business through TRX ZJ, a VIE entity, through a series of contractual arrangements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of TRX ZJ are treated as our assets and liabilities and the results of operations of TRX ZJ are treated in all aspects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the contractual arrangements between WFOE and TRX ZJ.

If WFOE, TRX ZJ, or their ownership structure or the contractual arrangements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOE or TRX ZJ fails to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of WFOE or TRX ZJ;

•	discontinuing or restricting the operations of WFOE or TRX ZJ;

•	imposing conditions or requirements with which we, WFOE, or TRX ZJ may not be able to comply;

•	requiring us, WFOE, or TRX ZJ to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our ordinary shares in the equity of TRX ZJ; and

•	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and contractual arrangements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our contractual arrangements will become invalid or unenforceable, and TRX ZJ will not be treated as a VIE entity and we will not be entitled to treat TRX ZJ’s assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, liabilities, revenue and net income of TRX ZJ from our balance sheet and statement of income. This would most likely require us to cease conducting our business and would result in the delisting of our Class A ordinary shares from the Nasdaq Capital Market and a significant impairment in the market value of our Class A ordinary shares.

We rely on contractual arrangements with TRX ZJ, a VIE entity, and its shareholder for our China operations, which may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with TRX ZJ and its shareholder to operate our business in China. For a description of these contractual arrangements, see “Business — Contractual Arrangements between WFOE and TRX ZJ.” These contractual arrangements may not be as effective in providing us with control over TRX ZJ and its subsidiaries as direct ownership. We have no direct or indirect equity interests in TRX ZJ or any of its subsidiaries.

If we had direct ownership of TRX ZJ and its subsidiaries, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of TRX ZJ and its subsidiaries, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if TRX ZJ or any of its subsidiaries and shareholder fails to perform their obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholder of TRX ZJ were to refuse to transfer their equity interest in TRX ZJ to us or our designee when we exercise the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to fulfill their contractual obligations.

If any of our affiliated entities becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy assets held by such entity, which could materially and adversely affect our business, financial condition and results of operations.

We currently conduct our operations in China through our contractual arrangements. As part of these arrangements, substantially all of our assets that are significant to the operation of our business are held by our VIE and its subsidiaries. If any of these entities becomes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our affiliated entities undergoes a voluntary or involuntary liquidation proceeding, its equity owner or unrelated third-party creditors may claim rights relating to some or all of these assets, which would hinder our ability to operate our business and could materially and adversely affect our business, our ability to generate revenue and the market price of our ordinary shares.

Our shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of our Chinese operating entity imposed by the CIRC even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List.

Investment in the PRC by foreign investors and foreign-invested enterprises must comply with the Catalogue for the Guidance of Foreign Investment Industries, or the “Catalogue” (2019 Revision), which was last amended and issued by MOFCOM and NDRC on June 30, 2019 and became effective since July 30, 2019, and the Special Management Measures for Foreign Investment Access (2020 version), or the Negative List, which came into effect on July 23, 2020. The Catalogue and the Negative List contain specific provisions guiding market access for foreign capital and stipulate in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. The VIE structure has been adopted by many PRC-based companies, to conduct business in the industries that are currently subject to foreign investment restrictions in China, or are on the Negative List, due to the fact that direct foreign ownership of these companies are prohibited. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. Currently, the insurance brokerage industry falls within the permitted category in accordance with the Catalogue and the Negative List.

However, according to the “Service Guide for the Establishment and Examination and Approval of Insurance Brokers”, published by the CBIRC in August 2019, foreign shareholders of a Chinese Insurance Broker shall be (1) a foreign insurance brokers with more than 30 years of experience in establishing commercial institutions in WTO member countries; and (2) have total assets of more than US $200 million at the end of the year preceding the application of invest in a Chinese brokerage business. We do not meet the above requirements to obtain the necessary regulatory approval in order to become a foreign shareholder of TRZ ZJ. Therefore, even though the insurance brokerage industry falls within the permitted category in accordance with the Catalogue and the Negative List, we opted for a VIE structure instead of direct ownership. As a result, our corporate structure and contractual arrangements may be subject to greater scrutiny and by various PRC government authorities, and subject our shareholders to greater uncertainty with regard to the legality of their control of TRX ZJ.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. Our PRC legal counsel, based on its understanding of the relevant laws and regulations, is of the opinion that each of the contracts among our wholly-owned PRC subsidiary, our VIE and its shareholder is valid, binding and enforceable in accordance with its terms. However, as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, there can be no assurance that the PRC government authorities, such as the Ministry of Commerce, or the MOFCOM, or other authorities would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

Contractual arrangements in relation to our VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that our contractual arrangements with our VIE were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIE in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIE for PRC tax purposes, which could in turn increase its tax liabilities without reducing our subsidiary’s tax expenses. In addition, PRC tax authorities may impose late payment fees and other penalties on our VIE for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIE’s tax liabilities increase or if it is required to pay late payment fees and other penalties.

Any failure by our consolidated VIE or its shareholder to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

We, through our wholly foreign-owned enterprise in the PRC, have entered into a series of contractual arrangements with our consolidated VIE and its shareholder. For a description of these contractual arrangements, see “Business — Contractual Arrangements between WFOE and TRX ZJ.” If our consolidated VIE or its shareholder fails to perform their respective obligations under these contractual arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholder of our consolidated VIE were to refuse to transfer its equity interests in the consolidated VIE to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if it were otherwise to act in bad faith toward us, then we may have to take legal actions to compel it to perform its contractual obligations.

All our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and formal guidelines as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated VIE and relevant rights and licenses held by it which we require in order to operate our business, and our ability to conduct our business may be negatively affected. See “Risk Factors – Risks Related to Doing Business in China – PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.”

Our dual class share structure concentrates a majority of voting power in our Chief Executive Officer, who is the only owner of our Class B ordinary shares.

Our Class B ordinary shares have 18 votes per share, and our Class A ordinary shares have one vote per share on all matters subject to vote at general meetings of the Company. Our directors, executive officers, and their affiliates, beneficially hold in the aggregate 85.33% of the total votes for our total issued and outstanding share capital. Because of the eighteen-to-one voting ratio between our Class B ordinary shares and Class A ordinary shares, the holder of our Class B ordinary shares could continue to control a majority of the aggregate voting power of our issued ordinary shares and therefore be able to control all matters submitted to our shareholders for approval. The sole owner of our Class B ordinary shares, Mr. Zhe Wang, owns 1,250,000 Class B ordinary shares, in addition to 592,500 Class A ordinary shares held through Wang Investor Co. Ltd. Mr. Wang has voting control over 78.75% of the total votes for our total issued and outstanding share capital, and this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate actions requiring shareholder approval. In addition, this may prevent or discourage unsolicited acquisition proposals or offers for our share capital that you may feel are in your best interest as one of our shareholders. Such concentration of voting power could also have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Class A ordinary shares or prevent our shareholders from realizing a premium over the then-prevailing market price for their Class A ordinary shares.

As a “controlled company” under the rules of the Nasdaq Stock Market LLC, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our chief executive officer, Mr. Zhe Wang, owns a majority of the voting power of our outstanding ordinary shares. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Listing Rules, and the requirement that our Compensation and Nominating and Corporate Governance Committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our Nominating and Corporate Governance and Compensation Committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Listing Rule corporate governance requirements. Our status as a controlled company could cause our Class A ordinary shares to look less attractive to certain investors or otherwise harm our trading price.

The shareholder of our VIE may have actual or potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

Although the sole shareholder of our VIE, TRX HK, is a wholly owned subsidiary of our Company, it may have actual or potential conflicts of interest with us. The sole shareholder may refuse to sign or breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with our VIE, which would have a material and adverse effect on our ability to effectively control our VIE and receive economic benefits from it. For example, the shareholder may be able to cause our agreements with our VIE to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between this shareholder and our company. If we cannot resolve any conflict of interest or dispute between us and this shareholder, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to WFOE, our PRC subsidiary, or VIE, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, the combined amount of offshore capital contributions and loans cannot exceed the FIE’s approved total investment amount. Any capital contributions to our PRC subsidiary must be filed with MOFCOM or its local counterparts, and registered with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (a) any loan provided by us to WFOE, which is a FIE, cannot exceed the difference between its total investment amount and registered capital, and must be registered with SAFE or its local counterparts, and (b) any loan provided by us to our VIE which is a domestic PRC entity, over a certain threshold, must be approved by the relevant government authorities and must be registered with SAFE or its local counterparts. Given that the registered capital and total investment amount of WFOE are currently the same, if we seek to make a capital contribution to WFOE we must first apply to increase both its registered capital and total investment amount, while if we seek to provide a loan to WFOE, we must first increase its total investment amount. Although we currently do not have any immediate plans to make capital contribution into WFOE or provide any loan to WFOE or to our VIE, if we seek to do so in the future, we may not be able to obtain the required government approvals or complete the required registrations on a timely basis, if at all. If we fail to receive such approvals or complete such registrations, our ability to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the RMB fund converted from their foreign exchange capitals for expenditure beyond their business scopes, providing entrusted loans or repaying loans between non-financial enterprises. Violations of SAFE Circular 19 could result in severe monetary or other penalties. SAFE Circular 19 and relevant foreign exchange regulatory rules may significantly limit our ability to invest in or acquire any other PRC companies through our PRC subsidiaries or consolidated affiliates or to establish new consolidated affiliates in the PRC, which may adversely affect our business, financial condition and results of operations.

Because we are a Cayman Islands exempted company and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

We are an exempted company incorporated in the Cayman Islands and conduct our operations primarily in China. Substantially all of our assets are located outside of the United States. In addition, the majority of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may not allow you to enforce a judgment against our assets or the assets of our directors and officers.

The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted in China.

We have identified several control deficiencies in our internal control over financial reporting. If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

The Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting when the Company no longer qualifies as an emerging company. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future.

During the course of preparing our consolidated financial statements as of and for the years ended October 31, 2018, 2019, and 2020, we identified a number of control deficiencies, which include material weaknesses and significant deficiencies, in our internal control over financial reporting. Many of the deficiencies noted below were communicated to us from our independent registered public accounting firm as observations, which stemmed from their audit. However, as noted in their report, their audit included consideration of internal control over financial reporting as a basis for designing the audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of our internal control over financial reporting. The material weaknesses identified include: (1) a lack of formal disclosure controls and procedures to ensure timely filing of the Company’s reports; and (2) a lack of accounting personnel with knowledge of U.S. GAAP and SEC financial reporting requirements. The significant deficiencies identified include: (1) a lack of formal internal controls over financial closing and reporting processes; (2) a lack of a formal risk assessment process; and (3) a lack of accounting policies and procedures manual that covers U.S. GAAP and SEC financial reporting requirements. It is important to note that we did not undertake a comprehensive assessment of our internal controls for purposes of identifying and reporting control deficiencies as we will be required to do after we are a public company. Had we undertaken such an assessment, additional significant deficiencies and/or material weaknesses may have been identified. As a result of the above, we did not timely file our annual report on our Form 20-F for the fiscal year ended October 31, 2020, and were not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. On April 26, 2021 we filed our annual report on Form 20-F and regained compliance with Nasdaq Listing Rule 5250(c)(1). See “Risk Factors - Risks Relating Our Class A ordinary shares and the Trading Market - The Nasdaq Capital Market imposes listing standards on our Class A ordinary shares that we may not be able to fulfill, thereby leading to a possible delisting of our ordinary shares. We are currently facing such risk.”

We are taking a number of measures to tackle the control deficiencies identified, including: (1) preparing a comprehensive accounting policies and procedures manual that covers U.S. GAAP and SEC financial reporting requirements, and ensuring that accounting personnel are familiar with and follow the manual; (2) establishing a risk assessment process that complies with the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission, a private sector organization dedicated to improving the quality of financial reporting; (3) hiring additional accounting personnel with external reporting experience, including knowledge of the SEC reporting requirements and U.S. GAAP, and investor relations personnel; and (4) working more closely with our outsourced U.S. financial reporting consultant and our newly formed audit committee.

Effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Class A Ordinary Shares. Furthermore, we anticipate that we will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

Risks Related to Doing Business in China

A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Although the Chinese economy has grown steadily in the past decade, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the People’s Bank of China and financial authorities of some of the world’s leading economies, including the United States and China. The proposed tariffs by the U.S. government and the potential of a trade war between the U.S. and China could dampen the growth prospects of the Chinese and global economy. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in volatility in oil and other markets. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

We face risks related to health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019, and other outbreaks, which could disrupt our operations and adversely affect our business, financial condition and results of operations.

Our business could be materially and adversely affected by health epidemics such as the COVID-19 coronavirus outbreak originated in Wuhan city at the end of 2019 and other outbreaks affecting the PRC. Health epidemics may give rise to severe interruptions to construction, tourism and leisure industries, which are closely related to the urban-rural design and development market. Our business operations depend on China’s overall economy and demand for insurance products, which could be disrupted by health epidemics. A prolonged outbreak of the coronavirus or other adverse public health developments in China would likely have a material adverse effect on our business operations as such outbreak or other development could significantly impact the Chinese economy and insurance industries, disrupt our operations and adversely affect our business, financial condition and results of operations. The COVID-19 coronavirus outbreak negatively affected our business due to various government restrictions put in place to attempt to stop the spread of COVID-19 including: (i) only 60% of our employees were able to return to work on and around March 1, 2020, which was one month later than usual after the Spring Festival holiday. The remaining 40% of our employees returned to work by the end of March, 2020; (ii) our ability to sign on new customers was hindered for the first half of fiscal year 2020 because it was difficult for our sales personnel to communicate with prospective customers by telephone and finalize sales without in-person meetings; and (iii) our plan to open additional branches nationwide was delayed because up until May 2020, the relevant authorities stopped issuing approvals for new insurance branches due to the restrictions on completing interviews and on-site inspections, which are required procedures for such approvals. As of the date of this prospectus, the COVID-19 outbreak is generally considered under control in China and we have been able to resume our normal business activities since May 2020. In light of the current circumstances, based on available information, we estimate the negative impact of the COVID-19 coronavirus outbreak on our business to be temporary and mainly contained in the first half of fiscal year 2020. However, the extent to which the COVID-19 pandemic may impact the Company’s business, operations and financial results from this point forward will depend on numerous evolving factors that the Company cannot accurately predict at this time.

Our current corporate structure and business operations may be affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which became effective on January 1, 2020. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign-invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment. Therefore, there can be no assurance that our control over our consolidated VIE through contractual arrangements will not be deemed as foreign investment in the future.

The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in a “negative list”. The Special Administrative Measures for Access to Foreign Investment (Negative List) (2020 Edition) (Order No. 32 of the National Development and Reform Commission and the Ministry of Commerce), came into effect on July 23, 2020, further reduced the “negative list” for access to foreign investment compared to the 2019 edition, increasing the level of openness in services, manufacturing and agriculture.

The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over our consolidated VIE through contractual arrangements is deemed as foreign investment in the future, and any business of our consolidated VIE is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our consolidated VIE may be deemed invalid and/or illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Changes in the policies of the PRC government could have a significant impact upon our ability to operate profitably in the PRC.

Currently, we conduct all of our operations and all of our revenue is generated, in the PRC. Accordingly, economic, political and legal developments in the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the PRC and the ability of businesses to operate profitably. Our ability to operate profitably in the PRC may be adversely affected by changes in policies by the PRC government, including changes in laws, regulations or their interpretation that may affect our ability to operate as currently contemplated.

Because our business is dependent upon government policies that encourage a market-based economy, change in the political or economic climate in the PRC may impair our ability to operate profitably, if at all.

Although the PRC government has been pursuing a number of economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC. Because of the nature of our business, we are dependent upon the PRC government pursuing policies that encourage private ownership of businesses. Restrictions on private ownership of businesses would affect the securities business in general and businesses using real estate service in particular. We cannot assure you that the PRC government will pursue policies favoring a market-oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Because our business is conducted in RMB and the price of our Class A ordinary shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currency of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A ordinary shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into RMB in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the RMB will affect that amount of proceeds we will have available for our business.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although the majority of our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities would determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiaries which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our Class A ordinary shares may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our Class A Ordinary Shares would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our Class A ordinary shares.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Cayman Islands holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our PRC subsidiaries as a Foreign Invested Enterprise, or FIE, is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC operating subsidiary incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC subsidiary, and dividends payable by our PRC subsidiary to our offshore subsidiaries may not qualify for certain treaty benefits.

Under the EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, a withholding tax rate of 10% may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws.

However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, which became effective on February 20, 2009, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to Circular on Several Issues regarding the “Beneficial Owner” in Tax Treaties, which became effective as of April 1, 2018, when determining an applicant’s status as the “beneficial owner” regarding tax treatments in connection with dividends, interests, or royalties in the tax treaties, several factors will be taken into account. Such factors include whether the business operated by the applicant constitutes actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax, grant tax exemption on relevant incomes, or levy tax at an extremely low rate. This circular further requires any applicant who intends to be proved of being the “beneficial owner” to file relevant documents with the relevant tax authorities. Our PRC subsidiary is wholly owned by our Hong Kong subsidiary, TRX HK. However, we cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiary to TRX HK, in which case, we would be subject to the higher withdrawing tax rate of 10% on dividends received.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our business. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our stock.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosures and public announcements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by the China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public announcements with the understanding that no local regulator has done any review of our company, our SEC reports, other filings or any of our other public announcements.

A recent joint statement by the SEC and the Public Company Accounting Oversight Board (United States), or the “PCAOB,” proposed rule changes submitted by Nasdaq, and the newly enacted “Holding Foreign Companies Accountable Act” all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing or future offerings of our securities in the U.S.

On April 21, 2020, the SEC and the PCAOB released a joint statement highlighting the risks associated with investing in companies based in or having substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On December 18, 2020, the “Holding Foreign Companies Accountable Act” was signed by President Donald Trump and became law. This legislation requires certain issuers of securities to establish that they are not owned or controlled by a foreign government. Specifically, an issuer must make this certification if the PCAOB is unable to audit specified reports because the issuer has retained a foreign public accounting firm not subject to inspection by the PCAOB. Furthermore, if the PCAOB is unable to inspect the issuer’s public accounting firm for three consecutive years, the issuer’s securities are banned from trade on a national exchange or through other methods.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Our auditor, RBSM LLP, is an independent registered public accounting firm with the PCAOB, and as an auditor of publicly traded companies in the U.S., is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in New York, NY, and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. However, the above recent developments may have added uncertainties to our listing and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and substantial all of our operations are conducting in China.

The failure to comply with PRC regulations relating to mergers and acquisitions of domestic entities by offshore special purpose vehicles may subject us to severe fines or penalties and create other regulatory uncertainties regarding our corporate structure.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce (the “SAIC”), and SAFE, jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Entities by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. These regulations, among other things, have certain provisions that require offshore special purpose vehicles formed for the purpose of acquiring PRC domestic companies and controlled directly or indirectly by PRC individuals and companies, to obtain the approval of MOFCOM prior to engaging in such acquisitions and to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock market. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval.

The application of the M&A Rules with respect to our corporate structure remains unclear, with no current consensus existing among leading PRC law firms regarding the scope and applicability of the M&A Rules. Thus, it is possible that the appropriate PRC government agencies, including MOFCOM, would deem that the M&A Rules required us or our entities in China to obtain approval from MOFCOM or other PRC regulatory agencies in connection with WFOE’s control of TRX ZJ through contractual arrangements. If the CSRC, MOFCOM, or another PRC regulatory agency determines that government approval was required for the VIE arrangement between WFOE and TRX ZJ, or if prior CSRC approval for overseas financings is required and not obtained, we may face severe regulatory actions or other sanctions from MOFCOM, the CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines or other penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from overseas financings into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel overseas financings, to restructure our current corporate structure, or to seek regulatory approvals that may be difficult or costly to obtain.

The M&A Rules, along with certain foreign exchange regulations discussed below, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our acquisition strategy. For example, TRX ZJ’s ability to remit its profits to us or to engage in foreign-currency-denominated borrowings, may be conditioned upon compliance with the SAFE registration requirements by the principal shareholders of the Registrant and, over whom we may have no control.

We must remit the offering proceeds to China before they may be used to benefit our business in China, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take several months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC subsidiary, we may make loans to our PRC subsidiary, or we may make additional capital contributions to our PRC subsidiary. Any shareholder loan or additional capital contribution are subject to PRC regulations. For example, loans by us or making additional capital contribution to our subsidiaries in China, which are FIEs, to finance their activities cannot exceed statutory limits, while the shareholder loan must be also registered with the SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is the difference between the amount of total investment as approved by MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company.

To remit the proceeds of the offering, we must take the steps legally required under the PRC laws.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or PRC consolidated VIE or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity, our ability to fund and expand our business and our ordinary shares.

Increases in labor costs in the PRC may adversely affect our business and our profitability.

China’s economy has experienced increases in labor costs in recent years, which is expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing prices for our products or services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefits of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and its amendments that became effective in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where they operate their businesses. Such requirement to contribute to employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If we fail to make contributions to various employee benefit plans and to comply with applicable PRC labor-related laws in the future, we may be subject to late payment penalties. We may be required to make up the contributions for these plans as well as to pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company (the “Stock Option Rules”), replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We have not adopted any stock incentive plan as of the date of this prospectus. However, if we adopt an employee stock incentive plan in the future, we and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, there may be additional restrictions on the ability of them to exercise their stock options or remit proceeds gained from the sale of their stock into the PRC. We also face regulatory uncertainties that could restrict our ability to adopt incentive plans for our directors, executive officers and employees under PRC law.

Failure to make adequate contributions to the housing fund for some of our employees could adversely affect our financial condition and we may be subject to labor disputes or complaints.

In accordance with the Regulations on Management of Housing Provident Fund (the “HPF Regulations”), which were promulgated by the PRC State Council on April 3, 1999 and last amended on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for employees’ housing funds deposits. Employers and employees are also required to pay and deposit housing funds, in an amount required by law. If an enterprise fails to pay in full or in part its housing funds contributions, such enterprise will be ordered by the housing funds enforcement authorities to make such contributions, and may be compelled by the people’s court that has jurisdiction over the matter to make such contributions. As of the date of this prospectus, all of our PRC subsidiaries and consolidated affiliates registered at the designated administrative centers and opened bank accounts for their employees’ housing funds deposits; however, some of them failed to deposit adequate contributions to the housing funds for some of their employees. In fiscal years 2018, we failed to deposit $14,130 as contributions to the housing funds for some of our employees. Although we are committed to remediate such non-compliance, and expect to use our working capital and/or related parties advance to fund the contributions in the future, there is a risk of administrative penalty being imposed by the designated administrative center to the Company. Additionally, such failure may give rise to a private cause of action (complaints) by such employee (s) against the Company. To the extent the Company may be subject to any administrative penalty or private claims arising out of its failure to deposit the housing funds in full, the shareholders Zhe Wang and Sheng Xu, who together hold 3,613,000 shares, approximately 44.74% of the Company’s outstanding ordinary shares as of the date of this prospectus, have signed consents to guarantee that they will assume the full amount of any direct and indirect liabilities. Since 2019, we have started to deposit the required contributions to the housing funds for all of our employees and are in compliance with the HPF Regulations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website, http://www.tianrx.com/#/ . We do not directly own the websites, including internet information provision services. This may disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MITT, and the MPS). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

Risks Relating to Our Class A Ordinary Shares and The Trading Market

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A ordinary shares if the market price of our Class A ordinary shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A ordinary shares, or if one or more of the analysts who cover us downgrade us, the price of our Class A ordinary shares and trading volume could decline.

The trading market for our Class A ordinary shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A ordinary shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A ordinary shares and the trading volume to decline.

The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The market price of our Class A ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from pandemics, war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Class A ordinary shares.

We are an “emerging growth company,” as defined in the JOBS Act, and we have elected to take advantage of certain exemptions from disclosure and other requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, our investors may not have access to certain information they may deem important.  See “Prospectus Summary -Implications of Our Being an Emerging Growth Company.”

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford you less protection than if we were a U.S issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require U.S. domestic issuers to have an audit committee and a compensation committee, and a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members.

Nasdaq Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on the Nasdaq Capital Market prior to issuance (or potential issuance) of securities (i) equaling 20% or more of the company’s common stock or voting power for less than the greater of market or book value, (ii) resulting in a change of control of the company and (iii) which is being issued pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended.

Notwithstanding this general requirement, Nasdaq Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. The Company, therefore, is not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. The board of directors of the Company has elected to follow the Company’s home country rules as to such issuances and will not be required to seek shareholder approval prior to entering into such a transaction.

As a foreign private issuer we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. We are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions in our amended and restated memorandum and articles of association, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that permit our board of directors by resolution to create and issue classes of shares with preferred, deferred or other special rights or restrictions as the board of directors determine in their discretion, without any further vote or action by our shareholders. If issued, the rights, preferences, designations and limitations of any class of preferred shares would be set by the board of directors as they may from time to time determine and could operate to the disadvantage of the outstanding Class A ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers; and

●	provisions that restrict the ability of our shareholders holding in aggregate less than one-tenth of the paid-up capital in our company as at the date of the requisition carries the right of voting at general meetings to convene a general meeting.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands have introduced legislation aimed at addressing concerns raised by the Council of the European Union in relation to offshore structures engaged in certain geographically mobile activities which attract profits without real economic activity in the jurisdiction in which they are incorporated. With effect from January 1, 2019, the Cayman Islands Government enacted the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Act”). The Substance Act applies to Cayman Islands “relevant entities” which are engaged in “relevant activities” and receives “relevant income”. To support the Substance Act, the Cayman Islands Tax Information Authority (“TIA”) has issued Guidance in relation to Economic Substance for Geographically Mobile Activities in relation to the Substance Act in accordance with section 5 of the Substance Act (the “Guidance Notes”). The term “relevant entity” is defined under the Substance Act to mean:

a)	a company, other than a domestic company, that is (i) incorporated under the Companies Act (Revised) or (ii) a limited liability company registered under the Limited Liability Companies Act (Revised), unless its business is centrally managed and controlled in a jurisdiction outside of the Cayman Islands and the company is tax resident outside the Cayman Islands;

b)	a limited liability partnership that is registered in accordance with the Limited Liability Partnership Law 2017 unless its business is centrally managed and controlled in a jurisdiction outside the Cayman Islands and the limited liability partnership is tax resident outside the Islands; or

c)	a company that is incorporated outside of the Cayman Islands and registered under the Companies Act (Revised) unless its business is centrally managed and controlled in a jurisdiction outside the Cayman Islands and the company is tax resident outside the Cayman Islands.

For Cayman Islands law purposes, the Company falls within the definition of a “relevant entity”, as per subparagraph (a) above.

There are nine “relevant activities” under the Substance Act, which are banking business, distribution and service centre business, financing and leasing business, fund management business, headquarters business, holding company business, insurance business, intellectual property business, shipping business. Based on the current structuring of the Company, under the Substance Act, the Company can be classified as conducting “holding company business”. Holding company business means the business of being a “pure equity holding company”. Pure equity holding company means a company that only holds equity participations in other entities and only earns dividends and capital gains. A relevant entity (such as the Company) that is only carrying on a relevant activity that is the business of a pure equity holding company is subject to a reduced economic substance test under the Substance Act. The Company will satisfy this reduced economic substance requirement if the relevant entity (i.e. the Company) confirms that (a) it has complied with all applicable filing requirements under the Companies Act (Revised) in the Cayman Islands and (b) it has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. The Guidance Notes have interpreted how limb (b) of the reduced economic substance test as applicable to legal entities that conduct holding company business is satisfied. The Guidance Notes makes it clear that a pure equity holding company maintaining a registered office in the Cayman Islands engaging its registered office service provider in accordance with the Companies Act (Revised) in the Cayman Islands may be able to satisfy these reduced economic substance requirements in the Cayman Islands where the pure equity holding company is passively holding equity interests in other entities, depending on the level and complexity of activity required to operate its business. Every company in the Cayman Islands, including the Company, will have a relationship with its registered office and as such is able to satisfy limb (b) in addition to complying with the statutory obligations under the Companies Act (Revised) as required by limb (a). In consequence, the Company would, at present, satisfy the reduced economic substance test as required under the Substance Act. Since the Company is considered to be a legal entity and conducting a relevant activity it will need to provide information to the TIA. The Company will need to notify the TIA annually of: (a) whether or not it is carrying on a relevant activity, (b) if the relevant entity is carrying on a relevant activity, whether or not all or any part of the relevant entity’s gross income in relation to the relevant activity is subject to tax in a jurisdiction outside of the Cayman Islands and if so, shall provide appropriate evidence to support that tax residence as may be required by the TIA and the date of the end of the Company’s financial year. Compliance with the reduced substance requirements is unlikely to be onerous for the Company and at present subject to any change in the Substance Act or the Guidance Notes, the Company is complying with the reduced economic substance test.

The Nasdaq Capital Market imposes listing standards on our Class A Ordinary Shares that we may not be able to fulfill, thereby leading to a possible delisting of our Ordinary Shares.

As a Nasdaq-listed company, we are subject to rules covering, among other things, certain major corporate transactions, the composition of our board of directors and committees thereof, minimum bid price of our Class A ordinary shares and minimum shareholder’ equity. The failure to meet the Nasdaq listing requirements may result in the de-listing of our Class A ordinary shares from the Nasdaq Capital Market, which could adversely affect the liquidity and market price thereof.

We did not timely filed our initial annual report on Form 20-F, for the fiscal year ended October 31, 2020. On April 21, 2021, we received a notice, or the "Notice" from Nasdaq , indicating that, as a result of not having timely filed our annual report the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the SEC. The Notice has no immediate impact on the listing of the Company's securities, which will continue to trade on Nasdaq, subject to the Company's compliance with other continued listing requirements of Nasdaq. We filed our initial annual report on Form 20-F, for the fiscal year ended October 31, 2020 on April 26, 2021, and we regained compliance with the Nasdaq listing requirements.

If our Class A ordinary shares were to be de-listed, selling our Class A ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Class A ordinary shares are de-listed, broker-dealers have certain regulatory requirements imposed upon them, which may discourage broker-dealers from effecting transactions in our Class A ordinary shares, further limiting the liquidity thereof. These factors could result in lower prices for our Class A ordinary shares and/or limit an investor’s ability to execute a transaction. In addition, delisting from Nasdaq could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could lead to significant dilution to our shareholders caused by our issuing equity in financing or other transactions at a price per share significantly below the then market price.

Risks Relating to This Offering

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Units in this offering. The placement agent has no obligation to buy any of the Units from us or to arrange for the purchase or sale of any specific number or dollar amount of the Units. There is no required minimum number of Units that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the Units offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Units sufficient to fund our business plan. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of Units sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount in connection with this offering. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, any proceeds from the sale of the Units offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Upon closing of this offering, investor funds will not be returned under any circumstances whether during or after this offering.

There is no public market for the Units or the warrants.

There is no established public trading market for the Units or the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the warrants will be limited.

The warrants in this offering are speculative in nature.

The warrants in this offering do not confer any rights of Class A ordinary share ownership on their holders, but rather merely represent the right to acquire Class A ordinary shares at a fixed price. In addition, following this offering, the market value of the warrants, if any, is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their imputed offering price. The warrants will be not listed or quoted for trading on any market or exchange.

Holders of the warrants will not have rights of holders of our Class A ordinary shares until such warrants are exercised.

Until holders of warrants acquire Class A ordinary shares upon exercise of the warrants, holders of warrants will have no rights with respect to the Class A ordinary shares underlying such warrants.

The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price

Sales of substantial amounts of our Class A ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A ordinary shares for return on your investment

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Class A ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of the Class A ordinary shares. There is no guarantee that the Class A ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment in our Class A ordinary shares.

You will experience immediate and substantial dilution in the net tangible book value per share of the Class A ordinary shares you purchase.

Because the public offering price per Unit comprised of a Class A ordinary share and related warrant being offered is substantially higher than the net tangible book value per share of our Class A ordinary shares, you will suffer substantial dilution in the net tangible book value of the Class A ordinary shares you purchase in this offering. If you purchase Units in this offering at an assumed public offering price of US$10.00 per Unit, you will suffer immediate and substantial dilution of approximately US$6.79 per Class A ordinary share in the net tangible book value of the Units. See “Dilution.”

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree

We have not determined a specific use for a portion of the net proceeds of this offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase the price of our Class A ordinary shares, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

There can be no assurance that we will not be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Class A ordinary shares and related warrants

A non-U.S. corporation, such as our company, will be classified as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income or the “income test”; or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the “asset test.” Based on the current and expected composition of our income and assets and value of our assets (taking into account the expected cash proceeds from this offering) and projections as to the value of our Class A ordinary shares following this offering, we do not presently expect to be a PFIC for the current taxable year. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets, which may change over time if we expand and diversify our product offerings. Fluctuations in the market price of our Class A ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Class A ordinary shares (which has been and may continue to be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering.

If we were to be or become a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation— Material U.S. Federal Income Tax Considerations”) holds our Class A ordinary shares or warrants, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—Material U.S. Federal Income Tax Considerations— Passive Foreign Investment Company Considerations.”

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares

Some provisions in our amended and restated memorandum and articles of association, may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

●	provisions that permit our board of directors by resolution to create and issue classes of shares with preferred, deferred or other special rights or restrictions as the board of directors determine in their discretion, without any further vote or action by our shareholders. If issued, the rights, preferences, designations and limitations of any class of preferred shares would be set by the board of directors as they may from time to time determine and could operate to the disadvantage of the outstanding Class A ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers; and

●	provisions that restrict the ability of our shareholders holding in aggregate less than one-tenth of the paid-up capital in our company as at the date of the requisition carries the right of voting at general meetings to convene a general meeting.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law and conduct our operations primarily in emerging markets

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

In addition, we conduct substantially all of our business operations in emerging markets, including China, and substantially all of our directors and senior management are based in China. The SEC, U.S. Department of Justice, or the DOJ, and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult or impossible to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles for the SEC, the DOJ and other U.S. authorities to obtaining information needed for shareholder investigations or litigation. Although the competent authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, which may limit the information publicly available to our investors and afford you less protection than if we were a U.S issuer.

Nasdaq listing rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq listing rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

As a foreign private issuer we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. We are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands have introduced legislation aimed at addressing concerns raised by the Council of the European Union in relation to offshore structures engaged in certain geographically mobile activities which attract profits without real economic activity in the jurisdiction in which they are incorporated. With effect from January 1, 2019, the Cayman Islands Government enacted the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Act”). The Substance Act applies to Cayman Islands “relevant entities” which are engaged in “relevant activities” and receives “relevant income”. To support the Substance Act, the Cayman Islands Tax Information Authority (“TIA”) has issued Guidance in relation to Economic Substance for Geographically Mobile Activities in relation to the Substance Act in accordance with section 5 of the Substance Act (the “Guidance Notes”). The term “relevant entity” is defined under the Substance Act to mean:

●	a company, other than a domestic company, that is (i) incorporated under the Companies Act (Revised) or (ii) a limited liability company registered under the Limited Liability Companies Act (Revised), unless its business is centrally managed and controlled in a jurisdiction outside of the Cayman Islands and the company is tax resident outside the Cayman Islands;

●	a limited liability partnership that is registered in accordance with the Limited Liability Partnership Law 2017 unless its business is centrally managed and controlled in a jurisdiction outside the Cayman Islands and the limited liability partnership is tax resident outside the Islands; or

●	a company that is incorporated outside of the Cayman Islands and registered under the Companies Act (Revised) unless its business is centrally managed and controlled in a jurisdiction outside the Cayman Islands and the company is tax resident outside the Cayman Islands.

For Cayman Islands law purposes, the Company falls within the definition of a “relevant entity”, as per subparagraph (a) above.

There are nine “relevant activities” under the Substance Act, which are banking business, distribution and service centre business, financing and leasing business, fund management business, headquarters business, holding company business, insurance business, intellectual property business, shipping business. Based on the current structuring of the Company, under the Substance Act, the Company can be classified as conducting “holding company business”. Holding company business means the business of being a “pure equity holding company”. Pure equity holding company means a company that only holds equity participations in other entities and only earns dividends and capital gains. A relevant entity (such as the Company) that is only carrying on a relevant activity that is the business of a pure equity holding company is subject to a reduced economic substance test under the Substance Act. The Company will satisfy this reduced economic substance requirement if the relevant entity (i.e. the Company) confirms that (a) it has complied with all applicable filing requirements under the Companies Act (Revised) in the Cayman Islands and (b) it has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. The Guidance Notes have interpreted how limb (b) of the reduced economic substance test as applicable to legal entities that conduct holding company business is satisfied. The Guidance Notes makes it clear that a pure equity holding company maintaining a registered office in the Cayman Islands engaging its registered office service provider in accordance with the Companies Act (Revised) in the Cayman Islands may be able to satisfy these reduced economic substance requirements in the Cayman Islands where the pure equity holding company is passively holding equity interests in other entities, depending on the level and complexity of activity required to operate its business. Every company in the Cayman Islands, including the Company, will have a relationship with its registered office and as such is able to satisfy limb (b) in addition to complying with the statutory obligations under the Companies Act (Revised) as required by limb (a). In consequence, the Company would, at present, satisfy the reduced economic substance test as required under the Substance Act. Since the Company is considered to be a legal entity and conducting a relevant activity it will need to provide information to the TIA. The Company will need to notify the TIA annually of: (a) whether or not it is carrying on a relevant activity, (b) if the relevant entity is carrying on a relevant activity, whether or not all or any part of the relevant entity’s gross income in relation to the relevant activity is subject to tax in a jurisdiction outside of the Cayman Islands and if so, shall provide appropriate evidence to support that tax residence as may be required by the TIA and the date of the end of the Company’s financial year. Compliance with the reduced substance requirements is unlikely to be onerous for the Company and at present subject to any change in the Substance Act or the Guidance Notes, the Company is complying with the reduced economic substance test.

The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our ordinary shares may prevent the inclusion of our Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A ordinary shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares.

Certain judgments obtained against us by our shareholders may not be enforceable

We are a Cayman Islands company and the majority of our assets are located outside of the United States. The most significant portion of our operations is conducted in China. In addition, a majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons may be located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	future financial and operating results, including revenue, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our ability to compete in an industry with low barriers to entry;

●	the future growth of the Chinese insurance industry as a whole and the professional insurance intermediary sector in particular;

●	our ability to continue to operate through our VIE structure;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	negative impact on our business and financial results due to the COVID-19 pandemic;

●	our ability to attract clients, further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in Chinese insurance industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

This prospectus contains statistical data that we obtained from various government and private publications. We have not independently verified the data in these reports. Statistical data in these publications also may include projections based on a number of assumptions. If any one or more of the assumptions underlying the statistical data turns out to be incorrect, actual results may differ from the projections based on these assumptions.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements except as required by applicable law.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$27.04 million, assuming the sales of all of the Units we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants, after deducting placement agent fees and estimated offering expenses payable by us. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

The primary purposes of this offering are to obtain additional capital to further expand our operations. We plan to use the net proceeds of this offering as follows:

●	approximately 35%, or US$9.0 million, for building an information data platform to support our data analysis and marketing activities;

●	approximately 20%, or US$5.0 million, for building our intelligent customer service system to provide better service to our customers;

●	approximately 10%, or US$3.0 million, for establishing a “key customers” department to provide special services for our important customers;

●	approximately 10%, or US$3.0 million, for product research and development to improve our competitiveness; and

●	the remainder of the net proceeds for general corporate purposes, which may include working capital needs and other corporate uses.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus based upon our current plans and business conditions to use and allocate the net proceeds of this offering. However, our management will have significant flexibility and discretion in the timing and application of the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits.

As an offshore holding company, under PRC laws and regulations, we are permitted to use the net proceeds of this offering to fund our PRC subsidiaries only through capital contributions or intercompany loans. Provided that we make the necessary registrations with government authorities and obtain the required governmental approvals, we may extend inter-company loans or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital requirements.

We may not be able to make such registrations or obtain such approvals in a timely manner, or at all. See “Risk Factors— Risks Related to Doing Business in China— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans or additional capital contributions to our PRC subsidiary and VIE, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary TRX HK.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to WFOE only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The value of the Renminbi fluctuates and is affected by, among other things, changes in China’s political and economic conditions. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations through the current contractual arrangements, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our ordinary shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%. See “Taxation — People’s Republic of China Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from TRX ZJ to WFOE, pursuant to contractual arrangements between them, and the distribution of such payments to TRX HK as dividends from WFOE. Certain payments from TRX ZJ to WFOE are subject to PRC taxes, including business taxes and VAT. In addition, if TRX ZJ or its subsidiaries or branches incur debt on their own behalves in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

CAPITALIZATION

 The following table sets forth our cash and cash equivalents and our capitalization as of October 31, 2020:

•	on an actual basis; and

•	on a pro forma basis to give effect to the issuance and sale of 3,000,000 Units, each Unit consisting of one Class A ordinary share and one warrant to purchase one Class A ordinary share, assuming the sale of all of the Units we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants, and the application of the net proceeds after deducting the estimated 7.0%placement agent fees and approximately $555,000 estimated offering expenses payable by us.

The pro forma information below is illustrative only and our cash and cash equivalents and capitalization following the completion of this offering is subject to adjustment based on the actual number of Units sold in this offering and the actual public offering price of such Units and other terms of this offering determined at pricing. You should read this capitalization table together with our consolidated financial statements and the related notes appearing elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information included elsewhere in this prospectus.

	As of October 31, 2020
	Actual	Pro Forma
Cash and cash equivalents	$6,137,689	$33,182,636
Equity:
TIAN RUIXIANG Holdings Ltd shareholders' equity:
Ordinary shares, $0.001 par value; 50,000,000 shares authorized;
5,000,000 shares issued and outstanding, actual;
8,000,000 shares issued and outstanding, pro forma	5,000	8,000
Additional paid-in capital	7,696,468	34,738,415
Retained earnings	884,076	884,076
Statutory reserve	170,066	170,066
Accumulated other comprehensive loss	(117,392)	(117,392)
Total TIAN RUIXIANG Holdings Ltd shareholders' equity	8,638,218	35,683,165
Non-controlling interest	495	495
Total equity	8,638,713	35,683,660
Total capitalization	$8,638,713	35,683,660

DILUTION

If you invest in our Class A ordinary shares in this offering, your ownership interest will be diluted for each Unit you purchase to the extent of the difference between the offering price per Unit and the pro forma net tangible book value per ordinary share immediately after this offering. Dilution results from the fact that the offering price per Unit is substantially in excess of the net tangible book value per Class A ordinary share based on our outstanding Class A ordinary shares.

Our net tangible book value as of October 31, 2020 was $8,478,494, or $1.05 per Class A ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the as adjusted net tangible book value per Class A ordinary share from the offering price per Unit and after deducting the estimated commissions to the underwriter and the estimated offering expenses payable by us.

After giving effect to the sale of 3,000,000 Units offered in this offering based on the assumed public offering price of US$10.00 per Class A ordinary share, assuming the sale of all of the Units we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants, our as adjusted net tangible book value as of October 31, 2020 would have been $35,523,441, or $3.21 per outstanding Class A ordinary share. This represents an immediate increase in net tangible book value of $2.16 per Class A ordinary share to the existing shareholders, and an immediate dilution in net tangible book value of $6.79 per Class A ordinary share to investors purchasing Units in this offering.

The following table illustrates such dilution:

Post-Offering
Assumed public offering price per Unit	$10.00
Net tangible book value per ordinary share as of October 31, 2020	$1.05
Increase in net tangible book value per Class A ordinary share attributable to investors participating in this offering	$2.16
As adjusted net tangible book value per ordinary share immediately after this offering	$3.21
Dilution per share to investors participating in this offering	$6.79

Each $1.00 increase (decrease) in the assumed public offering price of US$10.00 per Unit would increase (decrease) our pro forma as adjusted net tangible book value as of October 31, 2020 after this offering, assuming the sale of all of the Units we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants, by approximately $0.25 per Class A ordinary share, and would increase (decrease) dilution to new investors by $0.75 per Class A ordinary share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated placement agent fees and offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual offering price and other terms of this offering determined at pricing.

The table and discussion above are based on 8,075,000 Class A ordinary shares outstanding as of May 26, 2021.

To the extent that we issue additional Class A ordinary shares in the future, there will be further dilution to new investors participating in this offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and may provide significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, all of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Harney Westwood & Riegels, our counsel with respect to the laws of Cayman Islands, and Beijing Jingsh Law Firm, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Harney Westwood & Riegels, has further advised us that it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Harney Westwood & Riegels has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. Furthermore, there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments. However, a judgment obtained in the United States may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination on the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) is final; (iii) is not in respect of taxes, a fine or a penalty; and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Beijing Jingsh Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. Beijing Jingsh Law Firm has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

CORPORATE HISTORY AND STRUCTURE

Corporate History

On January 18, 2010, our VIE, TRX ZJ (formerly named “Anbisheng”) was formed as a limited company pursuant to PRC law. We operate our insurance brokerage services through TRX ZJ and its subsidiaries in China.

On May 30, 2016, RB Wealth, a company controlled by Mr. Zhe Wang, our chairman and CEO, acquired TRX ZJ.

On September 14, 2016, WDZG Consulting was formed as a limited company pursuant to PRC law and was controlled by Mr. Zhe Wang, who is also a 64.97% beneficial owner of WDZG Consulting.

On April 20, 2017, through a reorganization, RB Wealth transferred 100% of TRX ZJ to WDZG Consulting, which became the sole shareholder of TRX ZJ.

TRX ZJ established three wholly-owned subsidiaries, NDB Technology on December 1, 2016, TYDW Technology on December 12, 2016, and HH Consulting on November 22, 2017; subsequently, TRX ZJ divested and dissolved HH Consulting on July 10, 2020.

On March 16, 2017, TRX ZJ completed the acquisition of 100% of the equity interest of Hengbang Insurance, an insurance assessment services provider, for RMB 1,600,000 (approximately $232,000). Hengbang Insurance provided various insurance assessment services to its clients in China prior to the acquisition, but has had no operations after the acquisition.

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance, for RMB3,200 (approximately $482) to two unrelated third-party individuals.

TRX ZJ established, in addition to its Hangzhou headquarter, nine branch offices in 2018, 2019 and 2020: TRX BJ Branch on May 9, 2018, TRX SD Branch on July 11, 2018, TRX SX Branch on August 1, 2018, TRX HN Branch on July 19, 2019, TRX HB Branch on September 23, 2019, TRX Shanxi Branch on September 25, 2019, and TRX CQ Branch on September 26, 2019, TRX JS Branch on November 5, 2019, and TRX Baoji Branch on July 16, 2020.  TRX JS Branch was subsequently closed on November 27, 2020. TRX Baoji was subsequently closed on April 6, 2021.

On March 5, 2019, we established a holding company, TRX, under the laws of the Cayman Islands. TRX owns 100% of TRX HK, a Hong Kong Company incorporated on March 20, 2019.

On April 30, 2019, WFOE, or TRX BJ, was formed as a wholly foreign owned enterprise pursuant to PRC law. TRX HK holds 100% of the equity interests in WFOE.

On January 27, 2021, our Class A ordinary shares commenced trading on the Nasdaq Capital Market under the symbol “TIRX.”

On January 29, 2021, we completed our initial public offering of 3,000,000 Class A ordinary shares at $4.00 per share on a firm commitment basis. On February 4, 2021, we closed the sale of 75,000 Class A ordinary shares at the public offering price pursuant to the underwriters’ over-allotment option. The aggregate gross proceeds for these sales totaled $12.3 million, before deducting underwriting discounts and other related expenses.

Pursuant to PRC law, each entity formed under PRC law must have a business scope as submitted to the Administration of Industry and Commerce or its local counterpart. Depending on the particular business scopes, approval by the relevant competent regulatory agencies may be required prior to commencement of business operations. WFOE’s business scope is to primarily engage in brokerage and trade consulting; software development; basic software services; application software services; computer system services; data processing, etc. Since the sole business of WFOE is to provide TRX ZJ with technical support, consulting services and other management services relating to its day-to-day business operations and management in exchange for a service fee approximately equal to TRX ZJ’s net income after the deduction of the required PRC statutory reserve, such business scope is appropriate under PRC law. TRX ZJ, on the other hand, is also able to, pursuant to its business scope, provide insurance brokerage services. TRX ZJ is approved by the CIRC to engage in insurance brokerage services.

Our principal executive office is located at 30A Jingyuan Art Center, 3 Guangqu Road, Chaoyang District, Beijing, People’s Republic of China. Our telephone number at this address is (010) 87529554 and our fax number is (010) 83050570. Our registered office in the Cayman Islands is at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our legal name is TIAN RUIXIANG Holdings Ltd, and we operate our business under the commercial name “TRX Insurance Brokers”, which is included in our logo.

Investor inquiries should be directed to us at the address and telephone number of our principal executive offices set forth above. Our website address is http://www.tianrx.com/#/. The information contained on our website is not part of this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Corporate Structure

The following chart illustrates the Company’s corporate structure, including its subsidiaries, consolidated variable interest entity and the VIE’s subsidiaries as of the date of this prospectus:

EXCHANGE RATE INFORMATION

Our business is conducted in China, and the financial records of TRX BJ, TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance are maintained in RMB, their functional currency. However, we use the U.S. dollar as our reporting currency; therefore, periodic reports presented to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates. Our financial statements have been translated into U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830-10, “Foreign Currency Matters.” We have translated our asset and liability accounts using the exchange rate in effect at the balance sheet date. We translated our statements of income using the average exchange rate for the period. We reported the resulting translation adjustments under other comprehensive income (loss). The consolidated balance sheet amounts, with the exception of equity at October 31, 2020, 2019, 2018 and 2017 were translated at RMB 6.6912, RMB 7.0387, RMB 6.9758 and RMB 6.6324 to $1.00, respectively. The equity accounts were stated at their historical rate. The average translation rates applied to consolidated statements of income and cash flows for the years ended October 31, 2020, 2019, 2018 and 2017 were RMB 6.9747, RMB 6.8926, RMB 6.5681 and RMB 6.8038 to $1.00, respectively.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our results of operations and financial condition in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus.

Overview

We are an insurance broker operating in China through our VIE, TRX ZJ, and its PRC subsidiaries. We distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, liability insurance, accidental insurance; and (2) life insurance, such as individual life insurance and group life insurance. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service.  Additionally, we also provide risk management services to institutional customers based on in-depth analysis of the specific risks our clients face. For the fiscal year ended October 31, 2020, revenue generated from our insurance brokerage services and risk management services accounted for 90.9% and 9.1% of our total revenue, respectively.

As an insurance broker, we do not assume underwriting risks. Instead, we distribute insurance products underwritten by insurance companies operating in China to our individual or institutional customers. We are compensated for our services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance products, the particular insurance company and the region in which the products are sold. As of the date of this prospectus, we have relationships with over 40 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers.

For the year ended October 31, 2020, three insurance companies each accounted for more than 10% of our total commissions: Ping An Property Insurance Co., Ltd. Shanghai Branch, Ping An Property Insurance Co., Ltd. Beijing Branch, and PICC Beijing branch accounted for 16.5%, 16.1%, and 11.1%, respectively.

For the fiscal year ended October 31, 2019, four insurance companies each accounted for more than 10% of our total commissions: PICC Beijing Branch, China United Life Insurance Co. Ltd. Beijing Branch, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch and Ping An Property Insurance of China Incorporated Company’s Beijing Branch, accounted for 23.8%, 21.9%, 18.8% and 12.1%, respectively, of our total commissions.

For the fiscal year ended October 31, 2018, two insurance companies each accounted for more than 10% of our total commissions: Sunshine Property Insurance Co. Ltd. Hangzhou Branch and Ping An Property Insurance of China Incorporated Company Zhejiang Branch, accounted for 32% and 13.9%, respectively, of our total commissions.

China’s independent insurance intermediary market is experiencing rapid growth due to increasing demand for insurance products by the Chinese population. We intend to grow our company by aggressively recruiting talents to join our professional team and sales force, expanding our distribution network through opening more local branches in a number of selective major cities throughout China, and offering premium products and services, such as our Institutional Risk Management Services and Internet insurance distribution platform, Needbao, both designed to achieve superior customer satisfaction. Our goal is to grow from having seven branches located in the cities of Xi’an, Qingdao, Beijing, Changsha, Wuhan, Taiyuan, Chongqing, as of the date of this prospectus, to eventually become a leading national insurance intermediary company.

Our business has grown substantially after RB Wealth, a company controlled by our CEO, Mr. Zhe Wang, acquired TRX ZJ and installed a new management team in May 2016. On April 20, 2017, TRX ZJ was acquired by WDZG, another company controlled by our CEO, Mr. Zhe Wang. The number of our branches increased from zero in 2016 to 7 as of the date of this prospectus. The number of our insurance brokerage customers has also grown substantially: from three institutional customers for fiscal year 2016 to 555 for fiscal year 2020; and from no individual customers for fiscal year 2016 to 5,836 for the fiscal year 2020. Furthermore, we continually seek opportunities to offer new and premium services and products to our customers. In December 2018, we started offering Institutional Risk Management Services, a product that complements our existing insurance products, to our institutional customers. Our Institutional Risk Management Services has also grown significantly and generated $294,546 in revenue in fiscal 2020, which accounted for 9.1% of our total revenue.   Additionally, beginning in June 2019, we started to distribute a limited number of insurance products on our new internet distribution platform, Needbao (http://needbao.tianrx.com).

Revenue for the year ended October 31, 2018 totaled $3,087,708, an increase of $1,556,485, or 101.6%, compared with $1,531,223 for the year ended October 31, 2017. For the year ended October 31, 2019, due to the authorities’ stricter regulations on the automobile insurance market that resulted in reductions in insurance premiums and fees, see “Regulations – Notices on Regulations of Moto Vehicle Insurance in 2018 and 2019,” our revenue decreased by $1,085,491, or 35.2%, to $2,002,217, compared with $3,087,708 for the year ended October 31, 2018. In order to reduce risks and maintain growth, we have been implementing business strategies to reduce our concentration on automobile insurance and shift our focus on other insurance products, particularly liability insurance, since 2018.

Revenue for the year ended October 31, 2020 totaled $3,249,344, an increase of $1,247,127, or 62.3%, compared with $2,002,217 for the year ended October 31, 2019. Although the COVID-19 outbreak has caused business disruptions beginning in January 2020 in China and our business was negatively affected due to various government restrictions put in place to attempt to stop the spread of the COVID-19 pandemic, we have resumed our normal business operations since May 2020 and the impact of Covid-19 pandemic was contained in the first half of fiscal 2020. For the second half of fiscal 2020, we aggressively implemented our growth strategy including engaging various marketing campaigns to attract new customers and hiring more sales professionals, as well as continually expanding our liability and accidental insurance product offerings to meet the growing demand as a result of the Covid-19 pandemic. All of the above contributed to the significant growth of our business in the second half of fiscal 2020, during which our total revenue increased by $1,622,359 or 176.5% from the same period of fiscal 2019.

Competition

A number of industry players are involved in the distribution of insurance products in the PRC. We compete for customers on the basis of product offerings, customer services and reputation. Our principal competitors include:

●	Professional insurance intermediaries. The professional insurance intermediary sector in China is still in the developing stage, accounting for about 13% of the total insurance premiums generated in China in 2018, according to CIRC. The first professional insurance intermediary in China appeared in 1999. By the end of June 2020, the number of insurance intermediaries in China was 2,645, of which approximately 67% were insurance agencies, who represents insurance companies, approximately 19% were insurance brokers, who represents customers who purchase insurance products, and the rest were insurance adjustment companies. In recent years, governmental supervision and regulation of the industry has become stricter, and obtaining the required operating license to distribute insurance products in China is becoming more difficult, increasing the barrier of entry into this industry. With increasing consolidation expected in the insurance intermediary sector in the coming years, we expect competition within this sector to intensify.

●	Insurance companies. We compete against insurance companies that rely on their own sales force to distribute their products. Historically in China, large insurance companies have used both in-house sales force and exclusive sales agents to distribute their own products. We believe that we can compete effectively with insurance companies because we focus only on distribution and are able to offer our customers a broader range of insurance products underwritten by multiple insurance companies.

●	Other business entities. In China, some business entities may distribute insurance products as an ancillary business; primarily commercial banks, postal offices, car dealers, and hospitals. However, the insurance products distributed by these entities are usually confined to those related to their main lines of business, such as endowment and annuity life insurance products by commercial banks. We believe that we can compete effectively with these business entities because we offer our customers a broader variety of products and professional services.

For our current business, the professional insurance intermediaries that compete directly with us in the Chinese market include Huize Holding Limited, Fanhua Inc., Minya insurance brokerage Co., Ltd, Marsh & Mclennan Companies, Inc., Aon Corporation, Willis Group Holdings Limited, and Jiangtai Insurance Broker Co., Ltd. Although the above companies have operated for a longer period of time than us, with more market shares and greater brand influence, we believe that our entrepreneurial attitude and smaller size, as well as our customer service, enable us to better respond and adapt to fast changing insurance market conditions compared to the larger competitors.

Revenue Category

The Company’s revenue is derived from commissions paid by insurance carriers for insurance brokerage services and risk management fees for the provision of insurance related risk management services.

The following table illustrates the breakdown of our commissions by insurance products for the years ended October 31, 2020, 2019 and 2018.

	Years Ended October 31,
	2020		2019		2018
		Percentage		Percentage		Percentage
		of		of		of
		Total		Total		Total
	Commissions	Commissions	Commissions	Commissions	Commissions	Commissions
Property and Casualty Insurance
Automobile Insurance
Supplemental	$436,255	14.8%	$728,257	36.4%	$2,004,712	65.0%
Mandatory	30,248	1.0%	90,534	4.5%	153,769	5.0%
Commercial Property Insurance	262,079	8.9%	113,702	5.7%	306,920	9.9%
Liability Insurance	1,303,690	44.1%	321,692	16.1%	263,827	8.5%
Individual Accidental Insurance	713,339	24.1%	203,587	10.2%	116,797	3.8%
Life Insurance	159,870	5.4%	449,108	22.4%	156,366	5.1%
Health Insurance	48,686	1.7%	86,043	4.3%	54,006	1.7%
Others	631	0.0%	9,294	0.4%	31,311	1.0%
Total	$2,954,798	100.0%	$2,002,217	100.0%	$3,087,708	100.0%

Taxation

The following summary of the Cayman Islands, PRC and U.S. federal income tax considerations of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not address all possible tax considerations relating to an investment in the Class A ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of our Ordinary Shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought to, or produced before a court of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although TRX does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of TRX and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of TRX, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that TRX and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Beijing Jingsh Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of this prospectus. Therefore, we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our company pays an EIT rate of 25% for TRX BJ. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that TRX BJ a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

Material U.S. Federal Income Tax Considerations

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities;

●	persons liable for alternative minimum tax;

●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Ordinary Shares through partnerships or other pass-through entities;

●	beneficiaries of a Trust holding our Ordinary Shares; or

●	persons holding our Ordinary Shares through a Trust.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A ordinary shares. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A ordinary shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold our Class A ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A ordinary shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A ordinary shares are urged to consult their tax advisors regarding an investment in our Class A ordinary shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his or her days in the United States in the immediately preceding year; plus

3.	One-sixth of his or her days in the United States in the second preceding year.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the passive foreign investment company (PFIC) rules (defined below) discussed below, the gross amount of distributions made by us to you with respect to the Class A ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if, applying applicable look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles not reflected on its balance sheet are taken into account. Passive income generally includes, among other things, dividends, interest, income equivalent to interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, including the proceeds we received from our initial public offering and the value of our Class A ordinary shares, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets. Furthermore, fluctuations in the market price of our Class A ordinary shares may cause us to be classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A ordinary shares from time to time (which may be volatile). In addition, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Class A ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder were to make a “deemed sale” election with respect to the Class A ordinary shares.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A ordinary shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A ordinary shares. Failure to report such information could result in substantial penalties.

Critical Accounting Policies

Use of Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to the allowance for doubtful accounts, the useful life of property and equipment, and assumptions used in assessing the impairment of long-term assets.

We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Principles of Consolidation

The consolidated financial statements include the accounts of our subsidiaries, VIE and its subsidiaries. All intercompany transactions and balances are eliminated upon consolidation.

A subsidiary is an entity in which we, directly or indirectly, controls more than one half of the voting power or have the power to: govern the financial and operating policies; appoint or remove the majority of the members of the board of directors; or cast a majority of votes at the meeting of the board of directors.

U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. We evaluate each of our interests in an entity to determine whether or not the investee is a VIE and, if so, whether we are the primary beneficiary of such VIE. In determining whether we are the primary beneficiary, we consider if we (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, we consolidate the VIE. We have determined that TRX ZJ is a VIE that is subject to consolidation and that TRX is the primary beneficiary.

In the PRC, investment activities by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the PRC Ministry of Commerce, or MOFCOM, and the PRC National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations. The insurance brokerage industry falls within the permitted category in accordance with the Catalogue, however we opted for a VIE structure instead of direct ownership due to restrictions on the direct ownership of our Chinese operating entity imposed by the CIRC. See “Risk Factors - Risks Related to Our Corporate Structure - Our Shareholders are subject to greater uncertainties because we operate through a VIE structure due to restrictions on the direct ownership of our Chinese operating entity imposed by the CIRC even though the Insurance Brokerage Industry falls within the permitted category in accordance with the Catalogue and the Negative List.” TRX HK and TRX BJ (its PRC subsidiary) are both considered as foreign investors or foreign invested enterprises under PRC law, and we conduct our activities in the PRC through our consolidated VIE, TRX ZJ, and its subsidiaries in order to comply with the aforementioned regulations. As such, TRX ZJ is controlled through contractual arrangements in lieu of direct equity ownership by us or any of our subsidiaries.

Such contractual arrangements are a series of four agreements (collectively the “VIE Agreements”) including an Equity Interest Pledge Agreement, a Share Disposal and Exclusive Option to Purchase Agreement, a Proxy Agreement, and an Exclusive Business Cooperation and Service Agreement. These contractual agreements obligate WFOE to absorb a majority of the risk of loss from TRX ZJ’s activities and entitle WFOE to receive a majority of its residual returns. In essence, WFOE has gained effective control over TRX ZJ. Therefore, we believe that TRX ZJ should be considered as a VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of TRX ZJ and TRX ZJ’s subsidiaries are consolidated with those of WFOE and ultimately are consolidated into those of TRX.

Revenue Recognition

The Company recognizes revenue under Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised goods or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” goods or service (or bundle of goods or services) if both of the following criteria are met:

•	The customer can benefit from the goods or service either on its own or together with other resources that are readily available to the customer (i.e., the goods or service is capable of being distinct).

•	The entity’s promise to transfer the goods or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the goods or service is distinct within the context of the contract).

If a goods or service is not distinct, the goods or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties (for example, some sales taxes). The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Types of revenue:

•	Insurance brokerage services fees under contracts with customers to providing insurance brokerage services. The Company does not provide any insurance agent services.

•	Risk management service fees under risk management agreements to provide insurance related risk management services to its clients. The Company is paid for its services by its clients pursuant to the terms of the written risk management agreements. Each contract calls for a fixed payment.

Revenue recognition criteria:

•	For insurance brokerage services fees, the distinct performance obligation is policy placement services. Billing is controlled by the insurance carriers, therefore, the data necessary to reasonably determine the revenue amounts is made available to the Company by the insurance carriers on a monthly basis. Insurance brokerage services are considered to be rendered and completed, and revenue is recognized, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured, which is confirmed by the insurance carriers with their monthly commissions statements submitted to the Company. The Company has met all the criteria of revenue recognition when the premiums are collected by it or the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission prior to the receipt of the related premiums. Generally, at the time when the insurance policy is signed, it is difficult for us to assess the insured’s ability and intention to pay the premium due on the policy. Therefore, it is not possible for us to estimate if we will collect substantially all of the commission to which we will be entitled in exchange for our insurance brokerage services. For this reason we recognize revenue when the premiums are either collected by us or by the respective insurance carriers and not before, due to the specific practice in the industry.

•	The Company recognizes revenue by providing insurance related risk management services under written service contracts with its customers. Revenue related to its service offerings is recognized at a point in time when service is rendered.

No allowance for cancellation has been recognized for brokerage business as the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been minimal to date, are recognized upon notification from the insurance carriers.

Occasionally, certain policyholders or insureds might request the Company to assist them for claim process on their behalf with the insurance carriers. The Company generally will spend approximately an hour on the phone with the insurance carriers if such assistance is requested by the insured. Based on historical experience, claim service calls and related labor costs have been minimal. Based on historical data, the transaction price does not include any element of consideration that is variable or contingent on the outcome of future events, such as policy cancellations, lapses, and volume of business or claims experience.

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP for income taxes. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis. Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forward. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have unrecognized uncertain tax positions or any unrecognized liabilities, interest or penalties associated with unrecognized tax benefit as of October 31, 2020 and 2019. As of October 31, 2020, income tax returns for the tax years ended October 31, 2015 through October 31, 2019 remained open for statutory examination by PRC tax authorities.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent Accounting Pronouncements

For details of applicable new accounting standards, please, refer to Recent Accounting Pronouncements in Note 3 of our consolidated financial statements in this prospectus.

Impact of COVID-19 on Our Operations

The COVID-19 pandemic has caused business disruptions beginning in January 2020 in China. Our business was negatively affected due to various government restrictions put in place to attempt to stop the spread of COVID-19 including: (i) only 60% of the Company’s employees were able to return to work on and around March 1, 2020, which was one month later than usual after the Spring Festival holiday, with the remaining 40% of the Company’s employees returning to work by the end of March 2020; and (ii) the Company’s ability to sign on new customers was hindered because it was difficult for our sales personnel to finalize sales without in-person meetings. Therefore, our revenue for the first half of 2020 decreased as compared to the same period of fiscal 2019. However, as of the date of this prospectus, the COVID-19 outbreak is generally considered as under control in China and we have been able to resume our normal business activities since May 2020. In light of the current circumstances, based on available information, we believe that the negative impact of the COVID-19 outbreak on our business was temporary and mainly contained in the first half of fiscal 2020.

However, the extent to which the COVID-19 pandemic may impact the Company’s business, operations and financial results from this point forward will depend on numerous evolving factors that the Company cannot accurately predict. Those factors include the following: the duration and scope of the pandemic; governmental, business and individuals’ actions in response to the pandemic in the future; and any other further development of the COVID-19 pandemic.

Results of Operations

This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

Comparison of Results of Operations for the Years Ended October 31, 2020 and 2019

The following table sets forth a summary of our consolidated results of operations for the years ended October 31, 2020 and 2019.

	Years Ended October 31,		Changes in
	2020	2019	Amount	Percentage
Revenue	$3,249,344	$2,002,217	$1,247,127	62.3%
Operating expenses:
Selling and marketing	1,558,209	797,572	760,637	95.4%
General and administrative	1,130,993	1,101,975	29,018	2.6%

Total operating expenses	2,689,202	1,899,547	789,655	41.6%

Income from operations	560,142	102,670	457,472	445.6%

Other income, net	200,013	311,325	(111,312)	(35.8)%

Income before income taxes	760,155	413,995	346,160	83.6%

Income taxes	126,055	238,208	(112,153)	(47.1)%

Net income	634,100	175,787	458,313	260.7%

Foreign currency translation adjustment	420,719	(70,429)	491,148	(697.4)%

Comprehensive income	$1,054,819	$105,358	$949,461	901.2%

Revenue

As a broker of insurance products, we derive our revenue from commissions paid by insurance carriers, typically calculated as a percentage of premiums paid by insureds to the insurance carriers in China. In addition, we generated risk management revenue from provision of insurance related risk management services. We report revenue net of PRC’s VAT for all the periods presented in the consolidated statements of income and comprehensive income.

Revenue for the year ended October 31, 2020 totaled $3,249,344, an increase of $1,247,127, or 62.3%, compared with $2,002,217 for the year ended October 31, 2019. This significant increase was primarily attributable to the growth of our business in China resulting from the increase in our sales professionals and the increase in our marketing activities. We launched aggressive advertising campaigns to attract new customers. We also recruited 168 additional sales professionals to sell insurance products.

Operating Expenses

During the years ended October 31, 2020 and 2019, operating expenses included selling and marketing expenses and general and administrative expenses.

Selling and Marketing

Third party and related party selling and marketing expenses amounted to $1,558,209 for the year ended October 31, 2020, as compared to $797,572 for the year ended October 31, 2019, an increase of $760,637, or 95.4%.  The significant increase was mainly attributable to:

•	The increase in our marketing activities;

•	The launch of aggressive advertising campaigns; and

•	The increase in the number of sales professionals to sell insurance products.

Advertising expenses mainly consist of expenses associated with advertising campaigns and are included in selling and marketing expenses. Advertising costs are expensed as incurred. Advertising expenses for the years ended October 31, 2020 and 2019 totaled $1,117,918 and $525,528, respectively.

Our selling and marketing expenses as a percentage of revenue for the year ended October 31, 2020 increased to 48.0% from 39.8% for the year ended October 31, 2019. The increase was primarily attributable to the increase in our selling and marketing expenses as described above.

General and Administrative

Third party and related party general and administrative expenses amounted to $1,130,993 for the year ended October 31, 2020, as compared to $1,101,975 for the year ended October 31, 2019, an increase of $29,018, or 2.6%.

For the years ended October 31, 2020 and 2019, general and administrative expenses consisted of the following:

	Years Ended October 31,		Changes in
	2020	2019	Amount	Percentage
Compensation and related benefits	$743,062	$651,490	$91,572	14.1%
Rent and related utilities	196,973	212,707	(15,734)	(7.4)%
Professional fees	94,363	123,512	(29,149)	(23.6)%
Depreciation and amortization	27,829	34,713	(6,884)	(19.8)%
Travel and entertainment	9,366	30,550	(21,184)	(69.3)%
Others	59,400	49,003	10,397	21.2%
	$1,130,993	$1,101,975	$29,018	2.6%

•	For the year ended October 31, 2020, compensation and related benefits increased by $91,572, or 14.1%, as compared to the year ended October 31, 2019. The increase was primarily attributable to an increase in the number of our employees. In 2020, we hired additional employees to support the operation of our branches. We expect that our compensation and related benefits will continue to increase in the near future. For the years ended October 31, 2020 and 2019, we did not incur nor were required to pay any salary to our chief executive officer and chief financial officer. We started to pay our chief executive officer and chief financial officer when we became a public reporting company in the United States. None of the executive officer salaries we paid in fiscal 2021was for services rendered during the years ended October 31, 2020 and 2019. For the years ended October 31, 2020 and 2019, compensation and related benefits were for our employees only, which did not include the amount of commissions incurred and or paid to sales agents whom we have a contractual relationship with and are not our employees. For the years ended October 31, 2020 and 2019, the average number of our employees was 52 and 36, respectively.

•	For the year ended October 31, 2020, rent and related utilities decreased by $15,734, or 7.4%, as compared to the year ended October 31, 2019, due to COVID-19 rent forgiveness.

•	For the year ended October 31, 2020, professional fees decreased by $29,149, or 23.6%, as compared to the year ended October 31, 2019. The decrease was mainly due to the decrease in use of professional services providers who assist management in operating and managing the Company. We expect that our professional fees will remain in its current level with minimal increase in the near future.

•	For the year ended October 31, 2020, depreciation and amortization decreased by $6,884, or 19.8%, as compared to the year ended October 31, 2019. The decrease was primarily due to certain software had reached the end of amortization period and no further amortization is required for the software in fiscal 2020.

•	For the year ended October 31, 2020, travel and entertainment expenses decreased by $21,184, or 69.3%, as compared to the year ended October 31, 2019. The decrease was mainly due to decreased business travel activities and decreased entertainment expenditure resulting from the COVID-19 pandemic. In the year ended October 31, 2020, the COVID-19 pandemic caused public health officials to enforce measures to mitigate the spread of the virus, such as, ceasing all non-essential travels and practicing stay at home as much as possible.

•	Other general and administrative expenses were primarily comprised of office supplies, bank service charge, internet service fees and miscellaneous taxes. For the year ended October 31, 2020, other general and administrative expenses increased by $10,397, or 21.2%, as compared to the year ended October 31, 2019, resulting from our business expansion.

Income from Operations

As a result of the foregoing, for the year ended October 31, 2020, income from operations amounted to $560,142, as compared to $102,670 for the year ended October 31, 2019, an increase of $457,472, or 445.6%.

Other Income (Expense)

Other income (expense) primarily includes interest income from notes receivable and deposits, interest expense incurred from our third party and related party borrowings, and miscellaneous income. Other income, net, totaled $200,013 for the year ended October 31, 2020, as compared to $311,325 for the year ended October 31, 2019, a decrease of $111,312, or 35.8%, which was mainly attributable to a decrease in interest income of approximately $84,000 generated from our notes receivable and interest bearing deposits and a decrease in miscellaneous income of approximately $46,000, offset by a decrease in interest expense of approximately $19,000.

Income Taxes

Our income tax expense is mainly attributable to our VIE in China, TRX ZJ and its subsidiaries, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance, all of which were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008, and was amended on December 29, 2018. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises. In the years ended October 31, 2020 and 2019, NDB Technology, TYDW Technology and Hengbang Insurance were each recognized as small low-profit enterprise and received preferential income tax rate. HH Consulting is subject to a preferential income tax rate of 0% for a period of five years commencing June 2018, as it was incorporated in the Horgos Economic District, Xinjiang province.

Income taxes expense was $126,055 for the year ended October 31, 2020, as compared to $238,208 for the year ended October 31, 2019, a decrease of $112,153, or 47.1%. The decrease in income taxes expense was primarily attributable to decrease in taxable income generated by our operating entities.

Net Income

As a result of the factors described above, our net income was $634,100 for the year ended October 31, 2020, as compared to $175,787 for the year ended October 31, 2019, an increase of $458,313, or 260.7%.

Net (Loss) income Attributable to Non-controlling Interest

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance to two third party individuals. As of October 31, 2020, these two individuals owned in the aggregate 0.2% of the equity interests of Hengbang Insurance, which is not under the Company’s control. The net (loss) income attributable to non-controlling interest was $(3) and $0 for the years ended October 31, 2020 and 2019, respectively.

Net Income Attributable to TRX Ordinary Shareholders

As a result of the foregoing, our net income attributable to TRX ordinary shareholders was $634,103 or $0.13 per share (basic and diluted) for the year ended October 31, 2020, as compared with $175,787, or $0.04 per share (basic and diluted) for the year ended October 31, 2019, an increase of $458,316 or 260.7%.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. The functional currency of TRX and TRX HK is the U.S. dollar, and the functional currency of TRX BJ, TRX ZJ, NDB Technology, TYDW Technology, HH Consulting and Hengbang Insurance, is the Chinese Renminbi (“RMB”). The financial statements of our subsidiaries whose functional currency is the RMB are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. Net gains and losses resulting from foreign exchange transactions are included in the results of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation gain of $420,719 and foreign currency translation loss of $70,429 for the years ended October 31, 2020 and 2019, respectively. This non-cash gain/(loss) had the effect of increasing/(decreasing) our reported comprehensive income.

Comprehensive Income

As a result of our foreign currency translation adjustment, we had comprehensive income of $1,054,819 and $105,358 for the years ended October 31, 2020 and 2019, respectively.

Comparison of Results of Operations for the Years Ended October 31, 2019 and 2018

The following table sets forth a summary of our consolidated results of operations for the years ended October 31, 2019 and 2018.

	Years Ended October 31,		Changes in
	2019	2018	Amount	Percentage
Revenue	$2,002,217	$3,087,708	$(1,085,491)	(35.2)%
Operating expenses:
Selling and marketing expenses	797,572	1,033,408	(235,836)	(22.8)%
Compensation and related benefits	651,490	166,047	485,443	292.4%
Rent and related utilities	212,707	153,480	59,227	38.6%
Professional fees	123,512	86,289	37,223	43.1%
Other	114,266	189,267	(75,001)	(39.6)%

Total operating expenses	1,899,547	1,628,491	271,056	16.6%

Income from operations	102,670	1,459,217	(1,356,547)	(93.0)%

Other income, net	311,325	27,413	283,912	1,035.7%

Income before income taxes	413,995	1,486,630	(1,072,635)	(72.2)%

Income taxes	238,208	365,192	(126,984)	(34.8)%

Net income	175,787	1,121,438	(945,651)	(84.3)%

Foreign currency translation adjustment	(70,429)	(598,509)	528,080	(88.2)%

Comprehensive income	$105,358	$522,929	$(417,571)	(79.9)%

Revenue

As a broker of insurance products, we derive our revenue from commissions paid by insurance carriers, typically calculated as a percentage of premiums paid by insureds to the insurance carriers in China. We report revenue net of PRC’s VAT for all the periods presented in the consolidated statements of income and comprehensive income.

Revenue for the year ended October 31, 2019 totaled $2,002,217, a decrease of $1,085,491, or 35.2%, compared with $3,087,708 for the year ended October 31, 2018. This decrease was primarily attributable to the combination of (i) a significant decrease in commissions from automobile as a result of stricter regulations on the automobile insurance market that resulted in reductions in insurance premiums and fees, see “Regulations – Notices on Regulations of Motor Vehicle Insurance in 2018 and 2019,”; and (ii) the fact that a large percentage, or 40.9% and 70.0%, of our revenues were generated from automobile insurance commissions in 2019 and 2018, respectively.

Operating Expenses

During the years ended October 31, 2019 and 2018, operating expenses included selling and marketing expenses, compensation and related benefits, rent and related utilities, professional fees, and other general and administrative expenses.

Selling and Marketing Expenses

Third party and related party selling and marketing expenses amounted to $797,572 for the year ended October 31, 2019, as compared to $1,033,408 for the year ended October 31, 2018, a decrease of $235,836, or 22.8%. The decrease was mainly attributable to (i) the decrease in our marketing activities, and (ii) the decrease in use of sales professionals.

Although our selling and marketing expenses decreased in 2019 as compared to 2018, our selling and marketing expenses as a percentage of revenue for the year ended October 31, 2019 increased to 39.8% from 33.5% for the year ended October 31, 2018. The increase was primarily attributable to a significant decrease in our revenue.

Advertising costs were included in selling and marketing expenses. Advertising costs were $525,528 and $836,549 for the years ended October 31, 2019 and 2018, respectively.

Compensation and Related Benefits

Compensation and related benefits totaled $651,490 for the year ended October 31, 2019, as compared to $166,047 for the year ended October 31, 2018, an increase of $485,443, or 292.4%. The significant increase was primarily attributable to an increase in employees. On May 9, 2018, July 11, 2018, August 1, 2018, July 19, 2019, we formed TRX ZJ’s Beijing Branch, TRX QD Branch, TRX SX Branch, and TRX HN Branch, respectively. As such, we hired additional employees to support these branches’ operation.

For the fiscal years ended October 31, 2019 and 2018, we did not incur nor were required to pay any salary to our chief executive officer and chief financial officer.

For the fiscal years ended October 31, 2019 and 2018, compensation and related benefits were for our employees only, which did not include the amount of commissions incurred and or paid to sales agents whom we have a contractual relationship with and are not our employees.

For the fiscal years ended October 31, 2019 and 2018, the average number of our employees was 36 and 13, respectively.

Rent and Related Utilities

Office rent and related utilities amounted to $212,707 for the year ended October 31, 2019, as compared to $153,480 for the year ended October 31, 2018, an increase of $59,227, or 38.6%. The increase was primarily attributable to the increase in our office space. On May 9, 2018, July 11, 2018, August 1, 2018, July 19, 2019, we formed TRX ZJ’s Beijing Branch, TRX QD Branch, TRX SX Branch, and TRX HN Branch, respectively, and rented office space for these newly formed branches.

Professional Fees

Professional fees amounted to $123,512 for the year ended October 31, 2019, as compared to $86,289 for the year ended October 31, 2018, an increase of $37,223, or 43.1%. The increase was mainly due to the increase in use of professional services providers who assist management in operating and managing the Company.

Other General and Administrative Expenses

For the years ended October 31, 2019 and 2018, other general and administrative expenses consisted of the following:

	Years Ended October 31,		Changes in
	2019	2018	Amount	Percentage
Depreciation and amortization	$34,713	$30,296	$4,417	14.6%
Travel and entertainment	30,550	22,530	8,020	35.6%
Office supplies and decorations	7,930	57,999	(50,069)	(86.3)%
Others	41,073	78,442	(37,369)	(47.6)%
	$114,266	$189,267	$(75,001)	(39.6)%

•	For the year ended October 31, 2019, depreciation and amortization increased by $4,417, or 14.6%, as compared to the year ended October 31, 2018. The increase was primarily due to increased amortization from our software which was placed in service in 2019.

•	For the year ended October 31, 2019, travel and entertainment expenses increased by $8,020, or 35.6%, as compared to the year ended October 31, 2018. The increase was primarily due to increased business travel activities incurred and increased entertainment expenditure in order to enhance our visibility.

•	For the year ended October 31, 2019, office supplies and decorations decreased by $50,069, or 86.3%, as compared to the year ended October 31, 2018. The decrease was mainly due to the decrease in our office decoration as compared to last year, resulting from our efforts on stricter control on expenses.

•	Other general and administrative expenses were primarily comprised of bank service charges, internet service fee and miscellaneous taxes. For the year ended October 31, 2019, other general and administrative expenses decreased by $37,369, or 47.6%, as compared to the year ended October 31, 2018, reflecting our efforts at reducing non-sales related corporate activities as well as stricter controls on corporate expenditures.

Income from Operations

As a result of the foregoing, for the year ended October 31, 2019, income from operations amounted to $102,670, as compared to $1,459,217 for the year ended October 31, 2018, a decrease of $1,356,547, or 93.0%.

Other Income (Expense)

Other income (expense) includes interest income from notes receivable and deposits, other miscellaneous income, and interest expense incurred from our third party and related party borrowings. Other income, net, totaled $311,325 for the year ended October 31, 2019, as compared to $27,413 for the year ended October 31, 2018, a change of $283,912, which was mainly attributable to an increase in interest income of approximately $261,000 generated from our notes receivable and interest bearing deposits and an increase in other income of approximately $19,000.

Income Taxes

Our income tax expense is mainly attributable to our VIE in China, TRX ZJ and its subsidiaries, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance, all of which were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008, and was amended on December 29, 2018. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises. In the years ended October 31, 2019 and 2018, TYDW Technology and Hengbang Insurance were each recognized as small low-profit enterprise and received preferential income tax rate. HH Consulting is subject to a preferential income tax rate of 0% for a period of five years commencing June 2018, as it was incorporated in the Horgos Economic District, Xinjiang province.

Income taxes expense was $238,208 for the year ended October 31, 2019, as compared to $365,192 for the year ended October 31, 2018, a decrease of $126,984, or 34.8%. The decrease in income taxes expense was primarily attributable to decrease in taxable income generated by our operating entities.

Net Income

As a result of the factors described above, our net income was $175,787 for the year ended October 31, 2019, as compared to $1,121,438 for the year ended October 31, 2018, a decrease of $945,651, or 84.3%.

Net Income Attributable to Non-Controlling Interest

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance to two third party individuals. As of October 31, 2019, these two individuals owned in the aggregate 0.2% of the equity interests of Hengbang, Insurance which is not under the Company’s control. The net income attributable to non-controlling interest was $0 and $9 for the years ended October 31, 2019 and 2018, respectively.

Net Income Attributable to TRX Ordinary Shareholders

As a result of the foregoing, our net income attributable to TRX ordinary shareholders was $175,787 or $0.04 per share (basic and diluted) for the year ended October 31, 2019, as compared with $1,121,429, or $0.22 per share (basic and diluted) for the year ended October 31, 2018, a decrease of $945,642 or 84.3%.

Foreign Currency Translation Adjustment

Our reporting currency is the U.S. dollar. The functional currency TRX and TRX HK, is the U.S. dollar and the functional currency of TRX BJ, TRX ZJ, NDB Technology, TYDW Technology, HH Consulting and Hengbang Insurance, is the Chinese Renminbi (“RMB”). The financial statements of our subsidiaries whose functional currency is the RMB are translated to U.S. dollars using period end rates of exchange for assets and liabilities, average rate of exchange for revenue and expenses and cash flows, and at historical exchange rates for equity. Net gains and losses resulting from foreign exchange transactions are included in the results of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $70,429 and $598,509 for the years ended October 31, 2019 and 2018, respectively. This non-cash loss had the effect of decreasing our reported comprehensive income.

Comprehensive Income

As a result of our foreign currency translation adjustment, we had comprehensive income of $105,358 and $522,929 for the years ended October 31, 2019 and 2018, respectively.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. At October 31, 2020 and 2019, we had cash, cash equivalents, and restricted cash of approximately $6,923,000 and $6,967,000, respectively. These funds are kept in financial institutions located in China.

Under applicable PRC regulations, foreign invested enterprises, or FIEs, in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

In addition, a majority of our businesses and assets are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of our PRC subsidiary to transfer its net assets to TRX through loans, advances or cash dividends.

The current PRC EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement.

The following table sets forth a summary of changes in our working capital from October 31, 2019 to October 31, 2020:

	October 31,	October 31,	Changes in
	2020	2019	Amount	Percentage
Working capital:
Total current assets	$9,560,597	$8,088,144	$1,472,453	18.2%
Total current liabilities	1,288,651	790,607	498,044	63.0%
Working capital	$8,271,946	$7,297,537	$974,409	13.4%

Our working capital increased by $974,409 to $8,271,946 at October 31, 2020 from $7,297,537 at October 31, 2019. The increase in working capital was primarily attributable to an increase in restricted cash of approximately $62,000, an significant increase in accounts receivable of approximately $1,074,000, mainly due to the credit provided to more customers, and an increase in deferred offering costs of approximately $412,000, offset by a decrease in cash and cash equivalents of approximately $105,000, an increase in VAT and other taxes payable of approximately $230,000, an increase in accrued liabilities and other payables of approximately $123,000, and an increase in operating lease liabilities of approximately $93,000.

Because the exchange rate conversion is different for the consolidated balance sheets and the consolidated statements of cash flows, the changes in assets and liabilities reflected on the consolidated statements of cash flows are not necessarily identical with the comparable changes reflected on the consolidated balance sheets.

Cash Flows for the Year Ended October 31, 2020 Compared to the Year Ended October 31, 2019

The following summarizes the key components of our cash flows for the years ended October 31, 2020 and 2019:

	Years Ended October 31,
	2020	2019
Net cash (used in) provided by operating activities	$(48,169)	$229,053
Net cash (used in) provided by investing activities	(3,457)	37,006
Net cash used in financing activities	(478,245)	(871,318)
Effect of exchange rate on cash, cash equivalents and restricted cash	486,780	(55,593)
Net decrease in cash, cash equivalents and restricted cash	$(43,091)	$(660,852)

Net cash flow used in operating activities for the year ended October 31, 2020 was $48,169, which primarily reflected the changes in operating assets and liabilities mainly consisting of an significant increase in accounts receivable of approximately $1,022,000, mainly due to the credit provided to more customers, and a decrease in operating lease liabilities of approximately $163,000, offset by an increase in VAT and other taxes payable of approximately $205,000, and an increase in accrued liabilities and other payables of approximately $109,000, our net income of approximately $634,000, and the add-back of non-cash item mainly consisting of amortization of right-of-use assets of approximately $200,000.

Net cash flow provided by operating activities for the year ended October 31, 2019 was $229,053, which primarily reflected our net income of approximately $176,000, and the add-back of non-cash item consisting of depreciation and amortization of approximately $35,000, and the changes in operating assets and liabilities primarily consisting of a decrease in commission receivable of approximately $91,000, a decrease in due from related parties of approximately $448,000, an increase in accrued liabilities and other payables of approximately $41,000, and an increase in due to related parties of approximately $37,000, offset by an increase in prepaid expenses and other current assets of approximately $356,000, a decrease in insurance premiums payable of approximately $199,000, and a decrease in VAT and other taxes payable of approximately $56,000.

Net cash flow used in investing activities was $3,457 for the year ended October 31, 2020 as compared to net cash flow provided by investing activities of $37,006 for the year ended October 31, 2019. During the year ended October 31, 2020, we made payment for purchase of property and equipment of approximately $3,000 and made payments for notes receivable – related party of approximately $17,159,000, offset by proceed received from repayments of notes receivable – related party of approximately $17,159,000. During the year ended October 31, 2019, we received proceed from repayment of notes receivable – related party of approximately $232,000, offset by payment made for purchase of property and equipment of approximately $12,000, and payment made for purchase of intangible asset of approximately $183,000.

Net cash flow used in financing activities was $478,245 for the year ended October 31, 2020 as compared to $871,318 for the year ended October 31, 2019. During the year ended October 31, 2020, we made payments for deferred offering costs of approximately $371,000 and made repayments for related parties’ borrowings of approximately $2,099,000, offset by proceed received from related parties’ borrowings of approximately $1,987,000 and shareholders’ contribution of $5,000. During the year ended October 31, 2019, we made repayments for third party and related party borrowings of approximately $378,000, and made payments for deferred offering costs of approximately $494,000.

Cash Flows for the Year Ended October 31, 2019 Compared to the Year Ended October 31, 2018

The following summarizes the key components of our cash flows for the years ended October 31, 2019 and 2018:

	Years Ended October 31,
	2019	2018
Net cash provided by operating activities	$229,053	$1,374,546
Net cash provided by (used in) investing activities	37,006	(9,618)
Net cash (used in) provided by financing activities	(871,318)	6,486,594
Effect of exchange rate on cash, cash equivalents and restricted cash	(55,593)	(471,032)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(660,852)	$7,380,490

Net cash flow provided by operating activities for the year ended October 31, 2019 was $229,053, which primarily reflected our net income of approximately $176,000, and the add-back of non-cash item consisting of depreciation and amortization of approximately $35,000, and the changes in operating assets and liabilities primarily consisting of a decrease in commission receivable of approximately $91,000, a decrease in due from related parties of approximately $448,000, an increase in accrued liabilities and other payables of approximately $41,000, and an increase in due to related parties of approximately $37,000, offset by an increase in prepaid expenses and other current assets of approximately $356,000, a decrease in insurance premiums payable of approximately $199,000, and a decrease in VAT and other taxes payable of approximately $56,000.

Net cash flow provided by operating activities for the year ended October 31, 2018 was $1,374,546, which primarily reflected our net income of approximately $1,121,000, and the add-back of non-cash item primarily consisting of depreciation and amortization of approximately $30,000, and the changes in operating assets and liabilities primarily consisting of an increase in insurance premiums payable of approximately $209,000, an increase in VAT and other taxes payable of approximately $214,000, an increase in accrued liabilities and other payables of approximately $120,000, and an increase in due to related parties of approximately $134,000, offset by an increase in commissions receivable of approximately $168,000, an increase in prepaid expenses and other current assets of approximately $67,000, and an increase in due from related parties of approximately $193,000.

Net cash flow provided by investing activities was $37,006 for the year ended October 31, 2019 as compared to net cash flow used in investing activities of $9,618 for the year ended October 31, 2018. During the year ended October 31, 2019, we received proceed from repayment of notes receivable – related party of approximately $232,000, offset by payment made for purchase of property and equipment of approximately $12,000, and payment made for purchase of intangible asset of approximately $183,000. During the year ended October 31, 2018, we made payment for purchase of property and equipment of approximately $10,000.

Net cash flow used in financing activities was $871,318 for the year ended October 31, 2019. During the year ended October 31, 2019, we made repayments for third party and related parties’ borrowings of approximately $378,000, and made payments for deferred offering costs of approximately $494,000.

Net cash provided by financing activities was $6,486,594 for the year ended October 31, 2018. During the year ended October 31, 2018, we received proceeds from third party and related parties’ borrowings of approximately $742,000 and received shareholders’ contribution of approximately $6,090,000 in funding our operations, offset by repayments made for third party and related party borrowings of approximately $345,000.

Our capital requirements for the next twelve months primarily relate to the development of business opportunities. In addition, we expect to use cash to pay fees related to professional services and pay taxes due. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

•	An increase in working capital requirements to finance our current business;

•	The use of capital for mergers, acquisitions, and the development of business opportunities;

•	Addition of personnel as the business grows; and

•	The cost of being a public company.

We have historically funded our capital expenditures through cash flow provided by operations and third party and related party borrowings. On January 29, 2021, we completed our initial public offering of 3,000,000 Class A ordinary shares at $4.00 per share on a firm commitment basis. On February 4, 2021, we closed the sale of 75,000 Class A ordinary shares at the public offering price pursuant to the underwriters’ over-allotment option. The aggregate gross proceeds for these sales totaled $12.3 million, before deducting underwriting discounts and other related expenses. We believe that our current cash together with our cash flow from operations will be sufficient to meet our anticipated cash requirements for the next twelve months.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows. The following tables summarize our contractual obligations as of October 31, 2020, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
Contractual Obligation:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Office leases commitment	$192,988	$131,665	$61,323	$-	$-
Total	$192,988	$131,665	$61,323	$-	$-

Off-balance Sheet Arrangements

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

•	Any obligation under certain guarantee contracts,

•	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

•	Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position, and

•	Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

Foreign Currency Exchange Rate Risk

Our operations are in China. Thus, our revenue and operating results may be impacted by exchange rate fluctuations between RMB and US dollars. For the years ended October 31, 2020, 2019 and 2018, we had unrealized foreign currency translation gain/(loss) of approximately $421,000, ($70,000) and ($599,000), respectively, because of changes in the exchange rate.

Concentrations of Credit Risk

Currently, the Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in China, and by the general state of China’s economy. The Company’s operations in China are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Inflation

The effect of inflation on our revenue and operating results was not significant.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

As of October 31, 2020, we had no short-term or long-term borrowings. If we borrow money in future periods, we may be exposed to interest rate risk. Our exposure to market risk for changes in interest rates relates primarily to the interest income generated by our cash deposits with our banks. We have not been exposed, nor do we anticipate being exposed to material risks due to changes in interest rates. However, our future interest income may fall short of expectations due to changes in interest rates.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, almost all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. All of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

INDUSTRY OVERVIEW

General Factors Driving The Growth of The Chinese Insurance Industry

We believe that certain macroeconomic factors, such as the governmental policy that allows an open market and China’s rapid economic growth, have been and will continue to be the key driving forces behind the growth of the Chinese insurance industry since 1978, when the PRC government started economic reform and opening up the country to the outside world. The rapid economic growth of China has created substantial economic GDP growth in China. Based on the data from the National Bureau of Statistics of China, the Chinese economy had maintained a growth rate of around 10% for a long period until 2014, and then entered into an adjustment period accompanying with slower growth rate of at around 7.5% between 2014 and 2016, but the economy growth was back at around 10% in 2017 and 2018, but decreased to around 7.5% in 2019. The GDP growth led to the rapid accumulation of national wealth, which we believe provides a solid foundation for the further development of the insurance industry in China.

The growth rate of China’s insurance industry linked to GDP growth rate.

Source: the National Bureau of Statistics of China and CBIRC

Increase in Household Income

The continuous improvement of Chinese residents’ income is the core factor driving the growth of the insurance industry in China. Along with the steady development of economy in China, the income and per capita disposable income of urban Chinese residents have increased continuously. The growth of household wealth has increased consumption level as well as stimulated demand for insurance products. Therefore, demand for insurance products is being fueled by continued growth of household wealth.

Per capita disposable income of urban residents

Source: National Bureau of Statistics official website

Expansion of the Chinese Middle-class

The number of Chinese citizens considered middle-class, who have annual household incomes from $9,000 to $34,000, has risen rapidly. As the Chinese residents’ income grows, China’s middle-class population and the number of high-net-worth individuals have been rising as well. Accenture’s report in 2016 cited data from the Brookings Institution of the American Thinker, predicting that China’s middle-class population will rise from 157 million in 2009 to 557 million in 2020 and eventually reach 960 million in 2030, indicating that the number of high net worth people in China is growing in the same proportion. In addition, the China Construction Bank and BCG’s joint report forecasts the number of high net worth individuals in China will grow at a compound rate of 8% in the next five years, reaching 2.41 million in 2023. In China, according to McKinsey, an individual needs an annual household income ranges from US$9,000 to US$34,000 (approximately RMB 60,000 to RMB 227,000) to be in the middle-class, and high-net-worth individuals refer to people who have a net wealth of at least RMB6 million (approximately $US1 million).

The number of middle-class in China (in 100 millions)	The number of high-net-worth in China (in 10,000s)

Source: Accenture (Grasp the Micro-moment, become the intelligent assistant of the new type consumers in 2015)	Source: BCG& CCB (China private bank in 2019)

In general, middle-class groups with higher academic qualifications and higher incomes are more inclined to purchase life insurance. Therefore, we expect that when a larger number of Chinese residents born after the 1980s and 1990s, gradually enter middle-class in the next ten years, the number of the core customers of Chinese life insurance will grow faster in the future to stimulate the demand of life insurance.

China’s college degree or above has grown rapidly (number is in 10,000s)	In the next 10 years, a large number of people born in the 80s-90s will enter to the middle-class (number is in 100 millions)

Source: China Statistical Yearbook in 2016	Source: China Statistical Yearbook in 2016

The Aging Trend of The Chinese Population

We believe China’s increasing aging population has fueled the demand and promoted the development of certain insurance products, such as life insurance and endowment insurance products

The insurance industry is not only closely related to the economic cycles but also inextricably linked to the demographic changes of a country. According to data published in 2019 by National Bureau of Statistics, in 2018, around 60.15% of the Chinese population were in the range from 25 to 64 years old, and around 11.94% of the Chinese population were over 65 years old. The proportion of the population over 65 years is expected to grow at the rate of 1.43% from 2017 to 2023, and reach 20% by the year 2023.

China’s increasing aging population has fueled the demand and promoted the development of certain insurance products, such as life insurance and endowment insurance products.

Favorable Regulatory Environment

The Fifth National Financial Work Conference, held on July 14, 2017, specifically confirmed the needs to promote the insurance industry for its risk management and protection function. The State Council’s No.29 National Notice, dated August 10, 2014, confirms its goal to build an insurance industry that is compatible with China’s economic and social needs, reaching the national target of 5% in insurance penetration, or total premium as a percentage of GDP, and RMB 3,500 (approximately US$569) per person in insurance density, or per capita premium, by 2020. The 13th Five-Year-Plan of the CIRC also confirmed its commitment to continuously promote and support of various development plans of the industry.

The Chinese Insurance Industry

Size and Growth

According to National Bureau of Statistics of China in 2012, the total insurance premium generated by the insurance industry was RMB1,548.8 billion (approximately US$248.6 billion. Since then), China’s insurance premium income has risen steadily and the growth rate has increased year over year. By 2019, the Chinese insurance industry achieved a premium income of RMB4264.5 billion (approximately US$612 billion), which yielded a compound growth rate of 15.6% from 2012 to 2019. The 2018 World Insurance Industry Report released on March 6, 2019 by the Swiss Research Institute stated that in 2017, China’s insurance industry, measured by total premium income, was the second largest insurance market in world only behind the United States, accounting for 11.07% of the global market.

Insurance premium income and growth rate from 2007 to 2019 (in 100 million)

Source: National Bureau of Statistics

In recent years, China's insurance industry has been experiencing accelerating growth. Insurance density, or per capita premium, and insurance penetration, or total premium as a percentage of GDP, are used to measure the level of insurance development for a country or a region. From the development trend in recent years, the penetration in China has not only increased year by year, but the annual growth rate of penetration is also accelerating. In 2011, insurance penetration rate in China was only 3.04%, while in 2019, it increased to 4.3%, with an average annual increase of 0.16%. It is worth noting that China is one of the countries with the fastest GDP growth in the world, and the significant increase in the insurance penetration rate in China is achieved along a high GDP growth rate, indicating that China's insurance industry is developing strongly and rapidly. Additionally, China's insurance density has also increased from RMB1047 (approximately US$166) in 2011 to RMB2724 (approximately US$406) in 2018, with an average annual growth rate of 22.88%.

China insurance density (yuan)	China insurance depth

Source: People's Bank of China Financial Consumption Rights Protection Bureau “the analysis report on financial inclusion indicators in China in 2018” dated October 2019	Source: People's Bank of China Financial Consumption Rights Protection Bureau “the analysis report on financial inclusion indicators in China in 2018” dated October 2019

However, compared with other developed nations, China’s insurance density and penetration rate are relatively low. In 2019, the United States, the world's largest insurance country, had an insurance density of US$7,495, and an insurance penetration rate of 11.43%. In contrast, China, the world's second largest insurance country, had an insurance density of US$430, and an insurance penetration rate of 4.30% for the same period. There is still a huge gap between China and developed countries and regions in terms of insurance density and penetration. For example, Hong Kong had an insurance density of $9,706 and penetration of 19.74% in 2019.

Insurance density and depth in the U.S., the Chinese mainland, and Hong Kong, China in 2019

Source: open source

Competitive Landscape

According to data from the China Insurance Association, as of 2018, a few insurance companies dominate the overall Chinese insurance industry: 70% of China’s property insurance market share was owned by four insurance companies: People’s Insurance of China, Ping An Insurance, China Pacific Insurance and China Life Insurance; and 65% of China's life insurance market share was owned by seven insurance companies: China Life Insurance, Ping An Life Insurance and Taibao Life Insurance, Huaxia Life Insurance, Xinhua Insurance, Taiping Life Insurance and Taikang Life Insurances. However, in recent years, following the changes in regulatory policies, the rise of internet e-insurance and the relaxation in governmental policy towards foreign investments, a large number of small and medium-sized insurance companies, both domestic and foreign-invested, have entered and are expected to enter the Chinese insurance market.

Distribution Channels

Large insurance companies in China have relied primarily on individual sales agents and direct sales force to sell their products. The individual sales agents are not employees of the insurance companies. They generally enter into exclusive agency contracts with one insurance company and market and sell insurance products on behalf of that insurance company. As a result of increased competition in recent years, many insurance companies have gradually expanded their distribution channels to include (1) ancillary-business insurance agencies such as commercial banks and postal offices, and (2) professional insurance intermediaries such as insurance agencies and insurance brokers. Moreover, some newly established insurance companies have chosen to focus on product development and rely primarily on insurance agencies and brokers to distribute their products. Additionally, since 2010, the Chinese Banking Regulatory Commission has promulgated a number of policies to support the development of professional insurance intermediaries. Accordingly, we believe the separation of production and sales is a major trend in the development of China's insurance industry.

Most small and medium-sized insurance companies do not have a distribution network as the large insurance companies have, and in the past years, one of the channels these smaller insurance companies used to distribute life insurance products was through bancassurance, which is an arrangement between a bank and an insurance company allowing the insurance company to sell its products to the bank's client base. In 2016, the CIRC started pushing for the transformation of the life insurance industry in order to combat the practice of distributing wealth management products through bancassurance. This has led to a large number of small and medium-sized insurance companies seeking new distribution channels for their life insurance products, mostly through services provided by independent insurance intermediaries.

Insurance Intermediaries in the PRC

Overview

Under the CIRC’s classification, insurance intermediaries in China are classified into the following three types:

●	professional insurance intermediaries, which refer to independent insurance agencies, brokers and insurance claims adjusting companies;

●	ancillary-business insurance agencies, which refer to entities that distribute insurance products as an ancillary business, such as commercial banks, postal offices, automobile dealerships, airlines and railroad companies; and

●	insurance salespersons, which refer to individual sales agents who have signed agency contracts with insurance companies to sell insurance products on behalf of the insurance companies.

Professional Insurance Intermediaries

There are three types of professional insurance intermediaries in China: insurance agencies, insurance brokers and insurance claims adjusting companies. Insurance agencies are entities that have obtained an insurance agency license from the CIRC and engage in the sale of insurance products for, and within the authorization of, insurance companies. Insurance brokers are entities that have obtained an insurance broker license from the CIRC and generally act on behalf the insurance applicants in seeking insurance coverage from insurance companies. Some insurance brokers also engage in reinsurance brokering and act on behalf of insurance companies in their dealings with reinsurance companies. Insurance adjusting firms are entities that have been approved by the CIRC to engage in insurance adjusting activities such as the assessment, survey, authentication and loss estimation.

As of the end of 2018, the number of professional insurance intermediary firms in China was over 2,600, including five insurance intermediary group companies, 1,790 insurance agencies, 499 insurance brokers, and 353 insurance claims adjusting companies.

Number of Chinese professional insurance intermediaries in 2010-2018

Source: website of CIRC

China’s professional insurance intermediaries are still at their early stage of development in terms of capital, business income, technology and service capabilities, and the collective market share of professional insurance intermediaries is still very small compared to the market share of the other distribution channels.

The proportion of premium income from various intermediary channels

Source: 2018 China insurance yearbook

We believe that there are substantial further growth opportunities in the professional insurance intermediary sector for the following reasons:

Chinese insurance industry as a whole has significant growth potential. As described earlier, we believe that the general factors driving the growth of the Chinese insurance industry as a whole, such as continued economic growth, the resulting wealth creation and changing demographics, will drive continued growth of the Chinese insurance industry. We expect that the insurance intermediary sector will benefit from the overall growth of the Chinese insurance industry.

Consumer demand will drive the growth of the professional insurance intermediary sector. As Chinese consumers become more sophisticated, some will want to compare insurance products and services from different insurance companies before making a purchase decision. Moreover, the proliferation of insurance products offered by an increasing number of insurance companies will cause some consumers to seek independent professional advice. Professional insurance intermediaries that offer insurance products from multiple insurance companies and equipped with well-trained sales personnel, extensive distribution channel and strong brand image are in a unique position to meet these consumer demands.

Competition among insurance companies will force expansion of distribution channels. As the number of Chinese insurance companies has increased, competition has intensified. We believe that insurance companies will increasingly partner with professional insurance intermediaries with effective distribution networks in order to increase sales. Moreover, competition may also force some large insurance companies to focus on their core competencies such as product development, underwriting and investment management and outsource part of their distribution functions to insurance intermediaries.

The favorable regulatory environment will benefit professional insurance intermediaries. The overall regulatory environment favors the continuous development and growth of the insurance industry.

BUSINESS

Overview

We are an insurance broker operating in China through our VIE, TRX ZJ, and its PRC subsidiaries. We distribute a wide range of insurance products, which are categorized into two major groups: (1) property and casualty insurance, such as automobile insurance, commercial property insurance, liability insurance, accidental insurance; and (2) life insurance, such as individual life insurance and group life insurance. We act on behalf of our customers seeking insurance coverage from insurance companies and take pride in our premium customer service. Additionally, we also provide risk management services to institutional customers based on in-depth analysis of the specific risks our clients face. For the fiscal year ended October 31, 2020, revenue generated from our insurance brokerage services and risk management services accounted for 90.9% and 9.1% of our total revenue, respectively.

As an insurance broker, we do not assume underwriting risks. Instead, we distribute insurance products underwritten by insurance companies operating in China to our individual or institutional customers. We are compensated for our services by commissions paid by insurance companies, typically based on a percentage of the premium paid by the insured. Commission and fee rates generally depend on the type of insurance product, the particular insurance company and the region in which the products are sold. As of the date of this prospectus, we have relationships with over 40 insurance companies in the PRC, and therefore are able to offer a variety of insurance products to our customers.

For the year ended October 31, 2020, three insurance companies each accounted for more than 10% of our total commissions: Ping An Property Insurance Co., Ltd. Shanghai Branch, Ping An Property Insurance Co., Ltd. Beijing Branch, and PICC Beijing branch accounted for 16.5%, 16.1%, and 11.1%, respectively.

For the fiscal year ended October 31, 2019, four insurance companies each accounted for more than 10% of our total commissions: PICC Beijing Branch, China United Life Insurance Co. Ltd. Beijing Branch, Sunshine Property Insurance Co. Ltd.’s Hangzhou Branch and Ping An Property Insurance of China Incorporated Company’s Beijing Branch, accounted for 23.8%, 21.9%, 18.8% and 12.1%, respectively, of our total commissions.

For the fiscal year ended October 31, 2018, two insurance companies each accounted for more than 10% of our total commissions: Sunshine Property Insurance Co. Ltd. Hangzhou Branch and Ping An Property Insurance of China Incorporated Company Zhejiang Branch, accounted for 32% and 13.9%, respectively, of our total commissions.

China’s independent insurance intermediary market is experiencing rapid growth due to increasing demand for insurance products by the Chinese population. We intend to grow our company by aggressively recruiting talents to join our professional team and sales force, expanding our distribution network through opening more local branches in a number of selective major cities throughout China, and offering premium products and services, such as our Institutional Risk Management Services and Internet insurance distribution platform, Needbao, both designed to achieve superior customer satisfaction. Our goal is to grow from having seven branches located in the cities of Xi’an, Qingdao, Beijing, Changsha, Wuhan, Taiyuan, Chongqing, as of the date of this prospectus, to eventually become a leading national insurance intermediary company.

Our business has grown substantially after RB Wealth, a company controlled by our CEO, Mr. Zhe Wang, acquired TRX ZJ and installed a new management team in May 2016. On April 20, 2017, TRX ZJ was acquired by WDZG, another company controlled by our CEO, Mr. Zhe Wang. The number of our branches increased from zero in 2016 to 7 as of the date of this prospectus. The number of our insurance brokerage customers has also grown substantially: from three institutional customers for fiscal year 2016 to 555 for fiscal year 2020; and from no individual customers for fiscal year 2016 to 5,836 for the fiscal year 2020. Furthermore, we continually seek opportunities to offer new and premium services and products to our customers. In December 2018, we started offering Institutional Risk Management Services, a product that complements our existing insurance products, to our institutional customers. Our Institutional Risk Management Services has also grown significantly and generated $294,546 in revenue in fiscal 2020, which accounted for 9.1% of our total revenue. Additionally, beginning in June 2019, we started to distribute a limited number of insurance products on our new internet distribution platform, Needbao (http://needbao.tianrx.com).

Revenue for the year ended October 31, 2018 totaled $3,087,708, an increase of $1,556,485, or 101.6%, compared with $1,531,223 for the year ended October 31, 2017. For the year ended October 31, 2019, due to the authorities’ stricter regulations on the automobile insurance market that resulted in reductions in insurance premiums and fees, see “Regulations – Notices on Regulations of Moto Vehicle Insurance in 2018 and 2019,” our revenue decreased by $1,085,491, or 35.2%, to $2,002,217, compared with $3,087,708 for the year ended October 31, 2018. In order to reduce risks and maintain growth, we have been implementing business strategies to reduce our concentration on automobile insurance and shift our focus on other insurance products, particularly liability insurance, since 2018.

Revenue for the year ended October 31, 2020 totaled $3,249,344, an increase of $1,247,127, or 62.3%, compared with $2,002,217 for the year ended October 31, 2019. Although the COVID-19 outbreak has caused business disruptions beginning in January 2020 in China and our business was negatively affected due to various government restrictions put in place to attempt to stop the spread of the COVID-19 pandemic, we have resumed our normal business operations since May 2020 and the impact of Covid-19 pandemic was contained in the first half of fiscal 2020. For the second half of fiscal 2020, we aggressively implemented our growth strategy including engaging various marketing campaigns to attract new customers and hiring more sales professionals, as well as continually expanding our liability and accidental insurance product offerings to meet the growing demand as a result of the Covid-19 pandemic. All of the above contributed to the significant growth of our business in the second half of fiscal 2020, during which our total revenue increased by $1,622,359 or 176.5% from the same period of fiscal 2019.

The following table illustrates the breakdown of our commissions by insurance products for the years ended October 31, 2020, 2019 and 2018.

	Years Ended October 31,
	2020		2019		2018
		Percentage		Percentage		Percentage
		Of		of		of
		Total		Total		Total
	Commissions	Commissions	Commissions	Commissions	Commissions	Commissions
Property and Casualty Insurance
Automobile Insurance
Supplemental	$436,255	14.8%	$728,257	36.4%	$2,004,712	65.0%
Mandatory	30,248	1.0%	90,534	4.5%	153,769	5.0%
Commercial Property Insurance	262,079	8.9%	113,702	5.7%	306,920	9.9%
Liability Insurance	1,303,690	44.1%	321,692	16.1%	263,827	8.5%
Individual Accidental Insurance	713,339	24.1%	203,587	10.2%	116,797	3.8%
Life Insurance	159,870	5.4%	449,108	22.4%	156,366	5.1%
Health Insurance	48,686	1.7%	86,043	4.3%	54,006	1.7%
Others	631	0.0%	9,294	0.4%	31,311	1.0%
Total	$2,954,798	100.0%	$2,002,217	100.0%	$3,087,708	100.0%

Our Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Premium Customer Service Experience. We believe providing superior customer service to our existing and potential customers is the most important aspect of our business in terms of brand building and product differentiation. We have designed our services to provide personalized customer service throughout the whole process of purchasing insurance, and includes the following: in-depth customer needs analysis; product and plan customization; product evaluation and selection; and claim settlement related assistance.

●	Dynamic Product Offerings. China's independent insurance intermediary companies generally focus on either life insurance or property insurance, but our strategy has always been to focus on both life insurance and property insurance in order to provide better services to our customers. We have a proven track record of expanding our product offerings. Currently, we distribute 57 property and casualty insurance products and 131 life insurance products from more than 40 insurance companies in China. Starting in June 2019, we started offering a limited number of insurance products on our online insurance center, Needbao (http://needbao.tianrx.com); and in December 2018, we started to provide comprehensive risk management services, a new product designed to serve our institutional customers. We believe our ability to offer a dynamic mix of products and services makes us an attractive distributor for our insurance company partners, and enables us to provide quality service to our customers.

●	Experienced Management Team. Our CEO has more than five years of experience serving as a senior executive in the financial industry, our CFO has over 10 year of experience serving as a financial director or audit manager, and other core members of our management team have on average over five years of experience in the insurance industry and are familiar with the insurance intermediary industry in China and the related regulatory environment. Our CEO, Mr. Zhe Wang has led us to our current position. In addition, we are always recruiting experienced insurance professionals to join our management team and providing training to our managerial staff, who support our senior management in expanding our operations. Three of our senior executives hold equity interests in the Company, which helps further align their interests with those of our shareholders.

●	Dedicated Sales Professionals. Most sales personnel of insurance brokers in China are independent agents compensated by commission only. We adopted a new business practice to make a selected group of sales personnel salaried employees. If a sales agent proves to us that he or she is committed to and capable of adding value to our sales force, i.e., the sales agent has sufficient experience in a similar area, has a good educational background, and passes our background check, then we make an offer to the agent to join our sales team as a permanent employee. In exchange for a small increase in additional overhead expenditure, we receive the benefit of having a dedicated sales force that is loyal to the Company. Compared to our competitors’ sales force, we believe our agents and employees are more professional and capable of providing higher quality services to our customers. As of March 31, 2021, we had 303 sales professionals, of which 25 are permanent employees.

●	Strong Commitment to Rigorous Training and Development. Given the rapid development of new insurance products and the heavy reliance on face-to-face sales efforts in China’s insurance industry, we believe that our strong in-house training program, which covers both product knowledge and sales skills, gives us a competitive edge over the other professional insurance intermediaries and helps us retain our sales force and improve our sales. Our training also emphasizes inculcating in our sales professionals our corporate culture of customer service and commitment to high ethical standards. All of our sales professionals must attend a one-week orientation program when they join and weekly training sessions thereafter.

Our Growth Strategies

Our goal is to become a leading independent insurance intermediary in China and further develop our distribution network to a national level. To achieve this goal, we intend to capitalize on the growth potential of China’s insurance industry and insurance intermediary sector, leverage our competitive strengths and pursue the following strategy:

Further Expand into The Fast-Growing Life-Insurance Sector While Continuing to Grow Our Property and Casualty Business. According to the CIRC, the life insurance sector has grown at a faster pace than the rest of China’s insurance industry in recent years. In addition, life insurance products that require periodic premium payments can generate sustained revenue over an extended period of time. In order to take advantage of the significant growth potential of China’s life issuance market and generate recurring income, we intend to devote significant resources to growing this business line. We intend to actively recruit sales and marketing professionals to help us increase sales of life insurance products, both within our existing geographic markets and in the regions we intend to enter in the future. We also intend to improve the productivity of individual sales professionals through rigorous training. In addition, we plan on leveraging our existing customer base to cross-sell life insurance products to our non-life insurance customers. Meanwhile, we intend to continue to grow our property and casualty insurance business as we expand our distribution network.

Further Expand Our Distribution Network Through Opening New Branches in Selective Chinese Cities. The professional insurance intermediary sector in China is still developing and we believe we need to expand our distribution network to reach untapped customer bases and grow our business. We intend to grow our distribution network by opening new local branches in selective Chinese cities that have the potential of generating large premiums in sales. In February 2018, we increased our registered capital to 50 million RMB, meeting the regulatory requirements for setting up local branches across the country. We intend to open more branches, recruit and hire more sales agents and support professionals to join our sale team. We believe that expanding our distribution network will help us generate more business and grow our sales. TRX ZJ established, in addition to its Hangzhou headquarters, nine branch offices in 2018, 2019 and 2020: TRX BJ Branch on May 9, 2018, TRX SD Branch on July 11, 2018, TRX SX Branch on August 1, 2018, TRX HN Branch on July 19, 2019, TRX HB Branch on September 23, 2019, TRX Shanxi Branch on September 25, 2019, and TRX CQ Branch on September 26, 2019, TRX JS Branch on November 5, 2019, and TRX Baoji Branch on July 16, 2020.  TRX JS Branch was subsequently closed on November 27, 2020. TRX Baoji was subsequently closed on April 6, 2021.

Further Expand Our Distribution Channels by Selling Insurance Products on Our Website. In China, insurance products traditionally have been sold primarily through face-to-face sales efforts by individual salespersons, but the recent advancement in technology has opened up new channels to distribute insurance products on the Internet to reach a much wider customer base. In December 2016 we officially established our subsidiary NDB Technology, for the purpose of developing and building an automated Internet insurance distribution platform that supports Needbao. In June 2019, we opened our Internet Insurance Center, Needbao, where customers can evaluate and purchase insurance products, as well as receiving customer services. Currently, we are only offering a small selection of insurance products online, and as of March 31, 2021, we had 458 registered members on Needbao, and had generated premium income in the amount of RMB128,249 (approximately US$19,166.82) on Needbao since June 2019. We are in the process of preparing a marketing plan promoting Needbao, which we expect will become a major distribution channel of our insurance products and bring additional sales revenue in the coming years.

Continue to Strengthen Our Relationships with Leading Insurance Companies. We currently establish and maintain most of our business relationships with insurance companies at a local level with local branches of these insurance companies. As we plan to expand our distribution network through new branches expected to be opened in 2021, we believe that opportunities exist for us to develop and establish relationships with additional local branches of insurance companies in those cities where we plan to establish such new branches. If we are able to increase our sales volumes in the future, we hope to obtain favorable commission rates and exclusive rights to distribute high-margin products or collaborate with our insurance company partners to custom-develop products to suit the needs of our prospective customers.

Expand Our Product and Service Offerings to Meet Customer Needs. As the PRC insurance market constantly evolves around the changing needs of consumers, we believe it is necessary for us to continuously expand our product and service offerings in order to attract new customers and remain competitive. Beginning in December 2018, we started offering a new product, Risk Management Services, to institutional customers. Based on the risk characteristics of each institution, we conduct an in-depth analysis of the risks that may exist in the operations of such institution, which we then use to develop a specific risk management and risk transfer plan. We entered into three service contracts in fiscal year 2019, and all of these contracts have been completed as of the date of this prospectus. In 2020, we renewed one of the 2019 service contracts and entered into eleven more service contracts. Additionally, as competition among insurance companies in China intensifies, some insurance companies have started to outsource their claim settlement functions to insurance claims adjusting companies. We intend to take advantage of this new trend by adding insurance adjustment to our portfolio of service offerings in the near future.

 Products and Services

We market and sell two broad categories of insurance products: (1) property and casualty insurance products, and (2) life insurance products, both focused on meeting the insurance needs of institutions and individuals. The insurance products we sell are underwritten by over forty insurance companies in China.

Property and Casualty Insurance Products

Our main property and casualty insurance products are automobile insurance and liability insurance. In addition, we also offer individual accidental insurance and commercial property insurance products. Commissions from property and casualty insurance products accounted for 88.4%, 62.6%, and 92.9% of our total commissions and fee revenue for the fiscal years ended on October 31, 2018, 2019, and 2020, respectively. The property and casualty insurance products we distribute, which are primarily underwritten by PICC Property and Casualty Co. Ltd., Ping An Property Insurance of China Co., Ltd., and Sunshine property insurance co. LTD, can be further classified into the following categories:

•	Automobile Insurance. We distribute both mandatory automobile insurance policies, which are required by law, and supplemental policies, which are optional. Supplemental policies is one of our main automobile insurance products, which accounts for 64.93%, 36.4%, and 14.8% of revenue we generated for the fiscal years ended on October 31, 2018, 2019, and 2020, respectively. The standard automobile insurance policies we sell generally have a term of one year and cover damages caused to the insured vehicle by collision and other traffic accidents, falling or flying objects, fire, explosion and natural disasters. We also sell standard third party liability insurance policies, which cover bodily injury and property damage caused by an accident involving an insured vehicle to a person not in the insured vehicle. Our customers are mainly buyers for institutional group insurance as well as some individuals.

•	Individual Accidental Insurance. The individual accidental insurance products we distribute generally provide a guaranteed benefit in the event of death or disability of the insured as a result of an accident, or a reimbursement of medical expenses to the insured in connection with an accident, during the coverage period, which usually is one year or shorter. These products typically require only a single premium payment for each coverage period. The Covid-19 pandemic has caused an increase in the demand for accidental insurance, which has become one of our top insurance products and accounted for 24.1% of our total revenue in fiscal year 2020.

•	Commercial Property Insurance. The commercial property insurance products we distribute include basic, comprehensive and all risk policies. Basic commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and thunder and lightning. Comprehensive commercial property insurance policies generally cover damage to the insured property caused by fire, explosion and certain natural disasters. Our customers with commercial property insurance include more than 25 institutions, ranging from small start-ups to established major corporations, such as Guangzhou Guang’ai automobile Consulting Service Co., Ltd., Dongfeng Automobile Trade Co., Ltd., Ningbo sketch Clothing Co., Ltd., Jiangnan cloth Clothing Co., Ltd and etc.

•	Liability Insurance. The liability insurance products we distribute are primarily product liability and employer’s liability insurance products. These products generally cover losses to third parties due to the misconduct or negligence of the insured party but exclude losses due to fraud or the willful misconduct of the insured party. As a result of the successful implementation of our business strategy aimed to grow our liability insurance business, it has become one of our top insurance products and accounted for 44.1% of our total revenue in fiscal year 2020.

Life Insurance Products

Life insurance is a major component of China’s insurance market. According to the CBIRC, life insurance accounted for 53% of the insurance market based on premium income in 2019. We began offering life insurance products in December 2016 with a focus on individual life products with periodic payment schedules. In fiscal year 2018, 2019, and 2020, commissions generated from life insurance products accounted for 5.06%, 22.4%, and 5.4%, respectively, of our total commission and fee revenue. The life insurance products we distribute can be broadly classified into various categories, as set forth below. Due to constant product innovation by insurance companies, some of the insurance products we distribute combine features of one or more of the following categories:

•	Individual Whole Life Insurance. The individual whole life insurance products we distribute provide insurance for the insured person’s entire life in exchange for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 30 years, or until the insured reaches a certain age. The face amount of the policy or, for some policies, the face amount plus accumulated interests, is paid upon the death of the insured.

•	Individual Term Life Insurance. The individual term life insurance products we distribute provide insurance for the insured for a specified time period or until the attainment of a certain age, in return for the periodic payment of fixed premiums over a pre-determined period, generally ranging from five to 20 years. Term life insurance policies generally expire without value if the insured survives the coverage period.

•	Group Life Insurance. We distribute several group life insurance products, including group health insurance. These group products generally have a policy period of one year and require a single premium payment.

•	Individual Endowment Life Insurance. The individual endowment products we distribute generally provide maturity benefits if the insured reaches specified age, and provide, to a beneficiary designated by the insured, guaranteed benefits upon the death of the insured within the coverage period.

Due to China’s rapidly aging population, high national savings rate, sustained economic development, rising household income, strong support from government policies and regulations, and enhanced risk protection awareness, we expect that China’s life insurance sector will experience faster growth than the other insurance sectors, and plan to allocate greater resources to develop our life insurance business. At the same time, due to fierce competition in the auto insurance market, we will gradually reduce resources spent on our auto insurance business.

New Services and Products

As a part of our growth strategy, in order to expand our distribution channel and create new revenue sources, we started (1) offering our institutional customers Institutional Risk Management Services in December 2018; and (2) distributing insurance products and provide customer service on our internet distribution platform, Needbao (http://needbao.tianrx.com), an online insurance center, in June 2019.

•	Institutional Risk Management Services. There are risks involved in the operation of any company, which could result in serious losses and damages. To effectively manage risks, a company may adopt a risk transfer mechanism designed to protect such institution against unpredictable risk losses through a small amount of fixed operating cost. Beginning in December 2018, we started to provide risk management services to institutional customers. Based on risk characteristics of an institutional customer, we conduct an in-depth analysis of the risks that may exist in the operation of such customer’s business, which we then use as the basis to develop a specific risk management and transfer plan for the customer. Our services are designed to enhance clients satisfaction by providing effective and efficient risk management solutions, including comprehensive risk assessment, insurance plan proposal, enterprise risk trainings and lectures, claims service, employee benefits consultation, public relations services, annual meeting planning, etc. As of the date of this prospectus, we have entered into service contracts with 20 institutional customers. Our Institutional Risk Management Services generated $294,546 in revenue in fiscal 2020, which accounted for 9.1% of our total revenue. We expect this new service will keep growing and become one of our important revenue sources.

•	Needbao: Online Insurance Center. Technology-enabled insurance service has become one of the core competitiveness of insurance companies and insurance intermediary companies. Based on the “Analysis Report on the Operation of the Internet Life Insurance Market in 2019” issued by the Insurance Association of China on March 26, 2020, the Internet life insurance market in 2019 achieved a total of 185.77 billion yuan in premiums, a 55.7% year-on-year increase compared to 2018, indicating that the Internet insurance market is developing well and the demand is strong.

In December 2016, we officially established our online insurance division by creating a wholly-owned-subsidiary, NDB Technology, which also provides information management and technical development for our insurance brokerage business. The main purpose of NDB Technology is to realize one of our main growth strategy, which is opening our online insurance center, Needbao, through which we envision of being able to reach millions of Chinese Internet users, which represents a tremendous base of potential customers for the insurance products we distribute. In addition to distributing insurance products on Needbao, we would also be able to leverage our resources both online and offline, provide real time 24-7 customer service to our existing and potential customers and better align our performance with our slogan “Let our superior service bring warmth to your life”.

In June 2019, we started offering a limited number of insurance products on Needbao, and as of March 31, 2021, we had 458 registered members on Needbao, and have generated premium income in the amount of RMB128,249 (approximately US$19,166.82) on Needbao. As we continuously improve the functionality and usability of Needbao, we expect to realize our vision of integrating our online insurance center with existing offline resources and distribution channels, and grow Needbao into a leading Internet insurance distribution and service platform in China.

Distribution Network and Marketing

We have built a distribution network that, as of March 31, 2021 consisted of 303 sales professionals, and eight branch offices in eight Chinese major cities/districts: Chongqing municipality, Taiyuan city of Shanxi province, Wuhan city of Hubei province, Changsha city of Hunan province, Xi ’an and Baoji of Shaanxi province, Qingdao city of Shandong province, and Beijing municipality. In June 2019, we started operating Needbao (http://needbao.tianrx.com), our online insurance center, which helps us expand our distribution network by reaching potential customers on the Internet.

We use three main approaches to market and promote our products and services.

•	Offline Outlets. The main function of our local branches is to distribute insurance products in local markets, relying on the sales professionals in the seven branches as of the date of this prospectus. To expand our distributing network, in February 2018, we increased our registered capital to 50 million RMB, meeting the regulatory requirements for setting up local branches across the country. Since then, we have opened nine branches in Beijing, Wuhan, Chongqing, Taiyuan, Changsha, Xi ’an and Qingdao. We also intend to recruit more sales professionals who will help us develop local sales network, which we hope will greatly improve the performance of our life insurance business. However, as there are uncertainties relating to establishing insurance brokerage branches in the PRC, we cannot guarantee that any of our planned new branches will be opened on time or ever will. See “Risk Factors - We may not be successful in implementing important new strategic initiatives, which may have an adverse impact on our business and financial results.”

•	Online Platform. We place targeted online advertisements on our promotional partners’ internet platforms to promote our products and services to potential customers. Our partners are strategically selected based on their industries and propensity of generating insurance customers. As of the date of this prospectus, our cooperating partners include Uflying Ltd., Zhongmingzaixian Technology Co., Ltd., HeZe Huixin Network Technology Ltd., Shandong Huasan Network Technology Co., Ltd, and Qingdao Xiaobei Technology Ltd. We also work with industry associations and financial institutions to place advertisements on their online platforms, in order to acquire more institutional customers.

•	Cross-industry Cooperation. In 2018, we started collaborating with non-insurance-service companies to acquire new customers for the insurance products we distribute. Our cross-industry marketing partners are in various lines of businesses, including financial services, media, and car manufacturing and sales, etc. Through their business activities we generate sales leads for insurance products. For example, the main customers of our commercial property and liability insurances are institutions, and we market these products by participating in cultural and community events organized by media companies, where we have opportunities to meet potential customers. We also use other channels such as sponsoring salons and conferences organized by professional and business organizations to introduce insurance products to institutional customers. For example, to promote our commercial automobile insurance products, we cooperate with car manufacturers and dealers such as Panda New Energy Vehicle and Beijing Ruihaocheng Trading Co., Ltd. (an authorized dealer of Mazda Motor), who introduce our automobile insurance products to their customers who just purchased new vehicles. We pay service fees and provide sponsorships of promotional events to our promotional partners. For the fiscal year ended October 31, 2018, we generated automobile insurance commissions from our cooperation with car manufacturers and dealers in the amount of RMB424,059 (approximately $60,840), or 3% of our total automobile insurance commissions. For the fiscal year ended October 31, 2019, we generated automobile insurance commissions from our cooperation with car manufacturers and dealers in the amount of RMB1,135,757 (approximately $ 164,779), or 20% of our total automobile insurance commissions. For year ended October 31, 2020, we generated automobile insurance commissions from our cooperation with car manufacturers and dealers in the amount of RMB 79,834 (approximately $11,446), or 2% of our total automobile insurance commissions.

Customers

We sell automobile insurance to both individual and institutional customers, and individual accidental insurance primarily to individual customers. We sell commercial property insurance and liability insurance to institutional customers. Customers for the life insurance products we distribute are primarily individuals under 50 years of age. For our institutional risk management services, our clients range from small to medium enterprises to major corporations. For the years ended October 31, 2018, 2019, and 2020, no single customer accounted for more than 4% of our revenue.

For the past three years, as a result of the expansion of our business, the number of our brokerage insurance customers has grown substantially. From fiscal year 2016 to 2020, the number of our institutional customers grew from three to 555 and the number of our individual customers grew from nil to 5,836.  The number of our institutional risk management services clients also grew from nil in fiscal year 2018 to 20 in fiscal year 2020. By providing premium services to our customers, we strive to build a loyal customer base that generates referral and cross-selling opportunities, and that become returning customers, i.e. a customer who purchases more than one product from us. The number of our returning customers were 8,445, 4,507 and 1,464, which amount to reinsurance rates of 87.38%, 62.78% and 22.91% for fiscal years 2018, 2019 and 2020, respectively.

 Collaboration with Insurance Companies

As of the date of this prospectus, we have established cooperation relationships with over 40 insurance companies in the PRC, by entering into a cooperating agreement, pursuant to which we are authorized to market and distribute certain insurance products of those companies to our customers. These agreements establish, among other things, the scope of our authority, the pricing of the insurance products we distribute and our commission rates. These contracts typically have a term of one to three years. In the Chinese insurance market, local branches of insurance companies generally have the authority to enter into contracts in their own names with insurance intermediaries. Historically, we have entered into and maintained cooperating relationships with insurance companies at the local level and have entered into different contracts with different local branches of the same insurance company that are located within their respective regions.

For the year ended October 31, 2020, our insurance company partners that accounted for more than 10% of our total revenues are as follows:

16.52% of our total revenue were attributed to Ping An Property Insurance Co., Ltd. Shanghai Branch. Our agreement with Ping An Property Insurance Co., Ltd. Shanghai Branch is effective from October 13, 2020 to October 12, 2023, and authorizes us to distribute various insurance products including property insurance, liability insurance, accidental insurance, and health insurance, in the geographic area within the PRC. Commission rates is 40% for accidental insurance, which is the only product we distribute for Ping An Property Insurance Co., Ltd. Shanghai Branch as of the date of this prospectus.

16.15% of our total revenue were attributed to Ping An Property Insurance Co., Ltd. Beijing Branch. Our agreement with Ping An Property Insurance Co., Ltd. Beijing Branch was entered into on December 15, 2016 and was subsequently renewed on March 15, 2019. It has an indefinite term or two years and is effective as long as we hold a valid insurance broker license. Ping An Property Insurance Co., Ltd. Beijing authorizes us to distribute property loss insurance, motor vehicle insurance, liability insurance and Individual Accidental Insurance. Commission rate range from 2% to 64% which are negotiated on a per policy basis.

11.09% of our total revenue were attributed to PICC Beijing Branch. Our agreement with PICC Beijing Branch is effective from October 27, 2016 to December 27, 2021, and authorizes us to distribute various insurance products including property loss insurance, motor vehicle insurance, liability insurance, in the geographic area within the PRC. Commission rates for motor vehicle insurance products range from 4% to 25%, and other policies are negotiated on per policy basis.

	Insurance Company Name	Commissions	Percentage of Total Commissions
1	Ping An Property Insurance Co., Ltd. Shanghai Branch	$536,654.26	16.52%
2	Ping An Property Insurance Co., Ltd. Beijing Branch	$524,718.39	16.15%
3	PICC Beijing Branch	$360,347.17	11.09%
	Total	$1,421,719.82	43.76%

For the year ended October 31, 2019, our insurance company partners that accounted for more than 10% of our total revenues are as follows:

	Insurance Company Name	Commissions	Percentage of Total Commissions
1	PICC Property and Casualty Company Limited, Beijing Branch	$476,103	23.8%
2	China United Life Insurance Co., Ltd. Beijing Branch	$439,118	21.9%
3	Sunshine Property Insurance Co., Ltd. Hangzhou Branch	$377,262	18.8%
4	Ping An Property Insurance Co., Ltd. Beijing Branch	$243,113	12.1%
	Total	$1,535,596	76.6%

For the fiscal year ended October 31, 2018, two insurance company partners that accounted for more than 10% of our total revenues were as follows:

	Insurance Company Name	Commissions	Percentage of Total Commissions
1	Sunshine Property Insurance Co. Ltd, Hangzhou Branch	$988,281	32.0%
2	Ping An Property Insurance of China Incorporated Company, Zhejiang Branch	$427,651	13.9%
	Total	$1,415,932	45.9%

Contractual Arrangements Between WFOE And TRX ZJ

Neither we nor our subsidiaries own any equity interest in TRX ZJ. Instead, we control and receive the economic benefits of TRX ZJ’s business operation through a series of contractual arrangements. WFOE, TRX ZJ, and TRX ZJ’s sole shareholder, WDZG Consulting (the “TRX ZJ Shareholder”), entered into a series of contractual arrangements, also known as VIE Agreements, on May 20, 2019. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of TRX ZJ, including absolute control rights and the rights to the assets, property and revenue of TRX ZJ.

According to the Exclusive Business Cooperation and Service Agreement, TRX ZJ is obligated to pay service fees to WFOE approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

Each of the VIE Agreements is described in detail below:

Exclusive Business Cooperation And Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between TRX ZJ and WFOE, WFOE provides TRX ZJ with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, TRX ZJ granted an irrevocable and exclusive option to WFOE to purchase from TRX ZJ, any or all of its assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to TRX ZJ by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, the plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of TRX ZJ from time to time, which is approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

The Exclusive Business Cooperation and Service Agreement shall remain in effect for twenty years beginning May 20, 2019, and can only be terminated earlier if one of the parties defaults or enters into liquidation process (either voluntary or compulsory), or is prohibited to conduct business by the governmental authority liquidated. WFOE is entitled to renew the agreement by providing a written notice to TRX ZJ.

The CEO of WFOE, Mr. Wang, who is also the CEO of TRX ZJ, is currently managing TRX ZJ pursuant to the terms of the Exclusive Business Cooperation and Service Agreement. WFOE has absolute authority relating to the management of TRX ZJ, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. The Company’s Audit Committee reviews and approves in advance any related party transactions, including transactions involving WFOE or TRX ZJ.

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement between WFOE, TRX ZJ and the TRX ZJ Shareholder, the TRX ZJ Shareholder pledged all of its equity interests in TRX ZJ to WFOE to guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that TRX ZJ or the TRX ZJ Shareholder breaches its respective contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The TRX ZJ Shareholder also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The TRX ZJ Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Interest Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation and Service Agreement have been paid by TRX ZJ. WFOE shall cancel or terminate the Equity Interest Pledge Agreement upon TRX ZJ’s full payment of the fees payable under the Exclusive Business Cooperation and Service Agreement.

The purposes of the Equity Interest Pledge Agreement are to (1) guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement, (2) make sure the TRX ZJ Shareholder does not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over TRX ZJ. In the event TRX ZJ breaches its contractual obligations under the Exclusive Business Cooperation and Service Agreement , WFOE will be entitled to foreclose on the TRX ZJ Shareholder’ equity interests in TRX ZJ and may (1) exercise its option to purchase or designate third parties to purchase part or all of their equity interests in TRX ZJ and WFOE may terminate the VIE Agreements after acquisition of all equity interests in TRX ZJ or form a new VIE structure with the third parties designated by WFOE; or (2) dispose of the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Share Disposal And Exclusive Option to Purchase Agreement

Under the Share Disposal And Exclusive Option to Purchase Agreement, the TRX ZJ Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of its equity interests in TRX ZJ. The option price is equal to the capital paid in by the TRX ZJ Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this prospectus, if WFOE exercised such option, the total option price that would be paid to all of the TRX ZJ Shareholder would be RMB 1, or the lowest amount allowed by law. The option purchase price shall increase in case the TRX ZJ Shareholder makes additional capital contributions to TRX ZJ, including when the registered capital is increased upon TRX ZJ receiving the proceeds from our initial public offering.

Under the Share Disposal And Exclusive Option to Purchase Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the TRX ZJ Shareholder’ equity interests in TRX ZJ. The Share Disposal and Exclusive Option to Purchase Agreement, together with the Equity Pledge Agreement, Exclusive Business Cooperation and Service Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over TRX ZJ.

The Share Disposal and Exclusive Option to Purchase Agreement remains effective for a term of twenty years beginning May 20, 2019, can only be terminated if one party defaults, and may be renewed at WFOE’s election.

Proxy Agreement

Under the Proxy Agreement, the TRX ZJ Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under PRC laws and the articles of association of TRX ZJ, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of TRX ZJ.

The term of the Proxy Agreement is the same as the term of the Share Disposal and Exclusive Option to Purchase Agreement. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as the TRX ZJ Shareholder is the shareholder of Company.

Property, Plants and Equipment

Our headquarters are located at 30A Jingyuan Art Center, 3 Guangqu Road, Chaoyang District, Beijing 100124, where we lease approximately 92 square meters of office space, the lease term is from July 1, 2020 to June 30, 2021. Our other offices and branches lease approximately 1,417.33 square meters of office space. In 2018, 2019, and 2020 our total rental expenses were RMB 939,053 (US$ 142,972), RMB 1,310,751.6 (US$ 190,168), and RMB 1,300,432 (US$ 186,449), respectively.

Seasonality

Our income is subject to both quarterly and annual fluctuations as a result of the seasonality of our business, the timing of policy renewals and the net effect of new and lost business as follows:

•	For property and casualty insurance, property and casualty insurance companies, under pressure to meet their annual sales targets, would increase their sales efforts during the fourth quarter of a year by, for example, offering more incentives for insurance intermediaries to increase sales. As a result, income derived from property and casualty insurance products for the fourth quarter of a year is generally the highest among all four quarters. Business activities, including buying and selling insurance, usually slow down during the Chinese New Year festivities, which occur during the first quarter of each year. As a result, income derived from property and casualty insurance products for the first quarter of a year has generally been the lowest among all four quarters.

•	For life insurance, much of the sales activities of life insurance companies occur during the first quarter of a year while business activities slowdown in the fourth quarter of a year as life insurance companies focus on the preparation for the jumpstart sales season by launching new products, making marketing plans and organizing training. During the sales season in the first quarter, life insurance companies will offer incentives that are more attractive to insurance intermediaries and sales agents to boost sales. Accordingly, income derived from life insurance business is generally the highest in the first quarter of a year and the lowest in the fourth quarter of a year.

Intellectual Property

Our brand, trade names, trademarks, trade secrets and other intellectual property rights distinguish our business platform, services and products from those of our competitors and contribute to our competitive advantage in the professional insurance intermediary sector. To protect our intellectual property, we rely on a combination of trademark, copyright and trade secret laws as well as confidentiality agreements with our employees, sales agents, contractors and others. We have completed registration of trademarks for each of “TRX” and “Needbao” in two categories in China. We also own one website: http://www.tianrx.com/#/. The information contained on our website is not part of this prospectus or the registration statement of which it forms a part.

Legal Proceedings

We are not currently involved in any material legal or administrative proceedings. From time to time, we may be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Such legal or administrative claims and proceedings, even if without merit, could result in the expenditure of financial and management resources and potentially result in civil liability for damages.

REGULATION

This section sets forth a summary of the principal PRC laws and regulations relevant to our business and operations in China.

Regulations of the Insurance Industry

The insurance industry in the PRC is highly regulated. Between 1998 and March 2018, CIRC was the regulatory authority responsible for the supervision of the Chinese insurance industry. In March 2018, the CBIRC, was established as the result of the merger between CIRC and CBRC, replacing CIRC as the regulatory authority for the supervision of the Chinese insurance industry. Insurance activities undertaken within the PRC are primarily governed by the Insurance Law and the related rules and regulations.

Initial Development of Regulatory Framework

The Chinese Insurance Law was enacted in 1995. The original insurance law, which we refer to as the 1995 Insurance Law, provided the initial framework for regulating the domestic insurance industry. Among the steps taken under the 1995 Insurance Law were the following:

•	Licensing of insurance companies and insurance intermediaries, such as agencies and brokers. The 1995 Insurance Law established requirements for minimum registered capital levels, form of organization, qualification of senior management and adequacy of the information systems for insurance companies and insurance agencies and brokers.

•	Separation of property and casualty insurance businesses and life insurance businesses. The 1995 Insurance Law classified insurance between property, casualty, liability and credit insurance businesses, on the one hand, and life, accidental and health insurance businesses on the other, and prohibited insurance companies from engaging in both types of businesses.

•	Regulation of market conduct by participants. The 1995 Insurance Law prohibited fraudulent and other unlawful conduct by insurance companies, agencies and brokers.

•	Substantive regulation of insurance products. The 1995 Insurance Law gave insurance regulators the authority to approve the basic policy terms and premium rates for major insurance products.

•	Financial condition and performance of insurance companies. The 1995 Insurance Law established reserve and solvency standards for insurance companies, imposed restrictions on investment powers and established mandatory reinsurance requirements, and put in place a reporting regime to facilitate monitoring by insurance regulators.

•	Supervisory and enforcement powers of the principal regulatory authority. The principal regulatory authority, then the PBOC, was given broad powers under the 1995 Insurance Law to regulate the insurance industry.

Establishment of The CIRC and 2002 Amendments to The Insurance Law

China’s insurance regulatory regime was further strengthened with the establishment of the CIRC in 1998. The CIRC was given the mandate to implement reform in the insurance industry, minimize insolvency risk for Chinese insurers and promote the development of the insurance market.

The 1995 Insurance Law was amended in 2002 and the amended insurance law, which we refer to as the 2002 Insurance Law, became effective on January 1, 2003. The major amendments to the 1995 Insurance Law include:

•	Authorizing the CIRC to be the insurance supervisory and regulatory body nationwide. The 2002 Insurance Law expressly grants the CIRC the authority to supervise and administer the insurance industry nationwide.

•	Expanding the permitted scope of business of property and casualty insurers. Under the 2002 Insurance Law, property and casualty insurance companies may engage in the short-term health insurance and accidental insurance businesses upon the CIRC’s approval.

•	Providing additional guidelines for the relationship between insurance companies and insurance agents. The 2002 Insurance Law requires an insurance company to enter into an agent agreement with each insurance agent that will act as an agent for that insurance company. The agent agreement sets forth the rights and obligations of the parties to the agreement as well as other matters pursuant to law. An insurance company is responsible for the acts of its agents when the acts are within the scope authorized by the insurance company.

•	Relaxing restrictions on the use of funds by insurance companies. Under the 2002 Insurance Law, an insurance company may use its funds to make equity investments in insurance-related enterprises, such as asset management companies.

•	Allowing greater freedom for insurance companies to develop insurance products. The 2002 Insurance Law allowed insurance companies to set their own policy terms and premium rates, subject to the approval of, or a filing with, the CIRC.

2009 Amendments to The Insurance Law

The 2002 Insurance Law was amended again in 2009 and the amended insurance law, which we refer to as the 2009 Insurance Law, became effective on October 1, 2009. The major amendments to the 2009 Insurance Law include:

•	Strengthening protection of the insured’s interests. The 2009 Insurance Law added a variety of clauses such as incontestable clause, abstained and estoppels clause, common disaster clause and amending immunity clause, claims-settlement prescription clause, reasons for claims rejection and contract modification clause.

•	Strengthening supervision on the qualification of the shareholders of the insurance companies and setting forth specific qualification requirements for the major shareholders, directors, supervisors and senior managers of insurance companies.

•	Expanding the business scope of insurers and further relaxing restriction on the use of fund by insurers.

•	Strengthening supervision on solvency of insurers with stricter measures.

•	Tightening regulations governing the administration of insurance intermediary companies, especially those relating to behaviors of insurance agents.

According to the 2009 Insurance Law, the minimum registered capital required to establish an insurance agency or insurance broker as a company must comply with the PRC Company Law. The registered capital or the capital contribution of insurance agencies or insurance brokers must be paid-up capital in cash. The 2009 Insurance Law also sets forth some specific qualification requirements for insurance agency and brokerage practitioners. The senior managers of insurance agencies or insurance brokers must meet specific qualification requirements, and their appointments are subject to approval of the CIRC. Personnel of an insurance agency or insurance broker engaging in the sales of insurance products must meet the qualification requirements set by the CIRC and obtain a qualification certificate issued by the CIRC. Under the 2009 Insurance Law, the parties to an insurance transaction may engage insurance adjusting firms or other independent appraisal firms that are established in accordance with applicable laws, or persons who possess the requisite professional expertise, to conduct assessment and adjustment of the insured subject matters. Additionally, the 2009 Insurance Law specifies additional legal obligations for insurance agencies and brokers.

2014 Amendments to The Insurance Law

The 2002 Insurance Law was amended again in 2014 and the amended insurance law, which we refer to as the 2014 Insurance Law, became effective on August 31, 2014. The major amendments of the 2014 Insurance Law include:

•	Relaxing restrictions on actuaries. The 2014 Insurance Law no longer requires Insurance companies shall employ actuaries recognized by the insurance regulatory authority under the State Council. However, an insurance company shall also engage professionals, and establish an actuarial reporting system and a compliance reporting system as before.

2015 Amendments to The Insurance Law

The 2014 Insurance Law was amended again in 2015 and the amended insurance law, which we refer to as the 2015 Insurance Law, became effective on April 24, 2015. The major amendments of the 2015 Insurance Law include:

•	Eliminating the requirement for an insurance agent or broker to obtain a qualification certificate issued by the CIRC before providing any insurance agency or brokerage services.

•	Relaxing the requirement for the establishment or other significant corporate events of an insurance agency or brokerage firm. For example, an insurance agency or brokerage firm is allowed to apply for a business permit from the CIRC and a business license from the local AIC simultaneously under the 2015 Insurance Law, while an insurance agency or brokerage firm had to apply for and receive a business permit issued by the CIRC before it could apply for a business license from and register with the relevant local AIC under the 2014 Insurance Law. Prior approval by the CIRC is no longer required for the divesture or mergers of insurance agencies or brokerage firms, the change of their organizational form, or the establishment or winding-up of a branch by an insurance agency or brokerage firm.

The CIRC And The CBIRC

The CBIRC, which was formed by the merger of China Banking Regulatory Commission (“CBRC”) and CIRC in March, 2018, inherits the authority of CIRC, has extensive authority to supervise insurance companies and insurance intermediaries operating in the PRC, including the power to:

•	promulgate regulations applicable to the Chinese insurance industry;

•	investigate insurance companies and insurance intermediaries;

•	establish investment regulations;

•	approve policy terms and premium rates for certain insurance products;

•	set the standards for measuring the financial soundness of insurance companies and insurance intermediaries;

•	require insurance companies and insurance intermediaries to submit reports concerning their business operations and condition of assets;

•	order the suspension of all or part of an insurance company or an insurance intermediary’s business;

•	approve the establishment, change and dissolution of an insurance company, an insurance intermediary or their branches;

•	review and approve the appointment of senior managers of an insurance company, an insurance intermediary or their branches; and

•	punish insurance companies or intermediaries for improper behaviors or misconducts.

On January 15, 2021, CBIRC promulgated the Measures for the Supervision of Insurance Intermediaries' Informatization Work, which was formally implemented on February 1, 2021. The Measures stipulate that these Measures shall apply to insurance intermediaries lawfully established within the territory of the People's Republic of China.

The supervision measures required that: Legal person institution, who apply for insurance intermediary business, should according to the measures to carry out the informatization construction, and submitted informatization situation report to CBIRC local agency. The report must contain information management mechanism and system, information system meet the requirements of article 17 of these measures, information system of procurement contract, or the condition of the intellectual property right certificate, etc.

When establishing a branch of an insurance intermediary institution, the legal person institution or its provincial branch shall submit a informatization work report to CBIRC local agency, which affiliated agency registered place.

The article 17 of these measures stipulate that Insurance intermediary institutions shall according to their business scale and development needs, establish matching information systems for business management, financial management and personnel management, and meet the following requirements:

(1)	The business management system can record and manage business agreements, detailed information of insurance business, customer information, relevant vouchers and other business conditions.

(2)	The financial management system can record and manage the general financial ledger, subsidiary ledger of accounts, accounts receivable and payable, accounting statements, invoices, etc.

(3)	The personnel management system can record and manage the basic information, entry and resignation, employment contract, practice registration, human compensation, training, rewards and punishments of insurance intermediary employees.

(4)	The data of business management, financial management and personnel management systems can match and verify each other.

(5)	Realize system interconnection, business interconnection and data docking with cooperative insurance companies through technical means.

(6)	It shall be able to generate data files that meet regulatory requirements and realize data docking with information systems related to insurance intermediary supervision through technical means.

(7)	Capable of summarizing and analyzing the operation situation of the cooperative institutions, branches, business categories, business channels, insurance types, income and expenditure caliber, region, time and other dimensions.

(8)	It shall has the function of user rights management and can configure the rights of adding, deleting, modifying and viewing data for users according to different roles.

(9)	Have log management function, can record user operation behavior and operation time.

(10)	It shall comply with the relevant industrial standards and technical specifications issued by the State Administration for Standardization and the CBIRC.

If the Company fails to carry out information construction in accordance with the provisions of the Measures or the information work does not meet the requirements of the Measures, it will be deemed to fail to meet the relevant conditions of Article 7 and Article 16 of the Regulation of Insurance Brokers and shall not operate insurance intermediary business.

Regulation of Insurance Brokers

The principal regulation governing insurance brokers is the Provisions on the Supervision and Administration of Insurance Brokers, or the POSAIB, promulgated by the CIRC on February 1, 2018 and effective May 1, 2018, replacing the Provisions on the Supervision of Insurance Brokers issued on September 25, 2009, as amended on April 27, 2013 and October 19, 2015, and the Measures on the Supervision and Administration of Insurance Brokers and Insurance Claims Adjustors issued by the CIRC on January 6, 2013.

The term of “insurance broker” refers to an entity which, representing the interests of insurance applicants, acts as an intermediary between insurance applicants and insurance companies for entering into insurance contracts, and collects commissions for the provision of such brokering services. The term of “insurance brokerage practitioner” refers to a person affiliated with an insurance broker who drafts insurance application proposals or handle the insurance application formalities for insurance applicants or the insured or assists insurance applicants or the insured in claiming compensation or who provides clients with disaster or loss prevention or risk assessment or management consulting services or engages in reinsurance broker, among others.

To engage in insurance brokerage business within the territory of the PRC, an insurance broker shall satisfy the requirements prescribed by the CIRC and obtain an insurance brokerage business permit issued by the CIRC, after obtaining a business license. An insurance broker may take any of the following forms: (i) a limited liability company; or (ii) a joint stock limited company.

The minimum registered capital of an insurance broker company whose business area is not limited to the province in which it is registered is RMB50 million while the minimum registered capital of an insurance broker whose business area is limited to its place of registration is RMB10 million.

The name of an insurance broker shall include the words “insurance brokerage.” An insurance broker must register the information of its affiliated insurance brokerage practitioners with the IISIS. One person can only be registered with the IISIS through one insurance broker.

An insurance broker may conduct the following insurance brokering businesses:

•	making insurance proposals, selecting insurance companies and handling the insurance application procedures for the insurance applicants;

•	assisting the insured or the beneficiary to claim compensation;

•	reinsurance brokering business;

•	providing consulting services to clients with respect to disaster and damage prevention, risk assessment and risk management; and

•	other business activities approved by the CIRC.

An insurance broker shall submit a written report to the CIRC through the IISIS and make public disclosure within five days from the date of occurrence of any of the following matters: (i) change of name, domicile or business premises; (ii) change of shareholders, registered capital or form of organization; (iii) change of names of shareholders or capital contributions; (iv) amendment to the articles of association; (v) equity investment, establishment of offshore insurance related entities or non-operational organizations; (vi) division, merger and dissolution or termination of insurance brokering business activities of its branches; (vii) change of the primary person in charge of its branches other than provincial branches; (viii) being a subject of administrative or criminal penalties, or under investigation for suspected involvement in any violation of law or a crime; and (x) other reportable events prescribed by the CIRC.

Insurance broker and its practitioners are not allowed to sell non-insurance financial products, except for those products approved by relevant financial regulatory institutions and the insurance broker and its practitioners shall obtain relevant qualification in order to sell non-insurance related financial products that meets regulatory requirements.

Personnel of an insurance broker and its branches who engage in any of the insurance brokering businesses described above must comply with the qualification requirements prescribed by the CIRC. The senior managers of an insurance broker must meet specific qualification requirements set forth in the POSAIB.

We have obtained necessary approval and licenses from the relevant PRC regulatory entities to operate our insurance brokerage business. In February 2018, we increased our registered capital to 50 million RMB, meeting the regulatory requirements for setting up local branches across the country.

Regulation of Insurance Brokerage Practitioners

The principal regulation governing insurance brokerage practitioners is the Provisions on the Supervision and Administration of Insurance Brokers, or the POSAIB, promulgated by the CIRC on February 1, 2018 and effective May 1, 2018, replacing the Measures for the Supervision and Administration of Insurance Brokerage Parishioners and Insurance Assessment Practitioners, which was issued by the CIRC on January 6, 2013 and effective on July 1, 2013. Under this regulation, insurance brokerage practitioners shall have the professional ability required for engaging in insurance brokerage business. Insurance brokers shall, in accordance with the relevant provisions, obtain registrations with the CIRC for their insurance brokerage practitioners, who can only obtain his or her registration through one insurance broker.

Content Related to Insurance Industry in The Legal Documents of China’s Accession to The WTO

According to the Circular of the CIRC on Distributing the Content Related to Insurance Industry in the Legal Documents of China’s Accession to the World Trade Organization, or WTO, for the life insurance sector, within three years of China’s accession to the WTO on December 11, 2001, geographical restrictions were to be lifted, equity joint venture companies allowed to provide health insurance, group insurance, and pension/annuity services to Chinese citizens and foreign citizens, and for there to be no other restrictions except those on the proportion of foreign investment (no more than 50%) and establishment conditions. For the non-life insurance sector, within three years of China’s accession, the geographical restrictions were to be lifted and no restrictions allowed other than establishment conditions. For the insurance brokerage sector, within five years of China’s accession, the establishment of wholly foreign-funded subsidiary companies was to be allowed, and no restriction other than establishment conditions and restrictions on business scope.

Regulations on Internet Insurance

The principal regulation governing the operation of internet insurance business is the Interim Measures for the Supervision of the Internet Insurance Business, or Interim Measures, promulgated by the CIRC on July 22, 2015 and effective on October 1, 2015. Under the Interim Measures, the term of “internet insurance business” refers to the business of concluding insurance contracts and providing insurance services by insurance institutions through self-operated internet platforms, third-party internet platforms or other methods using the internet and mobile communication and other technologies. Insurance institutions include insurance companies and professional insurance intermediary companies that are established and registered in accordance with applicable laws and regulations and with the approval of the CIRC. Professional insurance intermediaries refer to professional insurance agencies, insurance brokerage firms and insurance claims adjusting firms that can operate in the areas not limited to the provinces where they are registered. Third party internet platforms refer to internet platforms other than those self-operated by insurance institutions which provide auxiliary services related to internet technology support to insurance institutions for their internet insurance business activities. Any third party internet platform that intends to directly engage in the internet insurance business such as underwriting of insurance policies, settlement of claims, cancellation of insurance policies, handling customers’ complaints and providing other customer services shall apply and obtain relevant qualifications from the CIRC before engaging in internet insurance business.

Both self-operated internet platforms and third party internet platforms, through which insurance institutions conduct internet insurance business, shall meet certain requirements such as obtaining ICP licenses or making ICP filing and maintaining sound internet operation system and information security system. Our operating entity, TRX ZJ, has made the required ICP filing with the relevant government agency.

Insurance institutions shall carefully evaluate their own risk management and control capacity and customer service capacity, and rationally determine and choose insurance products and the scope of sales activities suitable for internet operations. The Interim Measures permit insurance companies to sell certain type of products online in regions outside their registered business areas, which include: (i) personal accidental insurance, term life insurance and general whole life insurance; (ii) individual homeowner insurance, liability insurance, credit insurance and guarantee insurance; (iii) property insurance business for which the whole service process services from sales and underwriting of insurance policies to the settlement of claims can be performed independently and completely through the internet; and (iv) other insurance products specified by the CIRC. The Interim Measures also specifies requirements on disclosure of information regarding insurance products sold on the internet and provides guidelines for the operations of the insurance institutions that engage in internet insurance business.

Draft Regulation Measures to Further Standardize Internet Insurance Business

On October 18, 2018, the CBIRC published the Draft Regulation Measures on Internet insurance business (the CBIRC memo no. 1576 [2018]), and issued a letter to all departments of the former CIRC authorities and insurance regulatory administrations, soliciting opinions on the Draft Regulation Measures. Subsequently, on December 13, 2019, the CBIRC published the Regulation Measures (Request for Comments). The purpose of the above is to further standardize the Internet insurance business, including:

•	clearly stipulate the main governing body of Internet insurance business;

•	specify the scope of Internet business services of insurance intermediaries;

•	require the information disclosure of insurance intermediaries to follow the online and offline principle consistently and refine the information disclosure standards and requirements;

•	require insurance intermediaries to keep complete records of Internet insurance business transaction information to ensure that the complete and accurate information storage;

•	require insurance intermediaries to establish and improve the customer identification system, strengthen the monitoring and reporting of large transactions and suspicious transactions, and strictly abide by the relevant provisions of anti-money laundering policy;

•	establish an Internet insurance business service evaluation system, which covers all business processes including sales, underwriting, preservation, claims settlement, consultation, return visits and complaints of insurance companies and insurance intermediaries.

On December 7, 2020, the CBIRC issued the Decree of the China Banking and Insurance Regulatory Commission (No. 13, 2020) promulgating the Measures for The Supervision of Internet Insurance Business, which were implemented on February 1, 2021.

Notices on Regulations of Motor Vehicle Insurance in 2018 and 2019

In order to further strengthen the supervision of auto insurance business, rectify market chaos, safeguard the legitimate rights and interests of auto insurance consumers, and create a fair, standardized and orderly competitive market environment for the motor vehicle insurance in China, CBIRC recently issued and implemented two notices.

•	On July 20, 2018, the CBIRC issued and implemented the Notice by the General Office of the CBIRC on Regulatory Requirements for Commercial Motor Vehicle Insurance Rates (No. 57[2018] of the CBIRC). The notice requires property insurance companies shall strictly follow the principles of rationality, fairness and adequacy in formulating the rate scheme, and shall report the scope of the fees paid to insurance intermediaries and individual agents (marketers), including handling fees, service fees, promotion fees, compensation, performance, bonuses, commissions, etc.

•	On January 14, 2019, the CBIRC issued and implemented the Notice by the General Office of the CBIRC on Issues Concerning Further Strengthening the Regulation of Motor Vehicle Insurance (No. 7[2019] of the CBIRC). The notice requires property insurance companies to strictly comply with the relevant provisions of laws, administrative regulations or the Insurance Regulatory Agency under the State Council in the use of vehicle insurance clauses and premium rates, and to strengthen the management of the authenticity of business financial data, ensure all operating costs and expenses are true and accounted for in a timely manner.

These notices effectively resulted in the decrease of moto vehicle insurance premiums charged by the insurance companies and all related fees paid to insurance intermediaries by insurance companies.

Regulations Relating to Foreign Investment

Investment in the PRC by foreign investors and foreign-invested enterprises shall comply with the Catalogue for the Guidance of Foreign Investment Industries (the “Catalogue”) (2019 Revision), which was last amended and issued by MOFCOM and NDRC on June 30, 2019 and became effective since July 30, 2019, and the Special Management Measures for Foreign Investment Access (2020 version), or the Negative List, which came into effect on July 23, 2020. The Catalogue and the Negative List contains specific provisions guiding market access for foreign capital and stipulates in detail the industry sectors grouped under the categories of encouraged industries, restricted industries and prohibited industries. Any industry not listed in the Negative List is a permitted industry unless otherwise prohibited or restricted by other PRC laws or regulations. The insurance intermediary industry falls within the permitted category in accordance with the Catalogue and the Negative List.

Regulations Relating to Wholly Foreign-owned Enterprises

The establishment, operation and management of corporate entities in China are governed by the PRC Company Law, which was promulgated by the Standing Committee of the National People’s Congress on December 29, 1993 and became effective on July 1, 1994. It was last amended on October 26.2018 and the amendments became effective on October 26.2018. Under the PRC Company Law, companies are generally classified into two categories, namely, limited liability companies and joint stock limited companies. The PRC Company Law also applies to limited liability companies and joint stock limited companies with foreign investors. Where there are otherwise different provisions in any law on foreign investment, such provisions shall prevail.

The Law of the PRC on Wholly Foreign-invested Enterprises was promulgated and became effective on April 12, 1986, and was last amended and became effective on October 1, 2016. The Foreign Investment Law of the People’s Republic of China was promulgated on March 15, 2019, which became effective on January 1, 2020 and replaced the Law of the PRC on Wholly Foreign-invested Enterprises.

The Regulation for Implementing the Foreign Investment Law of the People’s Republic of China was promulgated by the State Council on December 26, 2019, which became effective on January 1, 2020 and replaced The Implementing Regulations of the PRC Law on Foreign-invested Enterprises. The Measures for the Reporting of Foreign Investment Information were promulgated by the Ministry of Commerce and the State Administration for Market Regulation on December 30, 2019, which became effective on January 1, 2020 and replaced The Provisional Measures on Administration of Filing for Establishment and Change of Foreign Investment Enterprises. The above-mentioned laws form the legal framework for the PRC Government to regulate WFOEs. These laws and regulations govern the establishment, modification, including changes to registered capital, shareholders, corporate form, merger and split, dissolution and termination of WFOEs.

According to the above regulations, a WFOE should get approval by MOFCOM before its establishment and operation. TRX BJ was established as a WFOE since its inception, and has obtained the approval of the local administration of MOFCOM. Its establishment and operation are in compliance with the above-mentioned laws. TRX ZJ is a PRC domestic company, therefore is not subject to the record-filling or examination applicable to FIE.

Regulations Relating to Foreign Exchange

General Administration of Foreign Exchange

According to the Regulations on the Control of Foreign Exchange, which were promulgated by the State Council on January 29, 1996, came into effect on April 1, 1996, and were amended on January 14, 1997, and August 5, 2008, payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies may not repatriate foreign currency payments received from abroad or retain the same abroad. RMB is convertible into other currencies for current account items, such as trade-related receipts and payments and payment of interest and dividends. The conversion of RMB into other currencies and remittance of the converted foreign currency outside the PRC for of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from the SAFE or its local office. According to regulations on foreign exchange settlement of FIEs, they may retain foreign exchange in accounts with designated foreign exchange banks under the current account items subject to a cap set by the SAFE or its local office. Foreign exchange proceeds under the current accounts may be either retained or sold to a financial institution engaged in settlement and sale of foreign exchange pursuant to relevant SAFE rules and regulations. For foreign exchange proceeds under the capital accounts, approval from the SAFE is generally required for the retention or sale of such proceeds to a financial institution engaged in settlement and sale of foreign exchange.

SAFE Circular No. 59

Pursuant to the Circular of the SAFE on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, promulgated by SAFE on November 19, 2012, which became effective on December 17, 2012, and was further amended on May 4, 2015, approval is not required for opening a foreign exchange account and depositing foreign exchange into the accounts relating to the direct investments. SAFE Circular No. 59 also simplified foreign exchange-related registration required for the foreign investors to acquire the equity interests of Chinese companies and further improve the administration on foreign exchange settlement for FIEs.

SAFE Circular No. 13

Pursuant to the Circular on Further Simplifying and Improving the Foreign Currency Management Policy on Direct Investment, effective from June 1, 2015, which cancels the administrative approvals of foreign exchange registration of direct domestic investment and direct overseas investment and simplifies the procedure of foreign exchange-related registration, the investors shall register with banks for direct domestic investment and direct overseas investment.

SAFE Circular No. 19

The Notice of the State Administration of Foreign Exchange on Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises, or the SAFE Circular No.19, which was promulgated by the SAFE on March 30, 2015, and became effective on June 1, 2015, provides that a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). Pursuant to the SAFE Circular No.19, for the time being, FIEs are allowed to settle 100% of their foreign exchange capitals on a discretionary basis; a foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business; where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise shall first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

Based on the foregoing, when setting up a new foreign-invested enterprise, the foreign invested enterprise shall register with the bank located at its registered place after obtaining the business license, and if there is any change in capital or other changes relating to the basic information of the foreign-invested enterprise, including without limitation any increase in its registered capital or total investment, the foreign invested enterprise shall register such changes with the bank located at its registered place after obtaining the approval from or completing the filing with competent authorities. Pursuant to the relevant foreign exchange laws and regulations, the above-mentioned foreign exchange registration with the banks will typically take less than four weeks upon the acceptance of the registration application. If we intend to provide funding to our WFOE through capital injection at or after their establishment, we shall register the establishment of and any follow-on capital increase in our wholly foreign owned subsidiaries with the State Administration for Industry and Commerce or its local counterparts, file such via the FICMIS and register such with the local banks for the foreign exchange related matters.

Offshore Investment

Under the Circular of the State Administration of Foreign Exchange on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, issued by the SAFE and effective on July 4, 2014, PRC residents are required to register with the local SAFE branch prior to the establishment or control of an offshore special purpose vehicle, or SPV, which is defined as offshore enterprises directly established or indirectly controlled by PRC residents for offshore equity financing of the enterprise assets or interests they hold in China. An amendment to registration or subsequent filing with the local SAFE branch by such PRC resident is also required if there is any change in basic information of the offshore company or any material change with respect to the capital of the offshore company. At the same time, the SAFE has issued the Operation Guidance for the Issues Concerning Foreign Exchange Administration over Round-trip Investment regarding the procedures for SAFE registration under the SAFE Circular 37, which became effective on July 4, 2014, as an attachment of Circular 37.

Under the relevant rules, any failure by any of our shareholders who is a PRC resident, or is controlled by a PRC resident, to comply with relevant requirements under these regulations could subject our SPV to restrictions imposed on foreign exchange activities, including restrictions on its ability to receive registered capital as well as additional capital from PRC resident shareholders, and contribute registered capital as well as additional capital to WFOE. If WFOE fails to obtain necessary registered capital within the approved business time limit, the industries and commercial administrative authorities might revoke its business license. Due to the failure by shareholders to complete the registration, WFOE’s ability to pay dividends or make distributions to our SPV is also restricted, and repatriation of profits and dividends derived from SPV by PRC residents to China are illegal. The offshore financing funds are also not allowed to be used in China. In addition, the failure of the PRC resident shareholders to complete the registration may subject the shareholders to fines less than RMB50,000, and the enterprises to fines less than RMB300,000.

Regulations on Intellectual Property Rights

Regulations on Trademarks

The trademark law of the People’s Republic of China was adopted at the 24th meeting of the Standing Committee of the Fifth National People’s Congress on August 23, 1982. Three amendments were made on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019. The last amendment was implemented on November 1, 2019. The regulations on the implementation of the trademark law of the People’s Republic of China were promulgated by the State Council of the People’s Republic of China on August 3, 2002, which took effect on September 15, 2002. It was revised on April 29, 2014 and became effective as of May 1, 2014. According to the trademark law and the implementing regulations, a trademark which has been approved and registered by the trademark office is a registered trademark, including a trademark of goods, services, collective trademark and certification trademark. The trademark registrant shall enjoy the exclusive right to use the trademark and shall be protected by law. The trademark law also specifies the scope of registered trademarks, procedures for registration of trademarks and the rights and obligations of trademark owners. As of the date of this prospectus, we have completed trademark registration of four trademarks in China and own the exclusive right to use such trademark.

Regulations on Domain Names

The Ministry of Industry and Information Technology of the PRC, or the MIIT, promulgated the Measures on Administration of Internet Domain Names, or the Domain Name Measures, on August 24, 2017, which took effect on November 1, 2017 and replaced the Administrative Measures on China Internet Domain Name promulgated by the MIIT on November 5, 2004. According to the Domain Name Measures, the MIIT is in charge of the administration of PRC internet domain names. The domain name registration follows a first-to-file principle. Applicants for registration of domain names shall provide true, accurate and complete information of their identities to domain name registration service institutions. The applicant will become the holder of such domain names upon completion of the registration procedure. As of the date of this prospectus we have completed registration of www.tianrx.com in the PRC.

Regulations on Employment And Social Welfare

Labor Contract Law

The Labor Contract Law of the PRC, or the Labor Contract Law, which was promulgated on June 29, 2007 and amended on December 28, 2012, is primarily aimed at regulating the rights and obligations of employers and employees, including the establishment, performance and termination of labor contracts. Pursuant to the Labor Contract Law, labor contracts shall be concluded in writing if labor relationships are to be or have been established between employers and the employees. Employers are prohibited from forcing employees to work above certain time limit and employers shall pay employees for overtime work in accordance to national regulations. In addition, employee wages shall be no lower than local standards on minimum wages and shall be paid to employees timely.

Social Insurance And Housing Fund

Under the Social Insurance Law of the PRC that was promulgated by the SCNPC on October 28, 2010, and came into force as of July 1, 2011, and most recently amended on December 29, 2018, together with other laws and regulations, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance, maternity insurance, and other social insurance for its employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time. When an employer fails to fully pay social insurance premiums, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

In accordance with the Regulations on the Management of Housing Fund which was promulgated by the State Council in April 3, 1999 and recently amended in March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing employees’ housing funds. Employer and employee are also required to pay and deposit housing funds, with an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time.

The Company has complied with the Social Insurance Law of the PRC since 2019. . If an enterprise fails to pay in full or in part its housing funds contributions, such enterprise will be ordered by the housing funds enforcement authorities to make such contributions, and may be compelled by the people’s court that has jurisdiction over the matter to make such contributions. See “Risk Factors— Risks Related to Doing Business In China— Failure to make adequate contributions to the housing fund for some of our employees could adversely affect our financial condition and we may be subject to labor disputes or complaints.”

Regulations on Tax

For a discussion on applicable tax regulations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Taxation.”

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Zhe Wang	38	Chairman and Chief Executive Officer

Mingxiu Luan	34	Chief Financial Officer

Sheng Xu	38	Director

Hai Jiang	35	Independent Director

Benjamin Andrew Cantwell	38	Independent Director

Michael J. Hamilton	73	Independent Director

Mr. Zhe Wang has served as our CEO and Chairman of the board since March 2019 and as the CEO of TRX ZJ since May 2016. Mr. Wang served as the CEO of WDZG Consulting from September 2016 to March 2020 and as the CEO of Mingruibotong (Beijing) investment management co., Ltd. from August 2013 to March 2020. Mr. Wang led WDZG Consulting to a diversified holdings group including wealth management, insurance intermediary, finance and asset management, cultural and creative business, education and tourism. From May 2008 to August 2013, Mr. Wang worked as an investment manager at Huaxia Bank. He holds a BA in public finance from Renmin University of China and an executive MBA from China Europe International Business School.

Ms. Mingxiu Luan has served as our CFO since March 2019, and as the CFO of TRX ZJ since May 2016. From March 2015 to March 2020, Ms. Luan joined served as the financial director of Mingruibotong (Beijing) investment management co., Ltd., responsible for the day to day financial management. From November 2009 to April 2014, she worked as a senior audit manager in Shandong branch of WUYIGE Certified Public Accounting LLP. From March 2014 to November 2014, Ms. Luan served as the deputy director of finance department of Beijing CNlive Culture Media co., Ltd. Ms. Luan holds a bachelor’s degree in accounting from Shandong University of Finance and Economics and is a certified public accountant in China.

Ms. Sheng Xu has served as a director of the Company since January 2021. Prior to joining us, she served as a director of the market development department of Beijing Ruisibotong Brand Management Co., Ltd. from September 2017. From June 2006 to August 2017, she worked as a wealth manager and assistant president of Hua Xia Bank. Ms. Xu holds a bachelor’s degree in English from Beijing City University and an EMBA from China University of International Business and Economics.

Mr. Hai Jiang has served as a director of the Company since January 2021. Mr. Jiang has served as a member of the board of directors of Jiangsu Asset Appraisal Association since June 2017. From August 2008 to present, Mr. Jiang worked as project manager, senior manager and general manager of Jiangsu branch of Zhongjing Minxin (Beijing) Asset Appraisal Co., Ltd. Mr. Jiang holds a bachelor’s degree in Land Resource Management Engineering from Wuhan University and bachelor degree in accounting from Zhongnan University of Finance and Economics.

Mr. Benjamin Andrew Cantwell has served as a director of the Company since January 2021. Mr. Cantwell has served as a security manager at Google (Hong Kong) Limited, responsible for risk management, crisis management, and supply chain security in China since September 2018. From October 2010 to September 2018, Mr. Cantwell was a security director at Procter and Gamble (Guangzhou) Company Limited. Mr. Cantwell holds a bachelor’s degree in Chinese from Middlebury University and a master’s degree in International Relations (concentration in international and Chinese law) from Nanjing University’s Center for Chinese and American Studies. Mr. Cantwell also obtained a certificate in Advanced Computer Security Program from Stanford University School of Continuing Education.

Mr. Michael J. Hamilton has served as a director of the Company since January 2021. Mr. Hamilton is an experienced financial executive, certified public accountant in the U.S. and a retired audit partner at PricewaterhouseCoopers LLP. Since 2000, he has served as a member of the board of directors of Coda Octopus Group, a public company listed on Nasdaq. Previously, he also served as a director on the board of directors for MMC Energy, Inc. from June 2004 to December 2009, MXenergy, Inc. from October 2004 to July 2011, and Gradient Resources, Inc. from January 2010 to September 2012. Additionally, he also served as: Senior Vice President at Powerlink Transmission Company from May 2012 to November 2014; Chairman and CEO at MMC Energy, Inc. from December 2007 to December 2010; Senior Managing Director at FTI Consulting, Inc. from March 2003 to November 2007; Partner at PricewaterhouseCoopers LLP from October 1988 to February 2003. Mr. Hamilton graduated with a Bachelor’s degree in Accounting from St. Francis College in 1969.

Family Relationships

Mr. Zhe Wang is Ms. Sheng Xu’s husband. None of the other directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Controlled Company

We are a controlled company and as long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under Nasdaq Listing Rules (specifically, as defined in Rule 5615(c)). We have no current intention to rely on the controlled company exemptions afforded to a controlled company under the Nasdaq Listing Rules.

Compensation of Directors and Executive Officers

The following table sets forth certain information with respect to compensation for the year ended October 31, 2020, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000, or the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total (US$)
Zhe Wang	2020	0	0	0	0	0	0	0	0
CEO of the Company and TRX ZJ

Mingxiu Luan	2020	0	0	0	0	0	0	0	0
CFO of the Company and TRX ZJ

For the fiscal year ended October 31, 2020, (1) the above named executives did not receive, nor were they entitled to receive, any compensation from the Company, and (2) the Company and its subsidiaries are not obligated to set aside or accrue any pension, retirement or similar benefits for the above named executives, accordingly, no amount has been provided for the above periods.

Agreements with Named Executive Officers

On March 5, 2019, we entered into employment agreements with our executive officers. Pursuant to these employment agreements, we agreed to employ each of our executive officers for a specified time period, which will be renewed upon both parties’ agreement before the end of the current employment term, and payment of cash compensation and benefits became payable when the Company became a public reporting company in the U.S. on January 27, 2021. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitment of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a three-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information of the Company.

Our employment agreement with Zhe Wang, our CEO, is for a term of three years beginning on March 5, 2019, with an annual salary of US$150,000.

Our employment agreement with Mingxiu Luan, our CFO, is for a term of three years beginning on March 5, 2019, with an annual salary of US$80,000.

Compensation of Directors

For the fiscal year 2020, we did not compensate any of our directors for their services other than to reimburse them for out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

Board Practices

Board of Directors

Our board of directors consists of five directors.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties at common law, including, but not limited to a duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, our directors also have a duty to exercise the care, diligence and skills that a reasonable director would exercise in comparable circumstances, taking into account, without limitation, the nature of the company, the nature of the decision, the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, our directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our amended and restated memorandum and articles of association or the Companies Act.

Generally, we have the right to seek damages if a duty owed by our directors is breached.

The functions and powers of our board of directors include, among others:

•	appointing officers and determining the term of office of the officers;

•	exercising the borrowing powers of the company and mortgaging the property of the company; and

•	executing checks, promissory notes and other negotiable instruments on behalf of the company.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualifications for service as a director.

Insider Participation Concerning Executive Compensation

Our board of directors, which is currently comprised of five directors, makes all determinations regarding executive officer compensation.

Committees of the Board of Directors

We have established three committees under the board of directors: the audit committee, the compensation committee and the corporate governance and nominating committee, and adopt a charter for each of the committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Michael J. Hamilton, Hai Jiang and Benjamin Andrew Cantwell and Michael J. Hamilton is the chairman of our audit committee. We have determined that Michael J. Hamilton, Benjamin Andrew Cantwell and Hai Jiang satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Michael J. Hamilton qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•	selecting the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time;

•	meeting separately and periodically with management and the independent auditors; and

•	reporting regularly to the full board of directors.

Compensation Committee. Our compensation committee consists of Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell. Benjamin Andrew Cantwell is the chairman of our compensation committee. We have determined that Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10C-I under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•	reviewing and recommending to the board with respect to the total compensation package for our chief executive officer;

•	approving and overseeing the total compensation package for our executives other than the chief executive officer;

•	reviewing and making recommendations to the board with respect to the compensation of our directors; and

•	reviewing periodically and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Corporate Governance and Nominating Committee. Our nominating and corporate governance committee consists of Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell. Hai Jiang is the chairperson of our nominating and corporate governance committee. We have determined that Michael J. Hamilton, Hai Jiang, and Benjamin Andrew Cantwell satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending to the board nominees for election or re-election to the board, or for appointment to fill any vacancy;

•	reviewing annually with the board the current composition of the board in light of the characteristics of independence, skills, experience and availability of service to us;

•	identifying and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as the corporate governance and nominating committee itself;

•	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any corrective action to be taken; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Terms of Directors and Officers

All directors hold office until their successors have been duly elected and qualified. Outside of certain specified circumstances, including a director becoming bankrupt or of unsound mind or being absent from Board meetings without special leave of absence for six consecutive months, a director may only be removed by the shareholders. Officers are elected by and serve at the discretion of the board of directors.

Corporate Governance

Our board of directors has adopted a code of business conduct and ethics, which is applicable to all of our directors, officers and employees. Our code of business conduct and ethics is available on our website.

Employees

We had 44 employees as of March 31, 2021. We had 64, 36, and 23 employees as of October 31, 2020, 2019, and 2018, respectively. The following table sets forth the number of our employees by function as of March 31, 2021:

	Number of Employees	% of Total
Management and administrative staff	7	15.91
Financial and accounting staff	3	6.82
Sales and marketing staff	34	77.27
Other	-	-

Total	44	100.00

As of March 31, 2021, in addition to 25 sales agents as our permanent employees, we had contractual relationships with 278 sales agents. These sales agents are not our employees and are only compensated via commissions on sales. For the sale of each property and casualty insurance policy or life insurance policy with a single premium payment schedule, we pay the sales agent who has generated the sale a single commission based on a percentage of the commission and fee we receive from the insurance company for the sale of that policy. For the sale of each life insurance policy with a periodic premium payment schedule, we pay the sales agent who has generated the sale periodic commissions based on a percentage of the commissions we receive from the insurance company for the sale and renewal of that policy, up to the first five years of the premium payment period, and retain all commissions we continue to receive from insurance companies for the rest of the premium payment period.

PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our ordinary shares, as of the date of this prospectus, and as adjusted to reflect the sale of Units in this offering, for:

●	each of our directors and executive officers;

●	each of our directors and executive officers as a group; and

●	each person known to us to beneficially own more than 5.0% of our ordinary shares.

The calculations in the table below are based on: (1) 6,825,000 Class A ordinary shares and 1,250,000 Class B ordinary shares outstanding as of the date of this prospectus; and (2) 3,000,000 Class A ordinary shares and 1,250,000 Class B ordinary shares outstanding immediately after the completion of this offering, assuming the sale of all of the Units we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days of the date hereof, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary shares beneficially owned prior to this offering				Ordinary shares beneficially owned after this offering
	Class A	Class B		Percent of Total Voting Power	Class A	Class B	Percent of Total Voting
	Number	Number	%	Number%	Number	Number	Power
Directors And Executive Officers:
Zhe Wang(1)	592,500	1,250,000	22.82%	78.75%	592,500	1,250,000	71.44%
Mingxiu Luan(2)	160,000	-	1.98%	0.55%	160,000	-	0.49%
Sheng Xu(3)	1,770,500	-	21.93%	6.04%	1,770,500	-	5.48%
Benjamin Andrew Cantwell	-	-			-	-
Michael J. Hamilton	-	-			-	-
Hai Jiang	-	-			-	-
Directors and Executive Officers as a group	2,523,000	1,250,000	46.72%	85.33%	2,523,000	1,250,000	77.41%

Principal Shareholders:
Wang Investors Co. Ltd.(1)	592,500	1,250,000	22.85%	78.95%	592,500	1,250,000	71.44%
Xu Sheng Investors Co. Ltd.(3)	1,770,500	-	21.93%	6.05%	1,770,500	-	5.48%

The business address of our directors, executive officers, and principal shareholders is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(1)	Includes 592,500 Class A Ordinary Shares and 1,250,000 Class B Ordinary Shares held by Wang Investors Co. Ltd., a British Virgin Islands company, wholly owned by Mr. Zhe Wang, our CEO and Chairman of the board.

(2)	Includes 160,000 Class A Ordinary Shares held by Luan Investors Co. Ltd., a British Virgin Islands company, wholly owned by Ms. Mingxiu Luan, our CFO.

(3)	Includes 1,770,500 Class A Ordinary Shares held by Xu Sheng Investors Co. Ltd., a British Virgin Islands company, wholly owned by Ms. Sheng Xu, our director.

None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Contractual Arrangements among WFOE, TRX ZJ and its Shareholder

We conduct our operations in China principally through contractual arrangements among WFOE, TRX ZJ, and its sole shareholder. For a description of these contractual arrangements, see “Business — Contractual Arrangements between WFOE and TRX ZJ.”

Material Transactions with Related Parties

Services Provided by Related Parties

From time to time, the Company’s related parties provide services to the Company.

In January 2020, TRX ZJ entered into an insurance brokerage practitioner undertaking agreement with our director, Ms. Sheng Xu. Ms. Sheng Xu also holds 35% of WDZG Consulting’s shares and she is the spouse of Mr. Zhe Wang. Pursuant to the insurance brokerage practitioner undertaking agreement, TRX ZJ agreed to pay Ms. Sheng Xu a certain agency fee calculated based on TRX ZJ’s commission table on a monthly basis. The agreement is valid for one year and shall be automatically renewed. The agreement may be terminated by either party upon 30 days' notice.

In January 2020, TRX ZJ entered into an insurance brokerage practitioner undertaking agreement with our CEO, Mr. Zhe Wang. Pursuant to the insurance brokerage practitioner undertaking agreement, TRX ZJ agreed to pay Mr. Zhe Wang a certain agency fee calculated based on TRX ZJ’s commission table on a monthly basis. The agreement is valid for one year and shall be automatically renewed. The agreement may be terminated by either party upon 30 days' notice.

In January 2020, TRX ZJ entered into an insurance brokerage practitioner undertaking agreement with Mr. Junkai Zhao. Mr. Junkai Zhao is a manager of TRX ZJ’s Beijing branch. Pursuant to the insurance brokerage practitioner undertaking agreement, TRX ZJ agreed to pay Mr. Junkai Zhao a certain agency fee calculated based on TRX ZJ’s commission table on a monthly basis. The agreement is valid for one year and shall be automatically renewed. The agreement may be terminated by either party upon 30 days' notice.

The Company recognized related party expenses of $38,426, $23,922 and $13,468 for the years ended October 31, 2020, 2019 and 2018, which have been included in selling and marketing – related parties and general and administrative – related parties, respectively, on the accompanying consolidated statements of income and comprehensive income.

Office Space from Related Party

On July 1, 2020, TRX ZJ entered into a lease agreement with WDZG Consulting, which owns 100% of TRX ZJ, pursuant to which TRX ZJ agreed to pay an annual rent of RMB 132,199.2 to lease an office space from WDZG Consulting. The lease agreement contains a term of one year and shall be automatically renewed.

For the years ended October 31, 2020, 2019 and 2018, rent expense related to office leases from WDZG Consulting amounted approximately $14,000, $19,000 and $13,000, respectively, which have been included in general and administrative – related parties on the accompanying consolidated statements of income and comprehensive income.

As of October 31, 2020, 2019 and 2018, operating lease liabilities related to the related party office lease was $28,442, $0, and $0, respectively, which have been included in operating lease liabilities – related party (current and noncurrent) on the accompanying consolidated balance sheets.

Loan to Related Party and Interest Income – Related Party

On March 18, 2020, TYDW Technology, a wholly-owned subsidiary of TRX ZJ originated a note receivable to WDZG Consulting in the principal amount of RMB 38,914,847 (approximately $5.6 million). This note had a maturity date of April 30, 2020. The annual interest rate for this note was 1.00%. The principal and related interest were fully collected in April 2020.

On May 1, 2020, TYDW Technology originated a note receivable to WDZG Consulting in the principal amount of RMB 40,260,000 (approximately $5.8 million). This note had a maturity date of August 31, 2020. The annual interest rate for the note was 4.35%. As of October 31, 2020, the outstanding principal and related interest were fully collected.

On August 14, 2020, TYDW Technology originated a note receivable to WDZG Consulting in the principal amount of RMB 40,503,802 (approximately $5.8 million). This note had a maturity date of November 11, 2020. The annual interest rate for the note was 1.90%. As of October 31, 2020, the outstanding principal and related interest were fully collected.

The Company did not make any loan to any related party in 2019 and 2018.

The interest income related to related party notes was $102,074 for the years ended October 31, 2020, which have been included in interest income – related party on the accompanying consolidated statements of income and comprehensive income.

Borrowings from Related Parties and Interest Expense – Related Parties

From time to time, the Company acquired loans from various related parties to fund its operations. These loans were due within one year and were unsecured and uncollateralized, and cannot be renewed upon maturities. The annual interest rates for these loans ranged from 6.5% to 10.0%. As of October 31, 2019, all of outstanding principal of related parties' borrowings and related interest due were fully repaid.

In fiscal 2020, the Company borrowed $2,128,705 from related parties for working capital needs and repaid $2,099,420 to related parties. The related parties’ borrowings are short-term in nature, non-interest bearing, unsecured and repayable on demand.

For the years ended October 31, 2020, 2019 and 2018, interest expense related to related parties' loans amounted to $0, $613 and $452, respectively, which have been included in interest expense - related parties in the accompanying consolidated statements of income and comprehensive income.

Due from Related Parties

At October 31, 2020, 2019 and 2018, amount due from related parties consisted of the following:

	October 31,
Name of related party	2020	2019	2018
Beijing Ruiboyingtong Network Technology Co., Ltd. (1)	$-	$-	$385,733
Beijing Taofengyongshun Investment Consulting Co., Ltd. (2)	-	-	42,346
Yue Du (3)	-	-	10,330
Junkai Zhao (4)	-	-	3,362
Lin Lou (5)	-	-	408
Guimin Dong (6)	-	-	258
	$-	$-	$442,437

(1)	An entity controlled by TRX ZJ’s former director.

(2)	An entity controlled by Zhe Wang’s mother-in-law. Zhe Wang holds 64.97% of WDZG Consulting’s shares.

(3)	Yue Du is TRX ZJ’s director.

(4)	Junkai Zhao is a manager of TRX ZJ’s Beijing branch.

(5)	Lin Lou is the spouse of Yue Du.

(6)	Guimin Dong is a manager of TRX ZJ’s Qingdao branch.

Management believes that the related party receivable is fully collectable. Therefore, no allowance for doubtful account is deemed to be required on its due from related party at October 31, 2018. The Company historically has not experienced uncollectible receivable from the related party.

Due to Related Parties

At October 31, 2020, 2019 and 2018, amount due to related parties consisted of the following:

	October 31,
Name of related party	2020	2019	2018
WDZG Consulting	$2,455	$157,800	$78,984
Ruibo Wealth (Beijing) Investment Management Co., Ltd. (1)	-	-	45,799
Beijing Ruibozhongying Technology Development Co., Ltd. (2)	238,642	-	33,932
Wei Liu (3)	-	-	9,432
Holiday Union International Travel Co., Ltd. (4)	-	-	8,030
Zhe Wang (5)	-	-	6,496
Sheng Xu (6)	-	49,281	355
Mufang Gao (7)	-	-	33
Da Lv (8)	-	-	1
	$241,097	$207,081	$183,062

(1)	An entity controlled by WDZG Consulting

(2)	An entity controlled by WDZG Consulting

(3)	Wei Liu is a manager of Hengbang Insurance

(4)	An entity controlled by WDZG Consulting

(5)	Zhe Wang holds 64.97% of WDZG Consulting’s shares and he is the spouse of Sheng Xu.

(6)	Sheng Xu holds 35% of WDZG Consulting’s shares and she is the spouse of Zhe Wang.

(7)	Mufang Gao is Zhe Wang’s mother.

(8)	Da Lv is TRX ZJ’s former director.

The balances of due to related parties represent expenses paid by these related parties on behalf of the Company. The related parties’ payables are short-term in nature, non-interest bearing, unsecured and repayable on demand.

Employment Agreements and Indemnification Agreements

See “Management—Agreements with Named Executive Officers.”

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

The following are summaries of material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 50,000,000 shares, comprising (i) 47,500,000 Class A ordinary shares, par value of $0.001 per share, and (ii) 2,500,000 Class B ordinary shares, par value of $0.001 per share. As of the date of this prospectus, there were 6,825,000 Class A ordinary shares and 1,250,000 Class B ordinary shares issued and outstanding.

Immediately after the completion of this offering, assuming the sales of all of the Units we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants, our issued and outstanding ordinary shares will consist of 9,825,000 Class A ordinary shares and 1,250,000 Class B ordinary shares.

The following description of our share capital and provisions of our amended and restated memorandum and articles of association are summaries and are qualified by reference to the amended and restated memorandum and articles of association. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Units Being Offered

We are offering up to 3,000,000 Units, with each Unit consisting of one Class A ordinary share and a warrant to purchase one Class A ordinary share at an assumed public offering price of US$10.00 per Unit. The Class A ordinary shares and warrants are being sold in this offering only as part of the Units. However, the Units will not be certificated and the Class A ordinary shares and warrants comprising such Units are immediately separable, and will be issued separately. Upon issuance, the Class A ordinary shares and warrants may be transferred independent of one another, subject to applicable law and transfer restrictions.

Ordinary Shares

General

Our authorized share capital is US$50,000 divided into 50,000,000 shares, comprising (i) 47,500,000 Class A ordinary shares, par value of $0.001 per share, and (ii) 2,500,000 Class B ordinary shares, par value of $0.001 per share.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

No dividend may be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Companies Act. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, each holder of Class A ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has one vote for each Class A ordinary share which such shareholder holds and each holder of Class B ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) has 18 votes for each Class B ordinary share which such shareholder holds. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Distributions

The holders of our Class A and Class B ordinary shares are entitled to an equal share in such dividends or distributions as may be declared by our board of directors subject to the Companies Act.

Conversion of Class B Ordinary Shares

Class B ordinary shares may be converted at the request of the shareholder into an equal number of Class A ordinary shares at any time. Class A ordinary shares are not convertible into Class B ordinary shares. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a shareholder to any person who is not any of Zhe Wang, Sheng Xu or Mingxiu Luan, each of whom is referred to as a “Founder” or any entity that is ultimately controlled by any of the Founders (the “Founder Affiliate”), or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not a Founder or Founder Affiliate, such Class B ordinary share shall entitle such person to eighteen (18) votes on all matters subject to vote at general meetings of the Company.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class or the creation or issue of one or more classes of shares with or without preferred, deferred or other special rights or restrictions (including, without limitation, the creation of Shares with enhanced or weighted voting rights), whether in regard to dividend, voting, return of capital or otherwise.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange (as defined under our articles) or in any other form approved by our board of directors and may be under hand or by electronic machine imprinted signature or by such other manner of execution as our board of directors may approve from time to time.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal. This, however, is unlikely to affect market transactions of the Class A ordinary shares purchased by investors in the public offering. Since our Class A ordinary shares are listed on the Nasdaq, the legal title to such Class A ordinary shares and the registration details of those Class A ordinary shares in our register of members remain with DTC/Cede & Co. All market transactions with respect to those Class A ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our articles), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the register of mortgages).

General Meeting of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened upon the written requisition of one or more members holding in the aggregate not less than one-tenth of the paid-up capital of the Company as at the date of the requisition carried the right of voting at general meeting. If the directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other member or members of the Company holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene a general meeting to be held at the registered office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s articles as to notice, as the persons convening the meeting fix.

At least 7 days’ notice of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within half an hour from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholder present shall be a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by one or more shareholders present in person or by a proxy who together hold not less than fifteen per cent of the paid up capital of the Company entitled to vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the Articles, we are required to have a minimum of three directors.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

The remuneration of the directors shall be determined by the shareholders by ordinary resolution, except that the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the director, if any. Our directors will be elected by an ordinary resolution of our shareholders.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally;

(b)	is found to be or becomes of unsound mind; or

(c)	resigns his office by notice in writing to the Company.

Powers and Duties of Directors

Subject to the provisions of the Companies Act, our amended and restated memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our amended and restated memorandum or articles. However, to the extent allowed by the Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors has established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified Company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

Capitalization of Profits

The Company may upon the recommendation of the directors by ordinary resolution authorize the directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	is not required to make its register of members open to inspection by shareholders;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company, except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Exercise Price and Duration. Each share exercisable pursuant to the warrants will have an exercise price per share of US$         equal to     % of the public offering price per Unit in this offering. The warrants are exercisable immediately upon issuance, and at any time thereafter up to the fifth anniversary of the issuance date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders. No fractional shares will be issued upon exercise of the warrants. A warrant holder may exercise its warrants only for a whole number of shares. As a result, you must purchase Units in multiples of two in order to obtain full value from the fractional interest.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of Class A ordinary shares purchased upon such exercise.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Class A ordinary shares underlying the warrants, then the warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A ordinary shares determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares. No fractional Class A ordinary shares will be issued upon the exercise of the warrants. A warrant holder may exercise its warrants only for a whole number of shares.

Trading Market. There is no established public trading market for the warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our Class A ordinary shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its warrant at its fair value using the Black Scholes option pricing formula; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant, that is being offered and paid to the holders of our Class A ordinary shares in connection with the fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our Class A ordinary shares, the holder of a warrant does not have the rights or privileges of a holder of our Class A ordinary shares, including any voting rights, until the holder exercises the warrant.

Amendment and Waiver. The warrants may be modified or amended or the provisions thereof waived with the written consent of our company on the one the hand and a holder on the other hand.

Placement Agent Warrants

See “Plan of Distribution” on page 139 for a description of the Placement Agent Warrants being issued to the placement agent in this offering.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers And Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which whose issued shares that together represent at least 90% of the issued shares entitled to votes at a general meeting are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares upon dissenting from to a merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings.

The Grand Court will typically consider the following factors in exercising its discretion as to whether to sanction the scheme:

(1)	the statutory provisions as to the required majority vote have been met;

(2)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

(3)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved, unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, it is possible that a non-controlling shareholder may be permitted to commence and maintain a class action against and/or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the majority shareholders;

(b)	an act which constitutes an infringement of individual rights of shareholders, including, but not limited to the right to vote and pre-emption rights;

(c)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which majority has not been obtained; and

(d)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors And Executive Officers And Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, every director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of dishonesty or fraud, be indemnified by the company against, and it shall be the duty of the directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the shareholders over all other claims. No such director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the company through the insufficiency or deficiency of any security in or upon which any of the monies of the company shall be invested or for any loss of the monies of the company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own dishonesty or fraud.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, and care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Under statute our directors are subject to a number of statutory obligations, which provisions prescribe penalties for breach. The most serious of these involves dishonesty or the authorizing of illegal payments and carry both criminal and civil penalties. By way of example, material statutory provisions attracting penalties include where (1) the director willfully authorizes or permits any distribution or dividend in contravention of the Companies Act; (ii) where the director knowingly or willfully authorizes or permits any payment out of capital by a company for a redemption or purchase of its own shares when the company is insolvent; (iii) where there has been a failure to maintain the books of account, minutes of meetings, or the company’s statutory registers of members, beneficial ownership, mortgages and charges, or directors (which includes alternate directors); (iv) where there has been a failure to provide information or access to documents to specified persons as required by the Companies Act; and (v) where the director makes or authorizes a false annual return to the Registrar of Companies.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days' after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting as permitted under the Companies Act, but our amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our amended and restated memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if he (a) becomes bankrupt or makes any arrangement or composition with his creditors generally; or (b) is found to be or becomes of unsound mind; or (c) resigns his office by notice in writing to the company.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Companies Act does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Companies Act and our amended and restated memorandum and articles of association, the Company may be wound up by a special resolution of our shareholders. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act and our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may only be amended by special resolution of our shareholders.

Anti-Money Laundering—Cayman Islands

In order to comply with legislation and regulations aimed at the prevention of money laundering and counter terrorist financing, we may be required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to a suitable third persons based in Cayman Islands approved equivalent jurisdictions. A list of these equivalent jurisdictions, as updated from time to time, can be accessed here: https://www.cima.ky/list-of-equivalent-jurisdictions.

We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information and/or documentation required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any equivalent jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct, money laundering or proliferation financing or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (2020 Revision) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (2020 Revision), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (2018 Revision) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (2018 Revision), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Legislation of The Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for certain in-scope Cayman Islands “relevant entities” which are engaged in certain “relevant activities” and receive “relevant income” which in the case of “relevant entities” incorporated before January 1, 2019 must comply with the economic substance requirements under the Substance Act commencing July 1, 2019, onwards. The Tax Information Authority of the Cayman Islands has published guidance notes (currently in version 2.0) in relation to the Substance Law, The Company itself falls within the definition of a “relevant entity” as it is incorporated under the Companies Act (Revised) and the Company is conducting holding company business. To the extent there is a change in the Company’s business, this could have an impact on the economic substance classification of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●

1% of the then outstanding ordinary shares of the same class, which will equal approximately 68,250 Class A ordinary shares immediately after this offering, assuming the sales of all of the securities we are offering and no exercise of the warrants included in the Units or the Placement Agent Warrants; and

●	the average weekly trading volume of our ordinary shares of the same class on the Nasdaq Capital Market during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following summary of the Cayman Islands, PRC and U.S. federal income tax considerations of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the Ordinary Shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us or holders of our Ordinary Shares levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought to, or produced before a court of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

People’s Republic of China Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC subsidiaries. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although TRX does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of TRX and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of TRX, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that TRX and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because Beijing Jingsh Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income.

See “Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Our company pays an EIT rate of 25% for TRX BJ. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that TRX BJ a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

United States Federal Income Tax Considerations

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAXADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAXCONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	persons that elect to mark their securities to market;

•	U.S. expatriates or former long-term residents of the U.S.;

•	governments or agencies or instrumentalities thereof;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);

•	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	persons holding our Ordinary Shares through partnerships or other pass-through entities;

•	beneficiaries of a Trust holding our Ordinary Shares; or

•	persons holding our Ordinary Shares through a Trust.

Material Tax Consequences Applicable to U.S. Holders of Our Class A Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Class A ordinary shares. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A ordinary shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold our Class A ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Class A ordinary shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A ordinary shares are urged to consult their tax advisors regarding an investment in our Class A ordinary shares.

An individual is considered a resident of the U.S. for federal income tax purposes if he or she meets either the “Green Card Test” or the “Substantial Presence Test” described as follows:

The Green Card Test: You are a lawful permanent resident of the United States, at any time, if you have been given the privilege, according to the immigration laws of the United States, of residing permanently in the United States as an immigrant. You generally have this status if the U.S. Citizenship and Immigration Services issued you an alien registration card, Form I-551, also known as a “green card.”

The Substantial Presence Test: If an alien is present in the United States on at least 31 days of the current calendar year, he or she will (absent an applicable exception) be classified as a resident alien if the sum of the following equals 183 days or more (See §7701(b)(3)(A) of the Internal Revenue Code and related Treasury Regulations):

1.	The actual days in the United States in the current year; plus

2.	One-third of his or her days in the United States in the immediately preceding year; plus

3.	One-sixth of his or her days in the United States in the second preceding year.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the passive foreign investment company (PFIC) rules (defined below) discussed below, the gross amount of distributions made by us to you with respect to the Class A ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Class A ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Class A ordinary shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Class A ordinary shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if, applying applicable look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles not reflected on its balance sheet are taken into account. Passive income generally includes, among other things, dividends, interest, income equivalent to interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, including the proceeds we received from our initial public offering and the value of our Class A ordinary shares, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets. Furthermore, fluctuations in the market price of our Class A ordinary shares may cause us to be classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Class A ordinary shares from time to time (which may be volatile). In addition, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in our initial public offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our Class A ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A ordinary shares, unless we were to cease to be a PFIC and the U.S. Holder were to make a “deemed sale” election with respect to the Class A ordinary shares.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A ordinary shares, subject to certain exceptions (including an exception for Class A ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A ordinary shares. Failure to report such information could result in substantial penalties.

Taxation of the Warrants

Sale or Other Taxable Disposition of Warrants

Upon the sale, exchange or other taxable disposition of a warrant, in general, a U.S. Holder will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) such U.S. Holder’s adjusted tax basis in the warrant as determined above. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the sale or other disposition, a holder’s holding period for the warrant is more than one year. The deductibility of capital losses is subject to limitations.

Exercise of Warrants

Upon the exercise of a warrant for cash, in general, holders will not recognize gain or loss for U.S. federal income tax purposes. A U.S. Holder’s initial tax basis in Class A ordinary shares received will equal such U.S. Holder’s adjusted tax basis in the warrant exercised. A U.S. Holder’s holding period for Class A ordinary shares received on exercise generally will commence on the day of exercise.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into our Class A ordinary shares. The U.S. federal income tax treatment of a cashless exercise of warrants into our Class A ordinary shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

Expiration of Warrants

A U.S. Holder who allows a warrant to expire will generally recognize a loss for U.S. federal income tax purposes equal to the adjusted tax basis of the warrant. In general, such a loss will be a capital loss, and will be a short-term or long-term capital loss depending on the holder’s holding period for the warrant.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of warrant shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to holders if, and to the extent that, such adjustment has the effect of increasing the holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

plan of distribution

Pursuant to a placement agency agreement, dated [●], 2021, we have engaged Univest Securities, LLC (the “placement agent”) to act as our placement agent in connection with this offering. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agency agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We will deliver to the investors the Class A ordinary shares underlying the Units electronically and will mail such investors physical warrant certificates for the warrants underlying the Units, upon closing and receipt of investor funds for the purchase of the Units offered pursuant to this prospectus. We expect to hold an initial closing on [●], 2021, but the offering will be terminated by [●], 2021, provided that the closing(s) of the offering for all of the Units have not occurred by such date, and may be extended by written agreement of the Company and the placement agent. We expect to deliver the 3,000,000 Units being offered pursuant to this prospectus on or about [●], 2021.

Fees and Expenses

The following table shows the total placement agent’s fees we will pay in connection with the sale of the Units in this offering, assuming the purchase of all of the Units we are offering.

Per Unit
Placement agent’s fees
Total

We have agreed to pay to the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. We have agreed to pay to the placement agent by deduction from the net proceeds of this offering a non-accountable expense allocation equal to 1.0% of the aggregate gross proceeds raised in this offering for its out-of- pocket expenses.

We have also agreed to pay or reimburse the placement agent up to US$100,000 for its actual and accountable out-of-pocket expenses related to the offering, including any fees and disbursements of the placement agent’s legal counsel and, if applicable, any electronic road show service used in connection with the offering.

We estimate the total expenses payable by us for this offering to be approximately US$[●] million, which amount includes (i) a placement agent’s fee of US$[●] million, assuming the purchase of all of the Units we are offering; (ii) the placement agent’s clearing expenses in the amount of US$[●] in connection with this offering; and (iii) other estimated expenses of approximately US$[●] million  which include legal, accounting, printing costs and various fees associated with the registration of the Units and listing of our Class A ordinary shares.

Placement Agent Warrants

In addition, we have agreed to issue the Placement Agent Warrants to the placement agent to purchase up to          shares of Class A ordinary shares, which is equal to 5% of the total number of Units sold in this offering at an exercise price equal to $         per share (110% of the public offering price of $       of the Units). These Placement Agent Warrants may be purchased in cash or via cashless exercise and will be exercisable at any time from the closing of this offering until the fifth anniversary of the date of commencement of sales of the Units. The Placement Agent Warrants and the Class A ordinary shares underlying the Placement Agent Warrants will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110. In accordance with FINRA Rule 5110, neither the Placement Agent Warrants nor any of our Class A ordinary shares issued upon exercise of the Placement Agent Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement of sales of the Units, subject to certain exceptions set forth in FINRA Rule 5110(e)(2).

Right of First Refusal

In addition, we have agreed to grant to the placement agent upon the closing of this offering, for a period of twelve (12) months, the right, on at least the same terms and conditions offered to us by other investment banking service providers, to provide investment banking services in all matters for which investment banking services are sought, such right, the “Right of First Refusal”, which right is exercisable in the placement agent’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as a placement agent, initial purchaser or financial advisor in connection with any private offering of our securities; and (c) acting as financial advisor in connection with any sale or other transfer by us, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of our capital stock or assets, and any merger or consolidation of our company with another entity. The placement agent shall notify us of its intention to exercise its Right of First Refusal within 15 business days following notice in writing by us.

Listing

Our Class A ordinary shares have been listed on the Nasdaq Capital Market since January 27, 2021. Our Class A ordinary shares trade under the symbol “TIRX.” There is no established public trading market for the warrants and we do not plan to list the warrants on the Nasdaq Capital Market or any other securities exchange or trading market. Without an active trading market, the liquidity of the warrants will be limited.

Regulation M

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the Units by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any services.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the placement agent may be required to make for these liabilities.

Lock-Up Agreements

We will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Class A ordinary shares or any securities which would entitle the holder thereof to acquire at any time Class A ordinary shares, during the 60-day period from the date of completion of this offering, subject to certain exemptions.

We will also, during the six-month period from the date of completion of this offering, not effectuate or enter into an agreement to effect any issuance of Class A ordinary shares or any securities which would entitle the holder thereof to acquire at any time Class A ordinary shares (or a combination of units thereof) involving, among others, transactions in which we (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Class A ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Class A ordinary shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Class A Ordinary Shares (but not including antidilution protections related to future share issuances) or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price, subject to certain exemptions.

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) has also entered into a similar lock-up agreement for a period of six (6) months from the commencement of completion of this offering, subject to certain exceptions, with respect to our Class A ordinary shares and securities that are substantially similar to our Class A common shares.

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:

●	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

●	“sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

●	person associated with the company under section 708(12) of the Corporations Act; or

●	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

you warrant and agree that you will not offer any of the Class A ordinary shares issued to you pursuant to this document for resale in Australia within 12 months of those Class A ordinary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

New Zealand. This document has not been registered, filed with, or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (New Zealand) , or “FMCA”.  This document is not a product disclosure statement under New Zealand law and is not required to, and may not, contain all the information that a product disclosure statement under New Zealand law is required to contain.  The Securities are not being offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) other than to a person who is a “wholesale investor” within the meaning of clause 3(2) of Schedule 1 of the FMCA – that is, a person who:

●	is an “investment business” within the meaning of clause 37 of Schedule 1 of the FMCA;

●	meets the “investment activity criteria” specified in clause 38 of Schedule 1 of the FMCA;

●	is “large” within the meaning of clause 39 of Schedule 1 of the FMCA; or

●	is a “government agency” within the meaning of clause 40 of Schedule 1 of the FMCA.

The Securities are not being offered or sold to retail investors in New Zealand.

Canada. The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Securities, whether by way of sale or subscription. The placement agent have not offered or sold, and will not offer or sell, directly or indirectly, any Securities in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Switzerland. The Securities will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to our company or the Securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Securities.

Dubai International Finance Center. This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this document you should consult an authorized financial adviser.

Hong Kong. The Securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan. The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and the Securities will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and the Securities may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Securities may not be circulated or distributed, nor may our Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Securities under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

United Kingdom. Each placement agent has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

France. Neither this prospectus nor any other offering material relating to the Securities described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Securities has been or will be:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the Securities to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Securities may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany. This prospectus does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”) or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the Securities, or distribution of a prospectus or any other offering material relating to the Securities. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

Each placement agent will represent, agree and undertake, (i) that it has not offered, sold or delivered and will not offer, sell or deliver the Securities within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of the Securities, and (ii) that it will distribute in Germany any offering material relating to the Securities only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Italy. The offering of Securities has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Securities may be offered, sold or delivered, nor copies of this prospectus or any other documents relating to the Securities may not be distributed in Italy except:

●	to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter. b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

●	in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the Securities or distribution of copies of this prospectus or any other documents relating to the Securities in the Republic of Italy must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

●	in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

●	in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the Securities on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

Furthermore, Securities which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly (“sistematicamente”) distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the Securities being declared null and void and in the liability of the intermediary transferring the Securities for any damages suffered by such non-qualified investors.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

Kuwait. Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Securities, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Qatar. In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Taiwan. The Securities have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Securities in Taiwan.

United Arab Emirates. The Securities have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding placement agent’s fees, expected to be incurred in connection with the offer and sale of the Units by us. Except for the SEC registration fee and the Financial Industry Regulatory Authority Inc. filing fee, all amounts are estimates.

SEC registration fee	US$	7,053.32
Financial Industry Regulatory Authority Inc. filing fee		5,000
Printing and engraving expenses
Legal fees and expenses		275,000
Accounting fees and expenses		168,000
Miscellaneous		100,000
Total	US$	555,053.32

We will bear these expenses and the placement agent’s fees and expenses incurred in connection with the offer and sale of the Units by us.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters as to United States federal securities and New York State law. The placement agent is being represented by Sullivan & Worcester LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Units and the Class A ordinary shares and warrants included in the Units offered in this offering will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to PRC law will be passed upon for us by Beijing Jingshi Law Firm. Hunter Taubman Fischer & Li LLC may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law, Beijing Jingshi Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of October 31, 2020 and 2019, and for each of the three years in the period ended October 31, 2020 included in this prospectus have been so included in reliance on the report of RBSM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of RBSM LLP is located at 805 Third Avenue, Suite 1430, New York, NY 10022.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act with respect to the Units to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and the the Units.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

October 31, 2020, 2019 and 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Tian Ruixiang Holdings Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Tian Ruixiang Holding Ltd and Subsidiaries (the “Company”) as of October 31, 2020 and 2019, the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended October 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RBSM LLP

We have served as the Company’s auditors since 2018.

New York, New York
April 26, 2021

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	As of October 31,
	2020	2019
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,137,689	$6,243,029
Restricted cash	785,806	723,557
Accounts receivable	1,247,059	173,055
Deferred offering costs	895,567	483,647
Prepaid expenses and other current assets	494,476	464,856

Total Current Assets	9,560,597	8,088,144

NON-CURRENT ASSETS:
Security deposit - noncurrent portion	7,419	6,569
Property and equipment, net	15,097	20,464
Intangible assets, net	160,219	170,348
Right-of-use assets, operating leases, net	317,141	124,101

Total Non-current Assets	499,876	321,482

Total Assets	$10,060,473	$8,409,626

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
VAT and other taxes payable	$548,630	$318,871
Accrued liabilities and other payables	310,105	187,074
Due to related parties	241,097	207,081
Operating lease liabilities	170,082	77,581
Operating lease liabilities - related party	18,737	-

Total Current Liabilities	1,288,651	790,607

NON-CURRENT LIABILITIES:
Operating lease liabilities - noncurrent portion	123,404	40,125
Operating lease liabilities - related party - noncurrent portion	9,705	-

Total Non-current Liabilities	133,109	40,125

Total Liabilities	1,421,760	830,732

Commitments and Contingencies - (Note 15)

EQUITY:
TIAN RUIXIANG Holdings Ltd Shareholders' Equity:
Ordinary shares, $0.001 par value; 50,000,000 shares authorized; 5,000,000 shares issued and outstanding at October 31, 2020 and 2019 *	5,000	5,000
Additional paid-in capital	7,696,468	7,691,468
Retained earnings	884,076	301,250
Statutory reserve	170,066	118,789
Accumulated other comprehensive loss - foreign currency translation adjustment	(117,392)	(538,087)
Total TIAN RUIXIANG Holdings Ltd shareholders' equity	8,638,218	7,578,420
Non-controlling interest	495	474

Total Equity	8,638,713	7,578,894

Total Liabilities and Equity	$10,060,473	$8,409,626

* The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

	For the Years Ended October 31,
	2020	2019	2018
REVENUES
Commissions	$2,954,798	$2,002,217	$3,087,708
Risk management services	294,546	-	-

Total Revenues	3,249,344	2,002,217	3,087,708

OPERATING EXPENSES
Selling and marketing	1,519,783	773,650	1,033,408
Selling and marketing - related parties	38,426	23,922	-
General and administrative	373,716	431,305	402,480
General and administrative - compensation and related benefits	743,062	651,490	166,047
General and administrative - related parties	14,215	19,180	26,556

Total Operating Expenses	2,689,202	1,899,547	1,628,491

INCOME FROM OPERATIONS	560,142	102,670	1,459,217

OTHER INCOME (EXPENSE)
Interest income	88,948	275,168	13,920
Interest income - related party	102,074	-	-
Interest expense	-	(18,218)	(22,439)
Interest expense - related parties	-	(613)	(452)
Other income	8,991	54,988	36,384

Total Other Income, net	200,013	311,325	27,413

INCOME BEFORE INCOME TAXES	760,155	413,995	1,486,630

INCOME TAXES	126,055	238,208	365,192

NET INCOME	$634,100	$175,787	$1,121,438

LESS: NET (LOSS) INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(3)	-	9

NET INCOME ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS	$634,103	$175,787	$1,121,429

COMPREHENSIVE INCOME:
NET INCOME	634,100	175,787	1,121,438
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	420,719	(70,429)	(598,509)
COMPREHENSIVE INCOME	$1,054,819	$105,358	$522,929
LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	21	(4)	(15)
COMPREHENSIVE INCOME ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS	$1,054,798	$105,362	$522,944

NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO TIAN RUIXIANG HOLDINGS LTD ORDINARY SHAREHOLDERS:
Basic and diluted *	$0.13	$0.04	$0.22

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted *	5,000,000	5,000,000	5,000,000

* The shares and per share amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended October 31, 2020, 2019 and 2018

(IN U.S. DOLLARS)

	TIAN RUIXIANG HOLDINGS LTD SHAREHOLDERS' EQUITY
				(Accumulated		Accumulated
	Ordinary Shares *		Additional	Deficit)		Other
	Number of		Paid-in	Retained	Statutory	Comprehensive	Non-controlling	Total
	Shares	Amount	Capital	Earnings	Reserve	Income (Loss)	Interest	Equity
Balance, October 31, 2017	5,000,000	$5,000	$1,459,772	$(877,177)	$-	$130,841	$-	$718,436

Sale of non-controlling interest in subsidiary	-	-	7	-	-	(18)	493	482

Shareholders' contribution	-	-	6,231,689	-	-	-	-	6,231,689

Appropriation to statutory reserve	-	-	-	(29,199)	29,199	-	-	-

Net income for the year	-	-	-	1,121,429	-	-	9	1,121,438

Foreign currency translation adjustment	-	-	-	-	-	(598,485)	(24)	(598,509)

Balance, October 31, 2018	5,000,000	5,000	7,691,468	215,053	29,199	(467,662)	478	7,473,536

Appropriation to statutory reserve	-	-	-	(89,590)	89,590	-	-	-

Net income for the year	-	-	-	175,787	-	-	-	175,787

Foreign currency translation adjustment	-	-	-	-	-	(70,425)	(4)	(70,429)

Balance, October 31, 2019	5,000,000	5,000	7,691,468	301,250	118,789	(538,087)	474	7,578,894

Capital contribution from shareholders	-	-	5,000	-	-	-	-	5,000

Appropriation to statutory reserve	-	-	-	(51,277)	51,277	-	-	-

Net income (loss) for the year	-	-	-	634,103	-	-	(3)	634,100

Foreign currency translation adjustment	-	-	-	-	-	420,695	24	420,719

Balance, October 31, 2020	5,000,000	$5,000	$7,696,468	$884,076	$170,066	$(117,392)	$495	$8,638,713

* The shares amounts are presented on a retroactive basis.

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Years Ended October 31,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$634,100	$175,787	$1,121,438
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation expense and amortization of intangible assets	27,829	34,713	30,296
Amortization of right-of-use assets	199,709	-	-
Loss on disposal of fixed assets	-	-	31
Changes in operating assets and liabilities:
Accounts receivable	(1,021,727)	91,432	(168,454)
Security deposit	2,837	(3,963)	(14,721)
Prepaid expenses and other current assets	(8,582)	(356,117)	(67,186)
Interest receivable	-	16,745	(10,597)
Due from related parties	-	447,778	(193,439)
Insurance premiums payable	-	(198,717)	208,535
VAT and other taxes payable	204,532	(56,272)	214,424
Accrued liabilities and other payables	108,765	40,826	120,264
Due to related parties	(6,970)	36,841	133,955
Operating lease liabilities - related party	(25,834)	-	-
Operating lease liabilities	(162,828)	-	-

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(48,169)	229,053	1,374,546

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,457)	(12,012)	(9,618)
Purchase of intangible asset	-	(183,115)	-
Payments of notes receivable - related party	(17,158,967)	-	-
Proceed received from repayments of notes receivable - related party	17,158,967	232,133	-

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(3,457)	37,006	(9,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds received from borrowings	-	-	707,907
Repayments made for borrowings	-	(369,483)	(320,169)
Proceeds received from related parties' borrowings	1,987,256	-	33,632
Repayments made for related parties' borrowings	(2,099,420)	(8,400)	(24,817)
Payments of offering costs	(371,081)	(493,899)	-
Capital contribution from shareholders	5,000	464	6,090,041

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(478,245)	(871,318)	6,486,594

EFFECT OF EXCHANGE RATE ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	486,780	(55,593)	(471,032)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(43,091)	(660,852)	7,380,490

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - beginning of year	6,966,586	7,627,438	246,948

CASH, CASH EQUIVALENTS AND RESTRICTED CASH - end of year	$6,923,495	$6,966,586	$7,627,438

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$33,675	$6,944
Income taxes	$-	$283,267	$165,783

NON-CASH INVESTING AND FINANCING ACTIVITIES
Proceeds due from the non-controlling interest owners of Hengbang	$-	$-	$487
Payments made by related parties on the Company’s behalf	$141,449	$-	$-

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH
Cash and cash equivalents at beginning of year	$6,243,029	$6,712,880	$96,096
Restricted cash at beginning of year	723,557	914,558	150,852
Total cash, cash equivalents and restricted cash at beginning of year	$6,966,586	$7,627,438	$246,948

Cash and cash equivalents at end of year	$6,137,689	$6,243,029	$6,712,880
Restricted cash at end of year	785,806	723,557	914,558
Total cash, cash equivalents and restricted cash at end of year	$6,923,495	$6,966,586	$7,627,438

The accompanying notes are an integral part of these consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

TIAN RUIXIANG Holdings Ltd (“TRX” or the “Company”) is a holding company incorporated in the Cayman Islands on March 5, 2019. The Company operates as a broker to sell insurance products in the People’s Republic of China (“PRC” or “China”), through a variable interest entity (“VIE”), Zhejiang Tianruixiang Insurance Broker Co., Ltd. (“TRX ZJ”), which was established on January 18, 2010, and the subsidiaries of the VIE.

On March 20, 2019, TRX established a wholly owned subsidiary in Hong Kong, TRX Hong Kong Investment Limited (“TRX HK”), which is a holding company. On April 30, 2019, TRX HK established a Wholly Foreign-Owned Enterprise in China, Beijing Tianruixiang Management Consulting Co., Ltd. (“TRX BJ” or “WFOE”).

On May 20, 2019, TRX BJ entered into a series of contractual arrangements, or VIE agreements with TRX ZJ and the sole equity holder of TRX ZJ, through which the Company obtained control and became the primary beneficiary of TRX ZJ, hereinafter referred to as the Reorganization. As a result, TRX ZJ became the Company’s VIE.

TRX ZJ formed four subsidiaries in PRC at the following dates:

•	Needbao (Beijing) Network Technology Co., Ltd. (“NDB Technology”), incorporated on December 1, 2016 in Beijing and wholly-owned by TRX ZJ

•	Tianyi Duowen (Beijing) Network Technology Co., Ltd. (“TYDW Technology”), incorporated on December 12, 2016 in Beijing and wholly-owned by TRX ZJ

•	Horgos Hechentongguang Consulting Service Co., Ltd. (“HH Consulting”), incorporated on November 22, 2017 in Horgos Economic District, Xinjiang province and wholly-owned by TRX ZJ and dissolved on July 10, 2020

•	Hebei Hengbang Insurance Assessment Co., Ltd. (“Hengbang Insurance”), incorporated on October 27, 2015 in Shijiazhuang and owned 99.8% by TRX ZJ

TYDW Technology, and HH Consulting and Hengbang Insurance had not generated any revenues since the dates of their incorporation or acquisition through October 31, 2020 or dissolution.

On May 20, 2019, the Company completed its reorganization of the entities under the common control of two majority shareholders, Mr. Zhe Wang and Mrs. Sheng Xu, who is Mr. Zhe Wang’s wife, through their 100% controlled entities incorporated in the British Virgin Islands (“BVI”), and indirectly owned a majority of the equity interests of the Company, its subsidiaries, its VIE and the VIE’s subsidiaries prior to and after the Reorganization. The Company was established as a holding company of TRX BJ. TRX BJ is the primary beneficiary of TRX ZJ, and all of these entities are under common control of the Company’s ultimate controlling shareholders before and after the Reorganization, which results in the consolidation of the Company and has been accounted for as a reorganization of entities under common control at carrying value and for accounting purpose, the reorganization was accounted for as a recapitalization. The consolidated financial statements are prepared on the basis as if the Reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

The following chart illustrates the Company’s corporate structure, including its subsidiaries, consolidated variable interest entity and the VIE’s subsidiaries as of the date of this report:

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

VIE Agreements with TRX ZJ

Upon the completion of the reorganization, the Company, through the WFOE, entered into the following contractual arrangements with the VIE and the VIE’s sole shareholder that enabled the Company to (1) have power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receive the economic benefits of the VIE that could be significant to the VIE. Accordingly, the WFOE was considered the primary beneficiary of the VIE and had consolidated the VIE and the VIE’s subsidiaries’ financial results of operations, assets and liabilities in the Company’s consolidated financial statements.

Contracts that give the Company effective control of the VIE

Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement between WFOE, TRX ZJ and the TRX ZJ Shareholder, the TRX ZJ Shareholder pledged all of its equity interests in TRX ZJ to WFOE to guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement. Under the terms of the Equity Pledge Agreement, in the event that TRX ZJ or the TRX ZJ Shareholder breaches their respective contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. The TRX ZJ Shareholder also agreed that upon occurrence of any event of default, as set forth in the Equity Pledge Agreement, WFOE is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. The TRX ZJ Shareholder further agreed not to dispose of the pledged equity interests or take any actions that would prejudice WFOE’s interest.

The Equity Interest Pledge Agreement is effective until all payments due under the Exclusive Business Cooperation and Service Agreement have been paid by TRX ZJ. WFOE shall cancel or terminate the Equity Interest Pledge Agreement upon TRX ZJ’s full payment of fees payable under the Exclusive Business Cooperation and Service Agreement.

The purposes of the Equity Interest Pledge Agreement are to (1) guarantee the performance of TRX ZJ’s obligations under the Exclusive Business Cooperation and Service Agreement, (2) make sure the TRX ZJ Shareholder does not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice WFOE’s interests without WFOE’s prior written consent, and (3) provide WFOE control over TRX ZJ. In the event TRX ZJ breaches its contractual obligations under the Exclusive Business Cooperation and Service Agreement, WFOE will be entitled to foreclose on the TRX ZJ Shareholder’ equity interests in TRX ZJ and may (1) exercise its option to purchase or designate third parties to purchase part or all of its equity interests in TRX ZJ and WFOE may terminate the VIE Agreements after acquisition of all equity interests in TRX ZJ or form a new VIE structure with the third parties designated by WFOE; or (2) dispose of the pledged equity interests and be paid in priority out of proceed from the disposal in which case the VIE structure will be terminated.

Share Disposal and Exclusive Option to Purchase Agreement

Under the Share Disposal and Exclusive Option to Purchase Agreement, the TRX ZJ Shareholder irrevocably granted WFOE (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in TRX ZJ. The option price is equal to the capital paid in by the TRX ZJ Shareholder subject to any appraisal or restrictions required by applicable PRC laws and regulations. As of the date of this report, if WFOE exercised such option, the total option price that would be paid to all of the TRX ZJ Shareholder would be RMB 1, or the lowest amount allowed by law. The option purchase price shall increase in case the TRX ZJ Shareholder makes additional capital contributions to TRX ZJ, including when the registered capital is increased upon TRX ZJ receiving the proceeds from our initial public offering.

Under the Share Disposal and Exclusive Option to Purchase Agreement, WFOE may at any time under any circumstances, purchase, or have its designee purchase, at its discretion, to the extent permitted under PRC law, all or part of the TRX ZJ Shareholder’ equity interests in TRX ZJ. The Share Disposal and Exclusive Option to Purchase Agreement, together with the Equity Pledge Agreement, Exclusive Business Cooperation and Service Agreement, and the Proxy Agreement, enable WFOE to exercise effective control over TRX ZJ.

The Share Disposal and Exclusive Option to Purchase Agreement remains effective for a term of 20 years and may be renewed at WFOE’s election.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS (continued)

VIE Agreements with TRX ZJ (continued)

Proxy Agreement

Under the Proxy Agreement, the TRX ZJ Shareholder authorized WFOE to act on its behalf as its exclusive agent and attorney with respect to all rights as shareholder, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that a shareholder is entitled to under PRC laws and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of the shareholder the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of TRX ZJ.

The term of the Proxy Agreement is the same as the term of the Share Disposal and Exclusive Option to Purchase Agreement. The Proxy Agreement is irrevocable and continuously valid from the date of execution of the Proxy Agreement, so long as the TRX ZJ Shareholder is the shareholder of Company.

Contracts that enable the Company to receive substantially all of the economic benefits from the VIE

Exclusive Business Cooperation and Service Agreement

Pursuant to the Exclusive Business Cooperation and Service Agreement between TRX ZJ and WFOE, WFOE provides TRX ZJ with technical support, consulting services, intellectual services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, TRX ZJ granted an irrevocable and exclusive option to WFOE to purchase from TRX ZJ, any or all of its assets at the lowest purchase price permitted under PRC laws. Should WFOE exercise such option, the parties shall enter into a separate asset transfer or similar agreement. For services rendered to TRX ZJ by WFOE under this agreement, WFOE is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, and plus amount of the services fees or ratio decided by the board of directors of WFOE based on the value of services rendered by WFOE and the actual income of TRX ZJ from time to time, which is approximately equal to the net income of TRX ZJ after deduction of the required PRC statutory reserve.

Based on the foregoing VIE Agreements, TRX BJ has effective control of TRX ZJ which enables TRX BJ to receive all of the expected residual returns and absorb the expected losses of the VIE and its subsidiaries. Management therefore concludes that the Company, through the above contractual arrangements, has the power to direct the activities that most significantly impact the VIE’s economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIE, and therefore the Company is the ultimate primary beneficiary of the VIE. Consequently, the Company consolidates the accounts of TRX ZJ and its subsidiaries for the periods presented herein, in accordance with Accounting Standards Codification (“ASC”) 810-10, Consolidation.

The accompanying consolidated financial statements reflect the activities of TRX and each of the following entities:

Name	Background	Ownership
Subsidiaries:
TRX HK	A Hong Kong company	100% owned by TRX
Incorporated on March 20, 2019
TRX BJ	A PRC limited liability company and a wholly foreign owned enterprise	100% owned by TRX HK
Incorporated on April 30, 2019
VIE:
TRX ZJ	A PRC limited liability company	VIE
Incorporated on January 18, 2010
Insurance products brokerage service provider
VIE’s subsidiaries:
NDB Technology	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on December 1, 2016
TYDW Technology	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on December 12, 2016
HH Consulting	A PRC limited liability company	100% owned by TRX ZJ
Incorporated on November 22, 2017 and dissolved on July 10, 2020
Hengbang Insurance	A PRC limited liability company	99.8% owned by TRX ZJ
Incorporated on October 27, 2015

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – BASIS OF PRESENTATION

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and with the rules and regulations of the U.S. Securities and Exchange Commission for financial information.

The consolidated financial statements include the accounts of the Company and include the assets, liabilities, revenues and expenses of wholly owned subsidiaries, VIE and subsidiaries of the VIE over which the Company exercises control and, when applicable, entity for which the Company has a controlling financial interest or is the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the years ended October 31, 2020, 2019 and 2018 include the allowance for doubtful accounts, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

Fair Value of Financial Instruments and Fair Value Measurements

The Company adopted the guidance of ASC 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•	Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•	Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses and other current assets, Value Added Tax (“VAT”) and other taxes payable, accrued liabilities and other payables, due to related parties, and operating lease liabilities, approximate their fair market value based on the short-term maturity of these instruments.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of money market accounts and bank accounts. At October 31, 2020 and 2019, cash and cash equivalents balances held in China amounted to $6,137,469 and $6,243,029, respectively. At October 31, 2020 and 2019, cash and cash equivalents balances held in United States amounted to $220 and $0, respectively.

At October 31, 2020 and 2019, cash on hand and cash held in China’s financial institutions amounted to $6,137,469 and $205,462, respectively. At October 31, 2020 and 2019, cash equivalents balances held in China amounted to $0 and $6,037,567, respectively.

Cash in PRC may not be freely transferable to out of the PRC because of exchange control regulations or other reasons. Such restricted cash amounted $6,137,469 and 6,243,029 as of October 31, 2020 and 2019, respectively.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Restricted Cash

In its capacity as an insurance broker, occasionally, the Company collects premiums from certain insureds and remits the premiums to the appropriate insurance carriers. Unremitted insurance premiums are held in a fiduciary capacity bank account until disbursed by the Company to the respective insurance carriers. The unremitted funds are held in a bank for a short period of time, and the Company reports such amounts as restricted cash in the consolidated balance sheets. As of October 31, 2020 and 2019, restricted cash related to premiums collected from insureds amounted to $5,954 and $643, respectively. In addition, the Company as an insurance broker is required to reserve 10% of its registered capital in cash held in an escrow bank account pursuant to the China Insurance Regulatory Commission (“CIRC”). As of October 31, 2020 and 2019, funds held in an escrow bank account, which was recorded as restricted cash, amounted to $779,852 and $722,914, respectively.

Concentrations of Credit Risk

Currently, the Company’s operations are carried out in China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in China, and by the general state of China’s economy. The Company’s operations in China are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews its accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection.

Management believes that its accounts receivable is fully collectable. Therefore, no allowance for doubtful accounts is deemed to be required on its accounts receivable for the years ended October 31, 2020, 2019 and 2018. The Company historically has not experienced uncollectible accounts from customers granted with credit sales.

Reserve for Policy Cancellations

Managements establishes the policy cancellation reserve based on historical and current data on cancellations. No allowance for cancellation has been recognized for our brokerage business as the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been minimal to date, are recognized upon notification from the insurance carriers.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Office equipment and furniture	3 - 5 Years

Intangible Assets

Intangible assets consist of software and platform and are being amortized on a straight-line method over the estimated useful life of 2 - 10 years.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charge for the years ended October 31, 2020, 2019 and 2018.

Insurance Premiums Payable

Insurance premiums payable represent premium payments that have been received from insureds on the insurance carriers’ behalf, but not yet remitted to the insurance carriers as of the balance sheet dates. As of October 31, 2020 and 2019, insurance premiums payable amounted to $5,876 and $0, respectively, which have been included in accrued liabilities and other payables on the accompanying consolidated balance sheets.

Value Added Tax

TRX ZJ is subject to a VAT of 6% for providing insurance broker services and insurance related risk management services. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of services provided. The Company reports revenue net of PRC’s VAT for all the years presented on the consolidated statements of income and comprehensive income.

Revenue Recognition

The Company recognizes revenue under Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

•	Step 1: Identify the contract with the customer

•	Step 2: Identify the performance obligations in the contract

•	Step 3: Determine the transaction price

•	Step 4: Allocate the transaction price to the performance obligations in the contract

•	Step 5: Recognize revenue when the company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised goods or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” goods or service (or bundle of goods or services) if both of the following criteria are met:

•	The customer can benefit from the goods or service either on its own or together with other resources that are readily available to the customer (i.e., the goods or service is capable of being distinct).

•	The entity’s promise to transfer the goods or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the goods or service is distinct within the context of the contract).

If a goods or service is not distinct, the goods or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer, excluding amounts collected on behalf of third parties (for example, some sales taxes). The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Types of revenue:

•	Insurance brokerage services fees under contracts with customers to providing insurance brokerage services. The Company does not provide any insurance agent services.

•	Risk management services fees under risk management agreements to provide insurance related risk management services to its clients. The Company is paid for its services by its clients pursuant to the terms of the written risk management agreements. Each contract calls for a fixed payment.

Revenue recognition criteria:

•	For insurance brokerage services fees, the distinct performance obligation is policy placement services. Billing is controlled by the insurance carriers, therefore, the data necessary to reasonably determine the revenue amounts is made available to the Company by the insurance carriers on a monthly basis. Insurance brokerage services are considered to be rendered and completed, and revenue is recognized, at the time an insurance policy becomes effective, that is, when the signed insurance policy is in place and the premium is collected from the insured, which is confirmed by the insurance carriers with their monthly commissions statements submitted to the Company. The Company has met all the criteria of revenue recognition when the premiums are collected by it or the respective insurance carriers and not before, because collectability is not ensured until receipt of the premium. Accordingly, the Company does not accrue any commission prior to the receipt of the related premiums. Generally, at the time when the insurance policy is signed, it is difficult for us to assess the insured’s ability and intention to pay the premium due on the policy. Therefore, it is not possible for us to estimate if we will collect substantially all of the commission to which we will be entitled in exchange for our insurance brokerage services. For this reason, we recognize revenue when the premiums are either collected by us or by the respective insurance carriers and not before, due to the specific practice in the industry.

•	The Company recognizes revenue by providing insurance related risk management services under written service contracts with its customers. Revenue related to its service offerings is recognized at a point in time when service is rendered.

No allowance for cancellation has been recognized for brokerage business as the Company estimates, based on its past experience that the cancellation of policies rarely occurs. Any subsequent commission adjustments in connection with policy cancellations which have been minimal to date, are recognized upon notification from the insurance carriers. Actual commission adjustments in connection with the cancellation of policies were 1.1%, 1.7% and 0.8% of the total commission revenue for the years ended October 31, 2020, 2019 and 2018, respectively.

Occasionally, certain policyholders or insureds might request the Company to assist them for claim process on their behalf with the insurance carriers. The Company generally will spend approximately an hour on the phone with the insurance carriers if such assistance is requested by the insured. Based on historical experience, claim service calls and related labor costs have been minimal. The Company spent approximately 12, 15 and 51 hours in connection with the claim process services provided to the insureds for the years ended October 31, 2020, 2019 and 2018, respectively. Based on historical data, the transaction price does not include any element of consideration that is variable or contingent on the outcome of future events, such as policy cancellations, lapses, and volume of business or claims experience.

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Disaggregation of Revenue

The following table sets forth the Company’s revenue based on services for the periods indicated:

	Years Ended October 31,
	2020	2019	2018
Insurance brokerage services	$2,954,798	$2,002,217	$3,087,708
Insurance related risk management services	294,546	-	-
Total revenues	$3,249,344	$2,002,217	$3,087,708

Employee Benefits

The Company makes mandatory contributions to the PRC government’s health, retirement benefit and unemployment funds in accordance with the relevant Chinese social security laws. The costs of these payments are charged to the same accounts as the related salary costs in the same period as the related salary costs incurred. Employee benefit costs totaled $104,750, $123,369 and $34,961 for the years ended October 31, 2020, 2019 and 2018, respectively.

Research and Development

Expenditures for research and product development costs are expensed as incurred. The Company did not incur any research and development costs during the years ended October 31, 2020, 2019 and 2018.

Selling and Marketing Expenses

All costs related to selling and marketing are expensed as incurred. For the years ended October 31, 2020, 2019 and 2018, selling and marketing costs amounted to $1,558,209, $797,572 and $1,033,408, respectively.

Advertising Costs

Advertising costs are expensed as incurred and included in the selling and marketing expenses. Advertising costs were $1,117,918, $525,528 and $836,549 for the years ended October 31, 2020, 2019 and 2018, respectively.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering and that will be charged to stockholders’ equity upon the completion of the Initial Public Offering. Should the Initial Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of October 31, 2020 and 2019, deferred offering costs amounted to $895,567 and $483,647, respectively.

Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of October 31, 2020 and 2019, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. As of October 31, 2020, income tax returns for the tax years ended October 31, 2015 through October 31, 2019 remain open for statutory examination by PRC tax authorities. The Company recognizes interest and penalties related to significant uncertain income tax positions in other expense if any. There were no such interest and penalties as of October 31, 2020 and 2019.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD”). The functional currency of the parent company, TRX, and TRX HK, is the U.S. dollar and the functional currency of TRX BJ, TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance is the Chinese Renminbi (“RMB”). For the subsidiaries whose functional currency is the RMB, result of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue and expense transactions are transacted in the functional currency of the operating subsidiaries. The Company does not enter into any material transactions in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

The consolidated balance sheet amounts, with the exception of equity, at October 31, 2020 and 2019 were translated at RMB 6.6912 to $1.00 and at RMB 7.0387 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to consolidated statements of income and cash flows for the years ended October 31, 2020, 2019 and 2018 were RMB 6.9747, RMB 6.8926 and RMB 6.5681 to $1.00, respectively.

Comprehensive Income

Comprehensive income is comprised of net income and all changes to the statements of equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the years ended October 31, 2020, 2019 and 2018 consisted of net income and unrealized gain (loss) from foreign currency translation adjustment.

Commitment and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for such contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Per Share Data

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue ordinary stock were exercised or converted into ordinary stock or resulted in the issuance of ordinary stock that then shared in the earnings of the Company.

Basic net income per ordinary share is computed by dividing net income available to ordinary shareholders by the weighted average number of shares of ordinary stock outstanding during the period. Diluted net income per ordinary share is computed by dividing net income by the weighted average number of shares of ordinary stock, ordinary stock equivalents and potentially dilutive securities outstanding during each period. Ordinary stock equivalents are not included in the calculation of diluted income per ordinary share if their effect would be anti-dilutive.

The Company did not have any ordinary stock equivalents and potentially dilutive ordinary stock outstanding during the years ended October 31, 2020, 2019 and 2018.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-controlling Interest

On November 7, 2017, TRX ZJ sold a 0.2% equity interest in Hengbang Insurance to two third party individuals. As of October 31, 2020, these two individuals aggregately owned 0.2% of the equity interests of Hengbang Insurance, which is not under the Company’s control.

Segment Reporting

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chief Executive Officer (“CEO”) and chairman of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company has determined that it has one reportable business segments. All of the Company’s customers are in the PRC and all revenue is derived from the provision of insurance brokerage services and insurance related risk management services.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Fiscal Year End

The Company has adopted a fiscal year end of October 31st.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications have no effect on the previously reported financial position, results of operations and cash flows.

Reverse Stock Split

The Company effected a one-for-two reverse stock split on April 14, 2020. All share and per share information has been retroactively adjusted to reflect this reverse stock split.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”), which removes Step 2 from the goodwill impairment test. An entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The new guidance does not amend the optional qualitative assessment of goodwill impairment. A public business entity that is a U.S. Securities and Exchange Commission filer should adopt the amendments in this ASU for its annual or any interim goodwill impairment test in fiscal years beginning after December 15, 2019. ASU 2017-4 will have no impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The objective of ASU 2018-13 is to improve the effectiveness of disclosures in the notes to the financial statements by removing, modifying, and adding certain fair value disclosure requirements to facilitate clear communication of the information required by generally accepted accounting principles. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019 with early adoption permitted upon issuance of this ASU. The adoption of ASU 2018-13 will have no impact on the Company’s consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (“Topic 326”). The ASU introduces a new accounting model, the Current Expected Credit Losses model (“CECL”), which requires earlier recognition of credit losses and additional disclosures related to credit risk. The CECL model utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses at the time the financial asset is originated or acquired. ASU 2016-13 is effective for annual period beginning after December 15, 2022, including interim reporting periods within those annual reporting periods. The Company expects that the adoption will not have a material impact.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 4 – VARIABLE INTEREST ENTITY AND OTHER CONSOLIDATION MATTERS

On May 20, 2019, TRX BJ entered into VIE Agreements with TRX ZJ and the sole shareholder of TRX ZJ. The key terms of these VIE Agreements are summarized in “NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS” above. As a result of the VIE Agreements, the Company classifies TRX ZJ as a VIE.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. TRX BJ is deemed to have a controlling financial interest and be the primary beneficiary of TRX ZJ, because it has both of the following characteristics:

1.	Power to direct activities of a VIE that most significantly impact the entity’s economic performance, and

2.	Obligation to absorb losses of the entity that could potentially be significant to the VIE or right to receive benefits from the entity that could potentially be significant to the VIE.

Pursuant to the VIE Agreements, TRX ZJ pays service fees equal to all of its net income to TRX BJ. At the same time, TRX BJ is entitled to receive all of TRX ZJ’s expected residual returns. The VIE Agreements are designed so that TRX ZJ operates for the benefit of the Company. Accordingly, the accounts of TRX ZJ are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, its financial positions and results of operations are included in the Company’s consolidated financial statements.

In addition, as all of these VIE Agreements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could further limit the Company’s ability to enforce these VIE Agreements. Furthermore, these contracts may not be enforceable in China if PRC government authorities or courts take a view that such contracts contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event the Company is unable to enforce these VIE Agreements, it may not be able to exert effective control over TRX ZJ and its ability to conduct its business may be materially and adversely affected.

All of the Company’s main current operations are conducted through TRX ZJ and its subsidiaries. Current regulations in China permit TRX ZJ to pay dividends to the Company only out of its accumulated distributable profits, if any, determined in accordance with its article of association and PRC accounting standards and regulations. The ability of TRX ZJ to make dividends and other payments to the Company may be restricted by factors including changes in applicable foreign exchange and other laws and regulations.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – VARIABLE INTEREST ENTITY AND OTHER CONSOLIDATION MATTERS (continued)

The following consolidated financial information of the VIE and its subsidiaries as a whole as of October 31, 2020 and 2019 and for the years ended October 31, 2020, 2019 and 2018 was included in the accompanying consolidated financial statements of the Company. Intercompany transactions between the VIE and VIE’s subsidiaries are eliminated in the financial information presented below:

	As of October 31,
	2020	2019
Cash and cash equivalents	$6,137,444	$6,243,029
Restricted cash	785,806	723,557
Accounts receivable	1,247,059	173,055
Other current assets	1,390,094	948,503
Right-of-use assets, operating lease	317,141	124,101
Other non-current assets	182,735	197,381
Total Assets	10,060,279	8,409,626

VAT and other taxes payable	548,630	318,871
Other current liabilities	738,633	471,736
Non-current liabilities	133,109	40,125
Total Liabilities	1,420,372	830,732

Net assets	$8,639,907	$7,578,894

	Years Ended October 31,
	2020	2019	2018
Revenues	$3,249,344	$2,002,217	$3,087,708
Income from operations	566,336	102,670	1,459,217
Net income	$640,294	$175,787	$1,121,438

NOTE 5 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

At October 31, 2020 and 2019, prepaid expenses and other current assets consisted of the following:

	October 31, 2020	October 31, 2019
Prepaid professional fees (1)	$457,123	$391,544
Security deposit	14,091	16,691
Deferred tax assets	12,952	-
Other	10,310	56,621
	$494,476	$464,856

(1)	Prepaid professional fees mainly relate to cash paid in advance for consulting and advisory service. These amounts are recognized as expense over the related service periods.

NOTE 6 – PROPERTY AND EQUIPMENT

At October 31, 2020 and 2019, property and equipment consisted of the following:

	Useful Life	October 31, 2020	October 31, 2019
Office equipment and furniture	3 – 5 Years	$53,144	$47,095
Less: accumulated depreciation		(38,047)	(26,631)
		$15,097	$20,464

For the years ended October 31, 2020, 2019 and 2018, depreciation expense amounted to $9,625, $8,677 and $7,237, respectively, which was included in operating expenses.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – INTANGIBLE ASSETS

At October 31, 2020 and 2019, intangible assets consisted of the following:

	Useful Life	October 31, 2020	October 31, 2019
Software and platform	2 – 10 Years	$188,626	$222,112
Less: accumulated amortization		(28,407)	(51,764)
		$160,219	$170,348

For the years ended October 31, 2020, 2019 and 2018, amortization expense amounted to $18,204, $26,036 and $23,059, respectively, which was included in operating expenses.

Amortization of intangible assets attributable to future periods is as follows:

For the Year Ending October 31:	Amortization Amount
2021	$18,863
2022	18,863
2023	18,863
2024	18,863
2025 and thereafter	84,767
$160,219

NOTE 8 – VAT AND OTHER TAXES PAYABLE

At October 31, 2020 and 2019, VAT and other taxes payable consisted of the following:

	October 31, 2020	October 31, 2019
Income taxes payable	$459,714	$299,908
VAT payable	86,715	16,407
Other	2,201	2,556
	$548,630	$318,871

NOTE 9 – ACCRUED LIABILITIES AND OTHER PAYABLES

At October 31, 2020 and 2019, accrued liabilities and other payables consisted of the following:

	October 31, 2020	October 31, 2019
Accrued professional service fees	$155,356	$98,772
Accrued payroll liability	129,711	72,570
Other	25,038	15,732
	$310,105	$187,074

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – RELATED PARTY TRANSACTIONS

Services Provided by Related Parties

From time to time, the Company’s related parties provide services to the Company. The Company recognized related party expenses of $38,426, $23,922 and $13,468 for the years ended October 31, 2020, 2019 and 2018, which have been included in selling and marketing – related parties and general and administrative – related parties, respectively, on the accompanying consolidated statements of income and comprehensive income.

Office Space from Related Party

The Company leases office space from WDZG Consulting, which owns 100% of TRX ZJ. For the years ended October 31, 2020, 2019 and 2018, rent expense related to office leases from WDZG Consulting amounted approximately $14,000, $19,000 and $13,000, respectively, which have been included in general and administrative – related parties on the accompanying consolidated statements of income and comprehensive income.

As of October 31, 2020 and 2019, operating lease liabilities related to the related party office lease was $28,442 and $0, respectively, which have been included in operating lease liabilities – related party (current and noncurrent) on the accompanying consolidated balance sheets.

Loan to Related Party and Interest Income – Related Party

On March 19, 2020, the Company originated a note receivable to a related party in the principal amount of RMB 38,914,847 (approximately $5.6 million). This note had a maturity date of April 30, 2020. The annual interest rate for this note was 1.00%. The principal and related interest were fully collected in April 2020.

On May 1, 2020, the Company originated a note receivable to a related party in the principal amount of RMB 40,260,000 (approximately $5.8 million). This note had a maturity date of August 31, 2020. The annual interest rate for the note was 4.35%. As of October 31, 2020, the outstanding principal and related interest were fully collected.

On August 14, 2020, the Company originated a note receivable to a related party in the principal amount of RMB 40,503,802 (approximately $5.8 million). This note had a maturity date of November 11, 2020. The annual interest rate for the note was 1.90%. As of October 31, 2020, the outstanding principal and related interest were fully collected.

The Company did not make any loans to any related party in 2019 and 2018.

The interest income related to related party notes was $102,074 for the years ended October 31, 2020, which have been included in interest income – related party on the accompanying consolidated statements of income and comprehensive income.

Borrowings from Related Parties and Interest Expense – Related Parties

From time to time, the Company acquired loans from various related parties to fund its operations. These loans were due within one year and were unsecured and uncollateralized, and cannot be renewed upon maturities. The annual interest rates for these loans ranged from 6.5% to 10.0%. As of October 31, 2019, all of outstanding principal of related parties’ borrowings and related interest due were fully repaid.

In fiscal 2020, the Company borrowed $2,128,705 from related parties for working capital needs and repaid $2,099,420 to related parties. The related parties’ borrowings are short-term in nature, non-interest bearing, unsecured and repayable on demand.

For the years ended October 31, 2020, 2019 and 2018, interest expense related to related parties’ loans amounted to $0, $613 and $452, respectively, which have been included in interest expense – related parties in the accompanying consolidated statements of income and comprehensive income.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – RELATED PARTY TRANSACTIONS (continued)

Due to Related Parties

At October 31, 2020 and 2019, due to related parties consisted of the following:

Name of related party	October 31, 2020	October 31, 2019
Beijing Ruibozhongying Technology Development Co., Ltd. (1)	$238,642	$-
WDZG Consulting	2,455	157,800
Sheng Xu (2)	-	49,281
	$241,097	$207,081

(1)  An entity controlled by WDZG Consulting

(2)  Sheng Xu holds 35% of WDZG Consulting’s shares and she is the spouse of Zhe Wang

The balances of due to related parties represent expenses paid by these related parties on behalf of the Company. The related parties’ payables are short-term in nature, non-interest bearing, unsecured and repayable on demand.

NOTE 11 – INCOME TAXES

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

TRX HK is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

United States

The Company and its Subsidiaries have no presence in the United States and does not conduct business in the United States, so therefore no United States Income Tax should be imposed upon the Company and its Subsidiaries.

PRC

TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on the taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises. In the years ended October 31, 2020, 2019 and 2018, NDB Technology, TYDW Technology and Hengbang Insurance were each recognized as small low-profit enterprise and received preferential income tax rate. HH Consulting is subject to a preferential income tax rate of 0% for a period of five years commencing June 2018, as it was incorporated in the Horgos Economic District, Xinjiang province.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – INCOME TAXES (continued)

PRC (continued)

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the Years Ended October 31,
	2020	2019	2018
Hong Kong statutory income tax rate	16.5%	16.5%	16.5%
Valuation allowance recognized with respect to the loss in the Hong Kong company	(16.5)%	(16.5)%	(16.5)%
PRC statutory income tax rate	25.0%	25.0%	25.0%
Effect of income tax exemptions and reliefs in the PRC companies	(9.8)%	0.0%	(0.4)%
Effect of non-deductible expenses in the PRC companies	1.4%	32.5%	0.0%
Total	16.6%	57.5%*	24.6%

* It primarily represents TRX ZJ’s branches and subsidiaries’ loss of approximately $720,000 (RMB 4,963,479) that are not deductible in TRX’s income tax return.

Aggregate undistributed earnings of the Company’s subsidiary, VIE and VIE’s subsidiaries located in the PRC that are available for distribution at October 31, 2020 are considered to be indefinitely reinvested and accordingly, no provision has been made for the Chinese dividend withholding taxes that would be payable upon the distribution of those amounts to any entity within the Company that is outside of the PRC.

The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. It intends to retain most of its available funds and any future earnings for use in the operation and expansion of its business. As of October 31, 2020 and 2019, the Company has not declared any dividends.

As of October 31, 2020 and 2019, the Company had no significant uncertain tax positions that qualify for either recognition or disclosure in the financial statements. As of October 31, 2020, income tax returns for the tax years ended October 31, 2015 through October 31, 2019 remain open for statutory examination by PRC tax authorities.

The uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. Based on the outcome of any future examinations, or as a result of the expiration of statute of limitations for specific jurisdictions, it is reasonably possible that the related unrecognized tax benefits for tax positions taken regarding previously filed tax returns, might materially change from those recorded as liabilities for uncertain tax positions in the Company’s consolidated financial statements as of October 31, 2020 and 2019. In addition, the outcome of these examinations may impact the valuation of certain deferred tax assets (such as net operating losses) in future periods. The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits, if any, as a component of other expense. The Company does not anticipate any significant increases or decreases to its liability for unrecognized tax benefits within the next twelve months.

According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of income taxes is due to computational errors made by the taxpayer. The statute of limitations will be extended to five years under special circumstances, which are not clearly defined, but an underpayment of income tax liability exceeding RMB100,000 (approximately $15,000) is specifically listed as a special circumstance. In the case of a transfer pricing related adjustment, the statute of limitations is ten years. There is no statute of limitations in the case of tax evasion.

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s PRC entities’ tax filings, which may lead to additional tax liabilities.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no provision for uncertainty in income taxes was necessary as of October 31, 2020 and 2019.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – EQUITY

The equity structures as of October 31, 2020 and 2019 was presented after giving retroactive effect to the reorganization of the Company that was completed in the fiscal year 2019. Immediately before and after the reorganization, the shareholders of TRX ZJ controlled TRX. Therefore, for accounting purposes, the reorganization is accounted for as a transaction of entities under common control.

Shareholders’ Contribution

During the year ended October 31, 2020, the Company’s shareholders contributed $5,000 to the Company for working capital needs and the Company recorded an increase in additional paid-in capital.

During the year ended October 31, 2018, TRX ZJ’s shareholder contributed $6,231,689 to the Company for working capital needs and the Company recorded an increase in additional paid-in capital.

NOTE 13 - STATUTORY RESERVE

TRX ZJ, NDB Technology, TYDW Technology, HH Consulting, and Hengbang Insurance operate in the PRC and are required to reserve 10% of their net profit after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before an allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the registered capital. This statutory reserve is not distributable in the form of cash dividends.

During the years ended October 31 2020, 2019 and 2018, the Company made appropriation to the statutory reserve account in the amounts of $51,277, $89,590 and $29,199, respectively.

NOTE 14 – NON-CONTROLLING INTEREST

As of October 31, 2020, two third party individuals owned 0.2% of the equity interests of Hengbang Insurance, which is not under the Company’s control. The following was a summary of non-controlling interest activities in the years ended October 31, 2020, 2019 and 2018.

Amount
Non-controlling interest at October 31, 2017	$-
Non-controlling interest’s share of contribution in subsidiary	493
Net income attributable to non-controlling interest	9
Foreign currency translation adjustment attributable to non-controlling interest	(24)
Non-controlling interest at October 31, 2018	478
Net income attributable to non-controlling interest	-
Foreign currency translation adjustment attributable to non-controlling interest	(4)
Non-controlling interest at October 31, 2019	474
Net loss attributable to non-controlling interest	(3)
Foreign currency translation adjustment attributable to non-controlling interest	24
Non-controlling interest at October 31, 2020	$495

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – COMMITMENTS AND CONTINCENGIES

Contingencies

From time to time, the Company may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

Operating Leases Commitment

The Company is a party to leases for office space. Rent expense under all operating leases, included in operating expenses in the accompanying consolidated statements of income and comprehensive income, amounted to approximately $186,000, $190,000 and $143,000 for the years ended October 31, 2020, 2019 and 2018, respectively.

The Company adopted ASU 2016-02, Leases (Topic 842), this new accounting standard, on November 1, 2018. Supplemental cash flow information related to leases for the years ended October 31, 2020 and 2019 is as follows:

	Years Ended October 31,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows paid for operating lease	$141,445	$76,971
Right-of-use assets obtained in exchange for lease obligation:
Operating lease	$378,719	$192,723

The following table summarizes the lease term and discount rate for the Company’s operating lease as of October 31, 2020:

Operating Lease
Weighted average remaining lease term (in years)	2.16
Weighted average discount rate	4.75%

The following table summarizes the maturity of lease liabilities under operating lease as of October 31, 2020:

For the Year Ending October 31:	Operating Lease
2021	$199,426
2022	95,403
2023 and thereafter	42,947
Total lease payments	337,776
Amount of lease payments representing interest	(15,848)
Total present value of operating lease liabilities	$321,928

Current portion	$188,819
Long-term portion	133,109
Total	$321,928

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – COMMITMENTS AND CONTINCENGIES (continued)

Variable Interest Entity Structure

In the opinion of the management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of WFOE, VIE and VIE’s subsidiaries are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Agreements is remote based on current facts and circumstances.

NOTE 16 – CONCENTRATIONS

Concentrations of Credit Risk

Balances at financial institutions and state-owned banks within the PRC are covered by insurance up to RMB 500,000 (approximately $75,000) per bank. Any balance over RMB 500,000 per bank in PRC will not be covered. At October 31, 2020 and 2019, cash, cash equivalents and restricted cash balances held in the PRC are $6,680,162 and $6,966,586, of which, $6,593,426 and $6,693,923 were not covered by such limited insurance, respectively. The Company has not experienced any losses in accounts held in PRC’s financial institutions and believes it is not exposed to any risks on its cash, cash equivalents and restricted cash held in the PRC’s financial institutions.

Insurance Carriers

The following table sets forth information as to each insurance carrier that accounted for 10% or more of the Company’s revenue for the years ended October 31, 2020, 2019 and 2018.

	For the Years Ended October 31,
Carrier	2020	2019	2018
A	17%	*	*
B	16%	12%	*
C	11%	24%	*
D	*	22%	*
E	*	19%	32%
F	*	*	14%

*Less than 10%

Two insurance carriers, whose outstanding receivable accounted for 10% or more of the Company’s total outstanding accounts receivable at October 31, 2020, accounted for 57.3% of the Company’s total outstanding accounts receivable at October 31, 2020.

Four insurance carriers, whose outstanding receivable accounted for 10% or more of the Company’s total outstanding accounts receivable at October 31, 2019, accounted for 71.8% of the Company’s total outstanding accounts receivable at October 31, 2019.

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the years ended October 31, 2020, 2019 and 2018.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – RESTRICTED NET ASSETS

As of October 31, 2020, the Company’s operations are conducted through its PRC subsidiaries, which can only pay dividends out of their retained earnings determined in accordance with the accounting standards and regulations in the PRC and after they have met the PRC requirements for appropriation to statutory reserve. In addition, a majority of the Company’s businesses and assets are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. These currency exchange control procedures imposed by the PRC government authorities may restrict the ability of the Company’s PRC subsidiary to transfer their net assets to the TIAN RUIXIANG Holdings Ltd (the “Parent Company”) through loans, advances or cash dividends.

Schedule I of Article 5-04 of Regulation S-X requires the condensed financial information of the parent company to be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of this test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of its consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company in the form of loans, advances or cash dividends without the consent of a third party. The restricted net assets of the Company’s PRC subsidiary amounted to approximately $8,640,000 and $7,578,000 as of October 31, 2020 and 2019, respectively.

The Company’s PRC subsidiary’ net assets as of October 31, 2020 and 2019 exceeded 25% of the Company’s consolidated net assets. Accordingly, Parent Company’s condensed financial statements have been prepared in accordance with Rule 5-04 and Rule 12-04 of SEC Regulation S-X, and are as follows.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – RESTRICTED NET ASSETS (continued)

Condensed Financial Information of the Parent Company

The Parent Company’s condensed financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements, with the only exception being that the Parent Company accounts for its subsidiaries using the equity method. Refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to these financial statements.

Parent Company’s Condensed Balance Sheets

	As of
	October 31, 2020	October 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$220	$-
Deferred offering costs	20	-
Total Current Assets	240	-
NON-CURRENT ASSETS:
Investment in subsidiaries	8,638,773	7,578,894
Total Non-current Assets	8,638,773	7,578,894
Total Assets	$8,639,013	$7,578,894
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accrued liabilities and other payables	$300	$-
Total Current Liabilities	300	-
Total Liabilities	300	-
EQUITY:
Ordinary shares, $0.001 par value; 50,000,000 shares authorized; 5,000,000 shares issued and outstanding at October 31, 2020 and 2019 *	5,000	5,000
Additional paid-in capital	7,696,468	7,691,468
Retained earnings	884,076	301,250
Statutory reserve	170,066	118,789
Accumulated other comprehensive loss	(117,392)	(538,087)
Non-controlling interest	495	474
Total Equity	8,638,713	7,578,894
Total Liabilities and Equity	$8,639,013	$7,578,894

* The shares amounts are presented on a retroactive basis.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – RESTRICTED NET ASSETS (continued)

Condensed Financial Information of the Parent Company (continued)

Parent Company’s Condensed Statements of Operations

	For the Years Ended October 31,
	2020	2019	2018
Revenue	$-	$-	$-
Operating expense	5,060	-	-
Loss attributable to Parent Company only	(5,060)	-	-
Share of income from investment in subsidiaries	639,160	175,787	1,121,438
Net income	$634,100	$175,787	$1,121,438

Parent Company’s Condensed Statements of Cash Flows

	For the Years Ended October 31,
	2020	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$634,100	$175,787	$1,121,438
Adjustments to reconcile net income to net cash used in operating activities:
Share of income from investment in subsidiaries	(639,160)	(175,787)	(1,121,438)
Changes in operating assets and liabilities:
Accrued liabilities and other payables	300	-	-
NET CASH USED IN OPERATING ACTIVITIES	(4,760)	-	-

CASH FLOWS FROM INVESTING ACTIVITIES:
NET CASH PROVIDED BY INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of offering costs	(20)	-	-
Capital contribution from shareholders	5,000	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,980	-	-

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	220	-	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - beginning of year	-	-	-
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - end of year	$220	$-	$-

Basis of Preparation

The condensed financial information of the Parent Company has been prepared using the same accounting policies as set out in the consolidated financial statements except that the Company used the equity method to account for investment in its subsidiaries.

Certain information and footnote disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted. The Parent Company only financial information has been derived from the Company’s consolidated financial statements and should be read in conjunction with the Company’s consolidated financial statements.

TIAN RUIXIANG HOLDINGS LTD AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 – RESTRICTED NET ASSETS (continued)

Condensed Financial Information of the Parent Company (continued)

Investment in Subsidiaries

The Company and its subsidiaries were included in the consolidated financial statements where the inter-company balances and transactions were eliminated upon consolidation. For purpose of the Parent Company’s stand-alone financial statements, its investments in subsidiaries were reported using the equity method of accounting. Such investment is presented as “Investment in subsidiaries” on the condensed balance sheets and the subsidiaries’ income is presented as “Share of income from investment in subsidiaries” in the condensed statements of operations.

NOTE 18 – SUBSEQUENT EVENTS

On January 29, 2021, the Company closed its initial public offering (“IPO”) of 3,000,000 Class A ordinary shares, par value $0.001 per ordinary share, at a public offering price of $4 per share. The Company received aggregate gross proceeds of $12 million, before deducting underwriting discounts and other related expenses.

On February 2, 2021, Network 1 Financial Securities, Inc. exercised the over-allotment option to purchase an additional 75,000 ordinary shares at a price of $4.00 per share. The closing for the sale of over-allotment shares took place on February 4, 2021. The Company received aggregate gross proceeds of $0.3 million, before deducting underwriting discounts and other related expenses.

The Company has not timely filed its initial annual report on Form 20-F, for the fiscal year ended October 31, 2020. On April 21, 2021, the Company received a notice (the "Notice") from the Nasdaq Stock Market LLC ("Nasdaq"), indicating that, as a result of not having timely filed the Company’s initial annual report, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission. The Notice has no immediate impact on the listing of the Company's securities, which will continue to trade on Nasdaq, subject to the Company's compliance with other continued listing requirements of Nasdaq. Nasdaq requires the Company to submit a plan no later than May 5, 2021 to regain compliance. If Nasdaq accepts the plan, Nasdaq can grant the Company an exception of up to 180 calendar days from the due date of the Form 20-F, or until August 27, 2021, to regain compliance.

TIAN RUIXIANG Holdings Ltd

Up to 3,000,000 Units

Each Unit Consisting of One Class A Ordinary Share and One Warrant to
Purchase One Class A Ordinary Share

Placement Agent

PROSPECTUS DATED MAY [●], 2021

Until [●]  (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Under the form of indemnification agreement filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of placement agency agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Our Company was formed on March 5, 2019. In connection with its formation, we authorized 50,000,000 and issued 10,000,000 Ordinary Shares, par value $0.001 per share, in return for payment of $50,000, to the following entities: 3,685,000 Ordinary Shares to Wang Investors Co. Ltd.; 3,541,000 Ordinary Shares to Xu Sheng Investors Co., Ltd.; 800,000 Ordinary Shares to Wu Investors Co., Ltd.; 464,000 Ordinary Shares to Feng Investors Co. Ltd.; 464,000 Ordinary Shares to Gao Investors Co. Ltd.; 464,000 Ordinary Shares to Xu Baohai Investors Co. Ltd.; 320,000 Ordinary Shares to Luan Investors Co. Ltd.; and 262,000 Ordinary Shares to Cai Investors Co. Ltd. On April 14, 2020, we effectuated a 1:2 reverse stock split which reduced the total outstanding Ordinary Shares to 5,000,000.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof and Regulation S promulgated thereunder as a transaction by the Registrant not involving any public offering, in which the Registrant and all of such purchasers were non-residents of the United States and all such transactions took place abroad without any directed selling efforts in the United States.

These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibits Index attached to this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(h)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBITS INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Placement Agency Agreement*
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333-235727), as amended, initially filed with the Securities and Exchange Commission on December 27, 2019)
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-235727), as amended, initially filed with the Securities and Exchange Commission on December 27, 2019)
4.2	Form of Warrant*
4.3	Form of Placement Agent Warrant*
5.1	Opinion of Harney Westwood & Riegels regarding the validity of the Class A ordinary shares and warrants being registered*
5.2	Opinion of Hunter Taubman Fischer & Li LLC regarding the enforceability of warrants being registered*
8.1	Opinion of Beijing Jingsh Law Firm regarding certain PRC law matters (included in Exhibits 99.2)*
10.1	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-235727), as amended, initially filed with the Securities and Exchange Commission on December 27, 2019)
10.2	Form of Employment Agreement between the Registrant and each of its executive officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-235727), as amended, initially filed with the Securities and Exchange Commission on December 27, 2019)
10.3	Form of Securities Purchase Agreement*
10.4	Form of Lock-up Agreement*
21.1	Significant Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to the registration statement on Form F-1 (File No. 333-235727), as amended, initially filed with the Securities and Exchange Commission on December 27, 2019)
23.1	Consent of RBSM LLP, an independent registered public accounting firm*
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)*
23.3	Consent of Beijing Jingsh Law Firm (included in Exhibit 99.2)*
23.4	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)*
24.1	Powers of Attorney
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-235727), as amended, initially filed with the Securities and Exchange Commission on December 27, 2019)
99.2	Opinion of Beijing Jingsh Law Firm regarding certain PRC law matters*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on May 27, 2021.

TIAN RUIXIANG Holdings Ltd

By:	/s/ Zhe Wang
Name:	Zhe Wang
Title:	Chairman, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Zhe Wang as the attorney-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, or the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1, or the Registration Statement, to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Zhe Wang	Chairman, Chief Executive Officer, and Director	May 27, 2021
Name: Zhe Wang	(Principal Executive Officer)

/s/ Mingxiu Luan	Chief Financial Officer	May 27, 2021
Name: Mingxiu Luan	(Principal Financial and Accounting Officer)

/s/ Sheng Xu
Name: Sheng Xu	Director	May 27, 2021

/s/ Hai Jiang
Name: Hai Jiang	Director	May 27, 2021

/s/ Benjamin Andrew Cantwell
Name: Benjamin Andrew Cantwell	Director	May 27, 2021

/s/ Michael J. Hamilton
Name: Michael J. Hamilton	Director	May 27, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on May 27, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.